EXHIBIT 7.3
                                                                    -----------



-------------------------------------------------------------------------------



                             COMBINATION AGREEMENT




                                    between

                                  FORDING INC.




                                    - and -

                              TECK COMINCO LIMITED

                                    - and -

                        WESTSHORE TERMINALS INCOME FUND

                                    - and -

                      ONTARIO TEACHERS' PENSION PLAN BOARD

                                    - and -

                       SHERRITT INTERNATIONAL CORPORATION

                                January 12, 2003



-------------------------------------------------------------------------------

                          OSLER, HOSKIN & HARCOURT LLP

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE 1
    DEFINITIONS AND PRINCIPLES OF INTERPRETATION...............................3
    1.1      Definitions.......................................................3
    1.2      Certain Rules of Interpretation..................................13
    1.3      Entire Agreement.................................................14
    1.4      Schedules........................................................15
    1.5      Accounting Matters...............................................15
    1.6      Knowledge........................................................15

ARTICLE 2
    THE COMBINATION...........................................................16
    2.1      The Arrangement..................................................16
    2.2      Funding of the Cash Option.......................................16
    2.3      Agreements of the Parties with respect to the Transaction........17
    2.4      Related Agreements...............................................19
    2.5      Public Announcement..............................................20
    2.6      Implementation Steps for Fording.................................20
    2.7      Support of Transaction...........................................20
    2.8      Effective Date Matters...........................................21
    2.9      Preparation of Filings, etc......................................21

ARTICLE 3
    REPRESENTATIONS AND WARRANTIES............................................22
    3.1      Representations and Warranties of Fording - General..............22
    3.2      Representations and Warranties of Fording - Prairie Operations...27
    3.3      Representations and Warranties of Teck...........................30
    3.4      Representations and Warranties of Westshore......................36
    3.5      Representations and Warranties of OTPP...........................37
    3.6      Representations and Warranties of Sherritt.......................38
    3.7      Representations and Warranties of OTPP and Sherritt
                Regarding Luscar Contributed Assets...........................40
    3.8      Nature and Survival..............................................45

ARTICLE 4
    COVENANTS.................................................................45
    4.1      Covenants of Fording.............................................45
    4.2      Covenants of Other Parties.......................................47
    4.3      Ordinary Course Covenants........................................48
    4.4      Fording Covenants Regarding Non-Solicitation.....................48
    4.5      Right of First Refusal...........................................50
    4.6      Access to information............................................50
    4.7      Completion of Transaction........................................51

ARTICLE 5
    CONDITIONS................................................................51

                               TABLE OF CONTENTS
                                  (continued)

    5.1      Mutual Conditions Precedent......................................51
    5.2      Additional Conditions Precedent to the Obligations
                of Teck and Westshore.........................................53
    5.3      Effect of Breach.................................................54
    5.4      Additional Conditions Precedent to the Obligations
                of Fording....................................................54
    5.5      Effect of Breach.................................................55
    5.6      Additional Conditions Precedent to the Obligations
                of OTPP and Sherritt..........................................55
    5.7      Effect of Breach.................................................56
    5.8      Notice and Cure Provisions.......................................56
    5.9      Satisfaction of Conditions.......................................57

ARTICLE 6
    AMENDMENT AND TERMINATION.................................................57
    6.1      Amendment........................................................57
    6.2      Termination......................................................57
    6.3      Break Fee........................................................59
    6.4      Remedies.........................................................60

ARTICLE 7
    GENERAL...................................................................60
    7.1      Notices..........................................................60
    7.2      Assignment.......................................................62
    7.3      Co-Operation and Further Assurances..............................63
    7.4      Effect on Westshore Trustee......................................63
    7.5      Expenses.........................................................63
    7.6      Execution and Delivery...........................................63
    7.7      Transfer Tax Elections...........................................63
    7.8      Assignment of Tax Pools..........................................63

    SCHEDULE                DESCRIPTION
    --------                -----------

    Schedule 2.1            Amended Plan

    Schedule 2.3(a)         Partnership Agreement Term Sheet

    Schedule 2.3(c)         Prairie Operations Term Sheet

    Schedule 2.3(d)         Teck Contribution Term Sheet

    Schedule 2.3(e)         Fording Contribution Term Sheet

                               TABLE OF CONTENTS
                                  (continued)

    Schedule 2.3(n)         Non-Competition Term Sheet

    Schedule 2.4            Working Capital Term Sheet

    Schedule 2.4            Governance Term Sheet

    Schedule 2.4            Trust Indenture Term Sheet

    Schedule 2.5            Form of Press Release

    Schedule 4.1            Regulatory Approvals

THIS AGREEMENT is made the 12th day of January, 2003

BETWEEN

                FORDING INC.,
                a corporation existing under the laws of Canada
                ("FORDING"),

                                    - and -

                TECK COMINCO LIMITED,
                a corporation existing under the laws of Canada
                ("TECK"),

                                    - and -

                WESTSHORE TERMINALS INCOME FUND,
                an open-ended mutual fund trust existing under the laws of British Columbia
                ("WESTSHORE"),

                                    - and -

                ONTARIO TEACHERS' PENSION PLAN BOARD,
                a corporation existing under the laws of Ontario
                ("OTPP"),

                                    - and -

                SHERITT INTERNATIONAL CORPORATION,
                a corporation existing under the laws of New Brunswick ("SHERRITT").

RECITALS:

A. A meeting of Fording securityholders (the "Securityholders") is scheduled to be held on January 22, 2003 to consider the adoption of a plan of arrangement (the "Plan Of Arrangement") involving Teck and Westshore to reorganize the way in which equity in the business of Fording is held by its Securityholders through the conversion of Fording into the Fording Canadian
Coal Trust (the "Fund"), an open-ended mutual fund trust to be created under the laws of Alberta.

B. Fording, Teck, Westshore, OTPP and Sherritt wish to further enhance the value to Securityholders of the conversion of Fording into an income trust contemplated by the Plan of Arrangement through offering the combination of certain metallurgical coal assets and operations of Teck and the Luscar/CONSOL Joint Ventures (defined below) with the assets of Fording (other than the Fording Prairie Operations and Fording's Industrial Minerals Operations) to be held in a general partnership (the "Partnership") organized under the Fund, together with the contemporaneous cash investments by Teck, Westshore and

Sherritt Coal Partnership II ("SCPII"), a partnership comprised of Sherritt and OTPP, in the Fund and the Partnership to permit the Cash Option to be increased to $1,050 million, all in the manner described herein (collectively, the "Transaction").

C. Luscar Ltd. ("LUSCAR") is a wholly owned subsidiary of Luscar Energy Partnership, a partnership comprised as to 50/50 of wholly-owned subsidiaries of each of OTPP and Sherritt.

D.       Luscar  and  CONSOL   Energy  Inc.   ("CONSOL")   are  joint   venture
participants as to 50/50 in the Cardinal River Coal Joint Venture and the Line Creek Joint Venture (collectively, the "Luscar/CONSOL Joint Ventures").

E. The terms of the Plan of Arrangement previously announced by Fording will be amended to enable Shareholders to elect to receive one unit (a "Unit") of the Fund per Common Share (the "Unit Option") up to a maximum of approximately the number of Common Shares outstanding at Closing less 30 million, being approximately 21,432,477 Units or $35.00 in cash per Common Share (the "Cash Option"), to a maximum of $1,050 million, or a combination of cash and Units, subject to proration as described herein.

F.        Pursuant to the terms of the Amended Plan:

         (i) Certain of Teck's and Teck's Affiliates' North American metallurgical coal assets (consisting primarily of the Elkview Mine), the Luscar/CONSOL Joint Ventures' metallurgical coal assets, (consisting primarily of its Line Creek Mine, Cheviot and the Luscar mines, and its interests in the Neptune Terminal) and Fording's assets (other than its Industrial Minerals Operations, the Prairie Operations and any liabilities associated with the Mount Washington Mine site) will be contributed, directly or indirectly, to the Partnership in order to realize significant synergies.

         (ii) Fording will sell and SCPII or an affiliated entity will purchase the Prairie Operations for $225 million;

         (iii) Fording and Westshore will build upon their historical relationship by having a subsidiary of Westshore enter into a long-term coal terminal agreement with Fording consistent with their existing negotiations.

         (iv) Teck will contribute $125 million to the Partnership to acquire a partnership interest therein.

         (v) Teck will make an investment in Units of the Fund of $150 million.

         (vi) Westshore will make an investment in Units of the Fund of $150 million.

         (vii) SCPII will make an investment in Units of the Fund of $375 million.

         (viii) The combination of the Teck Contributed Assets, the Luscar Contributed Assets and the Fording Contributed Assets will enable Fording to borrow or cause to be borrowed additional funds in the aggregate of $336 million, which will be used to fund, in part, the Cash Option and for other purposes.

G. It is anticipated that the Amended Plan will be considered at a meeting of Securityholders to be held on or about February 19, 2003.

H. In the event that the Amended Plan is approved and implemented, immediately after the Effective Time:

         (i) initial ownership interests in the Partnership will be 65% Fund (indirectly) and 35% Teck; and

         (ii) ownership interests in the Fund will be approximately 45.5% Shareholders (including approximately 6.7% owned by OTPP); 9.1% Teck; 9.1% Westshore; 6.8% Luscar; 6.8% CONSOL and 22.7% SCPII.

I. The board of directors or trustees, as the case may be, of each of Fording, Teck, Westshore, Sherritt and OTPP has determined to consummate the Transaction and has agreed to cooperate in the manner set out herein with a view to consummating the Transaction.

THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1      DEFINITIONS.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

         "ACQUISITION PROPOSAL" means any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, tender offer, purchase of any assets representing greater than 20% of the fair market value of the Transaction, or purchase of more than 20% of the equity (or rights thereto) of Fording or similar transactions or series of transactions involving Fording, excluding the arrangement contemplated by the F/T/W Plan of Arrangement;

         "AFFILIATE" and "ASSOCIATE" (regardless of case) each has the meaning ascribed to it under the Securities Act;

         "AGREEMENT" means this agreement, including all schedules, and all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this agreement;

         "AMENDED ARRANGEMENT" means the arrangement under Section 192 of the CBCA contemplated by the Amended Plan;

         "AMENDED PLAN" means the Plan of Arrangement as amended to give effect to the Transaction contemplated by this Agreement substantially in the form attached as Schedule 2.1;

         "ARRANGEMENT   RESOLUTION"   means  the  special   resolution  of  the
         Securityholders authorizing the Amended Plan to be considered and voted upon by the Securityholders at the Fording Meeting;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Fording contemplated by the Amended Plan that, pursuant to the provisions of
         Section 192(6) of the CBCA, must be filed with the Director after the Final Order has been granted in order for the Amended Arrangement to become effective;

         "BOARD OF DIRECTORS" means the board of directors of Fording;

         "BREAK FEE" has the meaning ascribed to it in Section 6.3(b);

         "BUSINESS DAY" means a day, which is not a Saturday, Sunday or statutory holiday in the Province of Alberta, the Province of British Columbia or the Province of Ontario, on which the principal commercial banks in downtown Calgary, Vancouver and Toronto are generally open for the transaction of commercial banking business;

         "CANADIAN  SECURITIES  REGULATORY  AUTHORITIES"  means the  applicable
         Canadian,   provincial  and  territorial  securities  commissions  and regulatory authorities;

         "CANADIAN TAX ACT" means the INCOME TAX ACT, R.S.C. 1985 c. 1 (5th Supp.);

         "CASH OPTION" has the meaning ascribed to it in the Recitals to this Agreement;

         "CBCA" means the CANADA BUSINESS  CORPORATIONS  ACT,  R.S.C.  1985, c.
         C-44;

         "CCRA" means the Canada Customs and Revenue Agency;

         "CERTIFICATE OF ARRANGEMENT" means the certificate or proof of filing of the Articles of Arrangement to be issued by the Director pursuant to Section 192(7) of the CBCA;

         "CLOSING TIME" has the meaning ascribed to it in Section 2.8;

         "COMMON SHARE" means a common share in the capital of Fording;

         "CONFIDENTIALITY AGREEMENTS" means the Confidentiality Agreements between Fording and each of Teck and Westshore dated November 29, 2002 and between Fording and each of OTPP and Sherritt dated January 10, 2003, and the Confidentiality Agreements between each of Teck and Sherritt and between Westshore and Sherritt dated January 10, 2003:

         "CONSOL" means CONSOL Energy Inc.;

         "CONTRACTS" means a contract, lease, instrument, note, bond, debenture, mortgage, agreement, arrangement or understanding to which a Party, or any of its subsidiaries, is a party to or under which a Party or any of its subsidiaries is bound, has unfulfilled obligations or contingent liabilities or is owed unfulfilled obligations, whether known or unknown, whether asserted or not;

         "COURT" means the Court of Queen's Bench of Alberta;

         "CP ARRANGEMENT AGREEMENT" means the arrangement agreement entered into by CPL and certain of its subsidiaries dated as of July 30, 2001 setting forth the terms on which the parties would undertake a plan of arrangement pursuant to which the operating subsidiaries of CPL would be spun off into separate public companies;

         "CPL" means Canadian Pacific Limited;

         "CPR AGREEMENT" means the agreement between FCL and Canadian Pacific Railway Company dated April 1, 2001;

         "DIRECTOR" means the Director appointed under Section 260 of the CBCA;

         "EFFECTIVE DATE" means the date shown on the Certificate of Arrangement to be issued by the Director giving effect to the Amended Arrangement, which date shall be determined in accordance with Section 2.8;

         "EFFECTIVE TIME" means the first moment in time on the Effective Date;

         "ELKVIEW  MINE"  means  the coal  mine  owned by Teck and  located  in
         southeastern   British   Columbia,   covering   a   surface   area  of
         approximately 23,000 hectares;

         "ENVIRONMENTAL LAW" means any and all applicable Laws relating to the protection of human health and safety or the environment, or relating to hazardous or toxic substances or wastes, pollutants or contaminants;

         "EXCHANGE   OPTIONS"  means  options  to  purchase   Units,   and  any
         accompanying unit appreciation rights, issued under the Exchange Option Plan;

         "EXCHANGE OPTION PLAN" means the Unit option plan of the Fund proposed to be created as part of the Amended Arrangement pursuant to which options to acquire Units and any accompanying unit appreciation rights will be granted to existing Optionholders in exchange ultimately for existing Options and any existing share appreciation rights in the manner contemplated by the Amended Plan;

         "FCL" means Fording Coal Limited/Les Charbons Fording, Limitee, a corporation existing under the CBCA;

         "FCL AMALCO" means the corporation resulting from the amalgamation of Fording and FCL;

         "F/T/W COMBINATION AGREEMENT" means the combination agreement dated December 4, 2002 among Fording, Teck and Westshore;

         "F/T/W PLAN OF ARRANGEMENT" means the plan of arrangement set forth as Schedule "B" to the supplement dated December 8, 2002 to the Information Circular;

         "FX ACKNOWLEDGEMENTS" means the acknowledgements proposed to be obtained by Fording from certain counterparties with whom Fording has entered into certain foreign exchange forward contracts stating that the consummation of the Transaction will not result in any early termination or the occurrence of an event of default under such contracts;

         "FINAL ORDER" means the order of the Court approving the Amended Arrangement;

         "FORDING ANNUAL INFORMATION FORM" means the annual information form of Fording, dated May 16, 2002, for the year ended December 31, 2001;

         "FORDING BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Fording or its subsidiaries is a party to or bound by or under which Fording or its subsidiaries have, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any of its employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees), directors or officers, individuals working on contract with Fording or its subsidiaries or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such Person other than the Fording Prairie Benefit Plans;

         "FORDING  CONTRIBUTED  ASSETS"  means the assets of Fording other than
         (i) its Industrial Minerals Operations, (ii) Fording's rights and obligations in connection with its interests in a former mining operation located at the Mount Washington mine site, and (iii) the Prairie Operations. The Fording Contributed Assets are described in the Fording Contribution Term Sheet attached as Schedule 23(e);

         "FORDING DISCLOSURE LETTER" means the disclosure letter of Fording delivered to the other Parties prior to the execution of this Agreement;

         "FORDING DISCLOSURE RECORD" has the meaning ascribed to it in Section 3.1(e);

         "FORDING FINANCIAL STATEMENTS" means the audited financial statements of Fording for the fiscal year ended December 31, 2001, consisting of a consolidated balance sheet as at December 31, 2001, and the consolidated statements of income and retained earnings and cash flows for the fiscal year ended December 31, 2001, and all notes thereto and the interim unaudited financial statements of Fording for the nine month period ended September 30, 2002;

         "FORDING MEETING" means the special meeting of Securityholders to be held on or before February 19, 2003 and any adjournment(s) or postponement(s) thereof made in accordance with the notice of meeting that forms part of the Information Circular, to consider and to vote on, among other things, the Resolutions;

         "FORDING PRAIRIE BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Fording or its subsidiaries is a party to or bound by or under which Fording or its subsidiaries has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees) employed in connection with the Prairie Operations, directors or officers, individuals working on contract with Fording or its subsidiaries or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such Person, in each case, in connection with the Prairie Operations;

         "FORDING SUBSIDIARY" has the meaning ascribed to it in Section 3.1(a);

         "FUND" has the meaning ascribed to it in the Recitals to this Agreement;

         "FURTHER SUPPLEMENT" means the amendment and supplement to the Information Circular prepared in respect of the Amended Arrangement in form and content acceptable to the Parties acting reasonably;

         "GENESEE AGREEMENTS" means, collectively, the Genesee Coal Mine Operating Agreement between the City of Edmonton and FCS, made as of August 7, 1980, the Genesee Coal Mine Joint Venture Agreement between the City of Edmonton and FCL made as of August 7, 1980, the Genesee Coal Mine Dedication and Unitization Agreement between the City of Edmonton, FCL and the City of Edmonton and FCL as joint venturers made as of August 7, 1980, the Genesee Coal Mine Purchase and Sale Agreement between the City of Edmonton and FCL as joint venturers and the City of Edmonton made as of August 7, 1980 and the Construction Agreement between the City of Edmonton and FCL as joint venturers and FCL, dated August 7, 1980, as the same have been assigned;

         "GOVERNANCE AGREEMENT" means the agreement regarding the governance of the Fund on the terms attached as Schedule 2.4;

         "GOVERNMENTAL AUTHORITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) Canadian Securities Regulatory Authority, self-regulatory organization or stock exchange including without limitation the NYSE and the TSX, (c) any subdivision, agent, commission, board, or authority of any of the foregoing, or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "HOLDERS" means, when used with reference to securities of Fording or the Fund, the holders thereof shown from time to time on the register maintained by or on behalf of Fording or the Fund, as the case may be, in respect of such securities;

         "INDUSTRIAL MINERALS OPERATIONS" means the NYCO Minerals, Inc. operations at Willsboro, New York, the Minera NYCO S.A. de C.V.
         operations located near Hermosillo in the northwestern state of Sonora, Mexico and the American Tripoli, Inc. operations located near Seneca, Missouri;

         "INFORMATION CIRCULAR" means the notice of the Fording Meeting and the management information circular dated November 20, 2002, including all accompanying appendices thereto, sent to Securityholders in connection with the Fording Meeting as amended or supplemented to the date hereof;

         "INTERIM ORDER" means the order of the Court confirming, among other things, the calling and holding of the Fording Meeting and voting thereon, as such order has been and may be amended or varied;

         "LAWS" means all applicable laws (including common law), statutes, regulations, statutory rules, orders, ordinances, and the terms and conditions of any approvals, licences, permits, judgments or other requirements of any applicable published notes and policies of any Governmental Authority, and the term "APPLICABLE", with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

         "LUSCAR" has the meaning ascribed to it in the Recitals to this Agreement;

         "LUSCAR/CONSOL JOINT VENTURES" has the meaning ascribed to it in the Recitals to this Agreement;

         "LUSCAR CONTRIBUTED ASSETS" means the assets of the Luscar/CONSOL Joint Ventures described in the Luscar Contribution Term Sheet, delivered to the Parties on the date hereof, which, pursuant to the Amended Plan, will ultimately be contributed to the Partnership and includes the Line Creek Mine, Cheviot, the Luscar Mine and a 46.4% interest in the Neptune Terminal and associated terminal contracts;

         "LUSCAR DISCLOSURE LETTER" means the disclosure letter in respect of the Luscar Contributed Assets delivered by Sherritt and OTPP to the other Parties prior to the execution of this Agreement;

         "LUSCAR DISCLOSURE RECORD" has the meaning ascribed to it in Section 3.7(d);

         "LUSCAR BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Luscar or the Luscar/CONSOL Joint Ventures is a party to or bound by or under which Luscar or the Luscar/CONSOL Joint Ventures has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any of its employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees), directors or officers, individuals working on contract with Luscar or the Luscar/CONSOL Joint Ventures or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such Person, in each case, in connection with the Luscar Contributed Assets;

         "LUSCAR EMPLOYEES" means the persons currently employed by Luscar or the Luscar/CONSOL Joint Ventures (including for this purpose, dependent contractors) required to operate the Luscar Contributed Assets, being the Persons listed in the Luscar Disclosure Letter;

         "LUSCAR ENTITIES" has the meaning ascribed to it in Section 3.7(a);

         "LUSCAR FINANCIAL STATEMENTS" means the audited financial statements of Luscar Coal Income Fund and Luscar Coal Ltd. included in Appendix C to the SCAI Offer;

         "LUSCAR NEW FINANCIAL STATEMENTS" means the audited financial statements for the Luscar/CONSOL Joint Ventures for the fiscal year ended December 31, 2001 consisting of a balance sheet as of December 31, 2001, and the statements of earnings, owner's equity and cash flows for the fiscal year ended December 31, 2001, and all notes thereto and the interim unaudited financial statements for the Luscar/CONSOL Joint Ventures for the nine month period ended September 30, 2002;

         "MATERIAL ADVERSE CHANGE", when used in connection with a Party or the Fording Contributed Assets, the Prairie Operations, the Teck Contributed Assets or the Luscar Contributed Assets, as the case may be, means any change, effect, event or occurrence with respect to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, contingent, conditional or otherwise), businesses, operations or results of operations of such Party or assets or, if applicable, those of its subsidiaries, that is, or could reasonably be expected to be, material and adverse to such Party or assets and, if applicable, its subsidiaries on a consolidated basis, other than any change, effect, event or occurrence: (i) relating to the economy, political conditions or securities markets in general; (ii) in the case of Fording, the Fording Contributed Assets, the Prairie Operations, the Teck Contributed Assets or the Luscar Contributed Assets, affecting the coal industry in general and which does not have, or could not reasonably be expected to have, a materially disproportionate impact on Fording, the Fording Contributed Assets, the Prairie Operations, the Teck Contributed Assets or the Luscar Contributed Assets, as the case may be, as compared to the other industry participants; or (iii) that is merely itself a change in the market trading price of publicly issued securities of the

         Party; (iv) resulting exclusively from the entering into of this Agreement; or (v) resulting from a change in the market price of metallurgical coal or thermal coal;

         "MATERIAL ADVERSE EFFECT" when used in connection with a Party, means any effect resulting from a Material Adverse Change to a Party;

         "MATERIAL  FACT" has the meaning  ascribed to it under the  Securities
         Act;

         "NEW FORDING" means the corporation resulting from the amalgamation of Fording, FCL Amalco (which results from the amalgamation of FCL and a subsidiary of Fording) and Subco, which will occur as part of the Amended Arrangement;

         "NYSE" means the New York Stock Exchange;

         "OPTIONS" means the outstanding options to purchase Common Shares issued pursuant to Fording's Directors' Stock Option Plan and Key Employee Stock Option Plan;

         "OPTIONHOLDERS" means Holders from time to time of Options;

         "OUTSIDE DATE" means, subject to Section 6.2(e), April 30, 2003 or such later date as may be mutually agreed by the Parties;

         "PARTNERSHIP" has the meaning ascribed to it in the Recitals to this Agreement;

         "PARTNERSHIP AGREEMENT" means the agreement between Fording and Teck on the terms attached as Schedule 2.3(a);

         "PARTY" or "PARTIES" means a signatory or the signatories to this Agreement, respectively;

         "PERSON" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, agency and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

         "PRAIRIE OPERATIONS" means the Fording assets described in the Prairie Operations Term Sheet attached as Schedule 2.3(c), which, for greater certainty, excludes thermal coal that is mined in Fording's metallurgical coal mines;

         "PRE-EFFECTIVE DATE PERIOD" means the period commencing on the execution and delivery of this Agreement and ending at the Closing
         Time, subject to the earlier termination of this Agreement in accordance with its terms;

         "PROPOSED AGREEMENT" has the meaning ascribed to it in Section 4.5(a);

         "PUBLICLY DISCLOSED" means disclosure by a Party in a public filing made by it with either the Canadian Securities Regulatory Authorities on the SEDAR system in Canada or with the Securities and Exchange Commission on the EDGAR system in the United States from December 31, 2001 to the date hereof;

         "PWC RESOLUTION" means the resolution of the Shareholders to be considered and voted upon by the Shareholders at the Fording Meeting, appointing PricewaterhouseCoopers LLP as auditor of the Fund;

         "RBC" means RBC Dominion Securities Inc., a member company of RBC Capital Markets;

         "RBC  FAIRNESS  OPINION"  has the  meaning  ascribed  to it in Section
         2.7(a);

         "REGISTRAR AND TRANSFER AGENT" means Computershare Trust Company of Canada, the registrar and transfer agent of the Common Shares and the Units;

         "REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that an arrangement may only be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Governmental Authority, as set out in
         Schedule 4.1;

         "RESOLUTIONS" means the special resolutions of the Shareholders and the Optionholders, as the case may be, authorizing the Arrangement Resolution, the Unitholder Rights Plan Resolution and the PWC Resolution, to be considered and voted upon by the Shareholders and the Optionholders, as the case may be, at the Fording Meeting;

         "SCAI" means Sherritt Coal Acquisition Inc.;

         "SCAI OFFER" means the offer made by SCAI dated October 25, 2002 as amended December 16, 2002 and January 6, 2003, to acquire all of the issued and outstanding Common Shares;

         "SCPII" has the meaning ascribed to it in the Recitals to this Agreement;

         "SECURITIES ACT" means the SECURITIES ACT (Alberta), R.S.A. 2000, c. S-4, and the rules and regulations promulgated thereunder;

         "SECURITYHOLDERS"  means,  collectively,   the  Shareholders  and  the
         Optionholders;

         "SHAREHOLDERS" means the Holders of Common Shares;

         "SHERRITT ANNUAL INFORMATION FORM" means the annual information form of Sherritt, dated March 15, 2002, for the year ended December 31, 2001;

         "SPECIAL  DISTRIBUTION"  has the  meaning  ascribed  to it in  Section
         2.3(k);

         "SUBCO"   means  4123212   Canada  Ltd.,  an  indirect,   wholly-owned
         subsidiary of Fording with no material assets or liabilities, existing under the laws of Canada;

         "SUBSIDIARY" or "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate, and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

         "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal that, in the good faith determination of the Board of Directors after consultation with its financial advisors and with outside counsel, would, if consummated in accordance with its terms and taking into account the risk of non-completion, reasonably be expected to result in a transaction more favourable to the Securityholders from a financial point of view than the Transaction;

         "TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with the CCRA or any taxing authority relating to taxes;

         "TECK ANNUAL INFORMATION FORM" means the annual information form of Teck, dated March 1, 2002, for the year ended December 31, 2001;

         "TECK CONTRIBUTED ASSETS" means the Teck assets described in the Teck Contribution Term Sheet attached as Schedule 2.3(d), which, pursuant to the Amended Plan, will be contributed to the Partnership;

         "TECK DISCLOSURE LETTER" means the disclosure letter of Teck delivered to the other Parties prior to the execution of this Agreement;

         "TECK DISCLOSURE RECORD" has the meaning ascribed to it in Section 3.3(f);

         "TECK MINE BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Teck or its subsidiaries is a party to or bound by or under which Teck or its subsidiaries has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any of its employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees), directors or officers, individuals working on contract with Teck or its subsidiaries or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such Person in each case, in connection with the Teck Contributed Assets;

         "TECK MINE EMPLOYEES" means the persons currently employed by Teck (including for this purpose, dependent contractors) required to operate the Elkview Mine, being the Persons listed in the Teck Disclosure Letter;

         "TECK MINE FINANCIAL STATEMENTS" means the audited financial statements for the Elkview Mine for the fiscal year ended December 31, 2001 consisting of a balance sheet as of December 31, 2001, and the statements of earnings, owner's equity and cash flows for the fiscal year ended December 31, 2001, and all notes thereto and the interim unaudited financial statements for the Elkview Mine for the nine month period ended September 30, 2002, copies of which have been initialled for identification and delivered by Teck to Fording;

         "TERMINAL AGREEMENT" means the agreement between New Fording, on behalf of the Partnership, and Westshore, on the terms which have been initialed for identification and delivered to Westshore and Fording, respectively;

         "TRANSACTION" has the meaning ascribed to it in the Recitals to this Agreement;

         "TRANSACTION AGREEMENT" means each of the agreements listed in or contemplated by Section 1.4;

         "TRUSTEES" means the trustees of the Fund from time to time;

         "TSX" means the Toronto Stock Exchange;

         "UNIT" means a trust unit of the Fund;

         "UNIT OPTION" has the meaning ascribed to it in the Recitals to this Agreement;

         "UNITHOLDER RIGHTS PLAN RESOLUTION" means the resolution of the Shareholders authorizing the implementation of the Unitholder Rights Plan to be considered and voted upon by the Shareholders at the Fording Meeting;

         "UNITHOLDERS" means the Holders from time to time of the Units;

         "U.S. TAX CODE" means the UNITED STATES INTERNAL REVENUE CODE OF 1986; and

         "WESTSHORE DISCLOSURE LETTER" means the disclosure letter of Westshore delivered to the other Parties prior to the execution of this Agreement.

1.2      CERTAIN RULES OF INTERPRETATION.

In this Agreement:

         (a) CONSENT. Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

         (b) CURRENCY. Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

         (c) GOVERNING LAW. This Agreement is a contract made under and shall be governed by and construed in accordance with the Laws of the Province of Alberta and the federal Laws of Canada applicable in the Province of Alberta. Each Party hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

         (d) HEADINGS. Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (e) INCLUDING. Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

         (f) NO STRICT CONSTRUCTION. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

         (g) NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (h) STATUTORY REFERENCES. A reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

         (i) SUBSIDIARIES. To the extent any representations, warranties, covenants or agreements contained herein relate, directly or indirectly, to a Subsidiary of any Party, each such provision shall be construed as a covenant by such Party to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action. To the extent any covenants or agreements contained herein relate, directly or indirectly, to SCPII, Luscar, the Luscar/CONSOL Joint
                  Ventures or the Luscar Energy Partnership, each such provision shall be construed as a joint and several covenant by OTPP and Sherritt to cause (to the fullest extent to which it is legally capable) such entity to perform the required action.

         (j) TIME. Time is of the essence in the performance of the Parties' respective obligations.

         (k) TIME PERIODS. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3      ENTIRE AGREEMENT.

This Agreement, together with the Confidentiality Agreements and the agreements and documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. For greater certainty, this Agreement supersedes and replaces the F/T/W Combination Agreement, and the term sheet among the Parties of January 10, 2003, which are terminated without liability between the parties. No reliance has been made upon, and there are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

There shall be no liability, either in tort or in contract or otherwise, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, not reduced to writing as part of this Agreement. Each of the Parties agrees that the other Parties will have no remedy in respect of any untrue statement made to it and upon which it relied in entering into this Agreement and that, absent fraud, its only remedy can be for breach of contract under this Agreement.

1.4      SCHEDULES.

The Schedules to this Agreement,  as listed below, are an integral part of this
Agreement:

         SCHEDULE               DESCRIPTION
         --------               -----------
         Schedule 2.1           Amended Plan
         Schedule 2.3(a)        Partnership Term Sheet
         Schedule 2.3(c)        Prairie Operations Term Sheet
         Schedule 2.3(d)        Teck Contribution Term Sheet
         Schedule 2.3(e)        Fording Contribution Term Sheet
         Schedule 2.3(n)        Non-Competition Term Sheet
         Schedule 2.4           Governance Term Sheet
         Schedule 2.4           Working Capital Term Sheet
         Schedule 2.4           Trust Indenture Term Sheet
         Schedule 2.5           Form of Press Release
         Schedule 4.1           Regulatory Approvals

The Luscar Contribution Term Sheet has also been delivered to the Parties on the date hereof.

1.5     ACCOUNTING MATTERS.

Unless otherwise stated, all accounting terms used in this Agreement in respect of any Party shall have the meanings attributable thereto under generally accepted accounting principles applicable to such Party's published financial statements and all determinations of an accounting nature in respect of any Party required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles applicable to such Party's published financial statements and past practice.

1.6      KNOWLEDGE.

Any reference to the knowledge of any Party shall mean, unless otherwise specified, to the best of the knowledge, information and belief of such Party after reviewing all relevant records and making reasonable inquiries regarding the relevant matter of all relevant directors, officers and employees of the Party.

                                   ARTICLE 2
                                THE COMBINATION

2.1      THE ARRANGEMENT.

         (a)      The Amended Plan will be substantially in the form set out in
                  Schedule 2.1, provided the Parties will cooperate to amend such plan to achieve the objectives set out herein (provided further that such amendments are not prejudicial to the Parties).

         (b) The Amended Plan will give Shareholders the option to elect the Cash Option, the Unit Option or a combination of both, subject to maximum available cash of $1,050 million for the Cash Option and maximum available Units for the Unit Option equal to the number of outstanding Common Shares at the Effective Time less 30,000,000.

         (c) The Amended Plan will contemplate the completion of the transactions referenced in Sections 2.2 and 2.3.

         (d)      The  Amended  Plan  may be  amended  from the form set out in
                  Schedule 2.1 including without limitation, the reordering of certain steps or replacing certain amalgamations with windings up provided such amendment does not create a material disadvantage to any of the Parties to this Agreement.

2.2      FUNDING OF THE CASH OPTION.

         (a)      The Cash Option will be funded from several sources:

                  (i) Teck will contribute $125 million to the Partnership in addition to the Teck Contributed Assets and will receive in consideration therefor an interest in the Partnership having the rights described in Schedule 2.3(a), which together with the Partnership interest to be acquired pursuant to Section 2.3(d), will represent a 35% interest in the Partnership and those funds will be paid by the Partnership to New Fording as part of the consideration for the Fording Contributed Assets;

                  (ii) Teck and Westshore will each make the following subscriptions for Units set opposite their name:

                                Teck             $150 million
                                Westshore        $150 million;

                  (iii)    OTPP  and   Sherritt   will  cause  SCPII  or  other
                           Affiliates of OTPP or Sherritt to subscribe for $375 million in Units;

                  (iv) Subco will draw down approximately $336 million from its new credit facilities and make a portion of such funds available to the Fund to refinance Fording's existing debt or pay Fording's expenses or pay for working capital included in the Luscar Contributed Assets and, if necessary, fund the Cash Option; and

                  (v) Fording will receive $225 million from the sale of the Prairie Operations to SCPII (or an affiliated entity) and will make such funds available for the payment of the Cash Option to the extent not used to fund the other obligations specified hereunder, so that an aggregate of $1,050 million will be available to fund the Cash Option and approximately $311 million will be available to pay the Special Distribution, to settle the debt obligations of Fording, and to pay the expenses of the Parties as contemplated herein.

         (b) The entire $1,050 million will be paid to Shareholders pursuant to the Cash Option.

         (c) The expense payments in Section 2.3(p) will be sourced out of the funds referred to in paragraphs 2.2(a)(i) or (v).

2.3      AGREEMENTS OF THE PARTIES WITH RESPECT TO THE TRANSACTION.

         (a) Fording and Teck each agree that prior to the Effective Time, they will enter (and in the case of Teck, also cause Teck-Bullmoose Coal Inc. and Quintette Coal Partnership to enter) into the Partnership Agreement and form the Partnership.

         (b) Fording agrees that it will purchase or cause to be purchased, and Sherritt and OTPP agree to cause the Luscar/CONSOL Joint Ventures to sell the Luscar Contributed Assets on the terms set out in the Luscar Contribution Term Sheet delivered to the Parties on the date hereof. Luscar and CONSOL will be issued shares or debt and shares of Fording or an Affiliate in partial payment for the Luscar Contributed

                  Assets which will be immediately indirectly exchanged for 6.4 million freely tradeable Units (as to 50% of such Units each).

         (c) Fording agrees that it will sell or cause the sale of the Prairie Operations on the terms set out in Schedule 2.3(c) and Sherritt and OTPP agree that they will cause SCPII or an affiliated entity of OTPP or Sherritt to purchase the Prairie Operations for $225 million, subject to adjustments in accordance with Schedule 2.3(a). The Parties will cooperate in structuring this transaction to ensure that no current taxes will be payable by Fording in respect of such transactions to the extent reasonably possible.

         (d) Teck agrees that, as at the Effective Time, it will contribute or cause to be contributed the Teck Contributed Assets to the Partnership in exchange for an interest in the Partnership having the rights described in Schedule 2.3(a), which together with the Partnership interest to be acquired pursuant to Section 2.3(f), will represent a 35% interest in the Partnership, on the terms set out in Schedule 2.3(d).

         (e) Fording agrees that, as at the Effective Time, it will contribute the Fording Contributed Assets on the terms set out in Schedule 2.3(e), and the Luscar Contributed Assets acquired from the Luscar/CONSOL Joint Ventures as contemplated in Section 2.3(b) above, to the Partnership in exchange for an interest in the Partnership having the rights described in Schedule 2.3(a), which will represent a 65% interest in the Partnership.

         (f) Teck agrees that, as at the Effective Time, it will contribute $125 million to the Partnership in exchange for an interest in the Partnership having the rights described in
                  Schedule 2.3(a), which together with the Partnership interest to be acquired pursuant to Section 2.3(d), will represent a 35% interest in the Partnership.

         (g) Each of Teck and Westshore severally (and not jointly nor jointly and severally) agrees that, as of the Effective Time, in accordance with the Amended Plan, each will subscribe for and purchase Units in the aggregate amounts specified below at a purchase price of $35.00 per Unit:

                        Teck             assume just $150 million

                        Westshore        $150 million

         (h) Sherritt and OTPP agree that, as of the Effective Time, they will subscribe for and purchase or will cause SCPII or other Affiliates of OTPP or Sherritt to subscribe for and purchase $375 million in Units at a purchase price of $35.00 per Unit.

         (i) Subco and New Fording will borrow an amount under its new credit facilities, which together with other funds payable to Fording hereunder, will enable it to satisfy the Cash Option, and to pay the Special Distribution, the expenses referred to in Section 2.3(p), its expenses, to refinance its existing indebtedness and fulfill its other obligations hereunder.

         (j) Fording agrees to cause the Fund to issue, as required under the Amended Plan, to Shareholders, Units up to an amount equal to the outstanding Common Shares at the Effective Date less 30 million.

         (k) Each of the Parties agrees that the Fund will make a distribution (the "SPECIAL DISTRIBUTION") of an aggregate of $70 million to all Unitholders as to $35 million at the end of the quarter in which the Effective Date occurs and as to $35 million at the end of the quarter after the quarter in which the Effective Date occurs.

         (l) OTPP agrees that it will elect to receive Units for all of its Common Shares under the Amended Arrangement and will not exercise any dissent or appraisal rights under the Amended Arrangement.

         (m) OTPP and Sherritt will withdraw and terminate the SCAI Offer and publicly announce such withdrawal and termination as part of the press release contemplated by this Agreement and return any Common Shares that are tendered to the SCAI Offer. They shall also cease soliciting proxies under their dissident proxy circular in respect of the Fording Meeting.

         (n)      The  Luscar  Entities  and  New  Fording  will  enter  into a non-competition agreement consistent with Schedule 2.3(n) providing that Luscar will not compete in respect of metallurgical coal operations in Canada for five years.

         (o) The Partnership and the Fund will enter into a non-competition agreement consistent with Schedule 23(n) providing that the Partnership, New Fording and the Fund (but not Teck or any of its other Affiliates) will not compete in respect of thermal coal operations in Canada for five years.

         (p) Fording on its own behalf and on behalf of New Fording (its successor by amalgamation or liquidation) agrees that it shall bear its own expenses in respect of the Transaction and that upon completion of the Amended Arrangement, as at the Closing Time, directly or indirectly it will pay the following amount as a reimbursement of and as a contribution to expenses and costs of the Parties:

                       Teck and Westshore (or their designees)    $25 million

                       OTPP and Sherritt (or their designees)     $50 million

         Fording and New Fording shall be obligated to make the payments in the amounts stated, and no Party is required to itemize or prove the particular expenses reimbursed or costs contributed to in order to be entitled to the payment stipulated. Fording and New Fording shall not be obligated to pay any more than the amount stipulated regardless of the expenses and costs actually incurred by a Party. The manner of payment shall be structured to maximize tax efficiency for Fording without prejudice for the other Parties.

The Parties agree that the transactions set forth in items (b) through (h) and item (j) above will be undertaken in accordance with the Amended Arrangement.

2.4      RELATED AGREEMENTS.

         At the Closing Time:

         (a) Each of the Parties will enter into and deliver or cause its respective Affiliates or associates, as appropriate, to enter and deliver, one to the others, the Transaction Agreement to which it or its Affiliates or associates is a Party;

         (b) New Fording, on behalf of the Partnership, and Westshore will enter into, and deliver, one to the other, the Terminal Agreement; and

         (c) If not previously formed, the Fund will be formed pursuant to a trust indenture in accordance with the Trust Indenture Term Sheet attached to this Agreement as Schedule 2.4.

2.5      PUBLIC ANNOUNCEMENT.

Immediately upon signing of this Agreement, the Parties shall jointly issue for public dissemination the press release attached to this Agreement as Schedule
2.5 and shall file such press release with the TSX and in prescribed form with the U.S. Securities and Exchange Commission and each Party (other than OTPP) shall file, as required, on a timely basis, a material change report in prescribed form with the Canadian Securities Regulatory Authorities.

2.6      IMPLEMENTATION STEPS FOR FORDING.

Fording shall, except to the extent that the Board of Directors has changed its recommendation in respect of the Transaction, do the following:

         (a) mail the Further Supplement to Securityholders in accordance with the Interim Order and applicable Laws;

         (b) subject to the Interim Order, hold the Fording Meeting in a timely fashion for the purpose of considering the Resolutions, and for any other proper purpose as may be set out in the notice for such meeting and conduct such meeting in accordance with the Interim Order, applicable Laws and Fording's by-laws;

         (c) use commercially reasonable efforts to solicit from the Securityholders proxies in favour of the approval of the Resolutions, as applicable, and take all other action that is necessary or desirable to secure the approval of the Resolutions by the Securityholders, as applicable;

         (d) subject to obtaining the approvals as are required by the Interim Order, apply to the Court for the Final Order and diligently pursue its issuance; and

         (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each Party, on the date contemplated in Section 2.8, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Transaction and diligently pursue such endorsement and filing.

2.7      SUPPORT OF TRANSACTION.

Fording represents and warrants to Teck, Westshore, Sherritt and OTPP that:

         (a) it has received the oral opinion of RBC (the "RBC FAIRNESS OPINION") that, as of the date hereof, the consideration to Shareholders under the Amended Arrangement is fair from a financial point of view to Shareholders;

         (b) subject to the provisions of Section 4.4 relating to the existence of a Superior Proposal and provided that RBC has delivered and not withdrawn the RBC Fairness Opinion, each director of Fording has advised that he intends to vote all Common Shares held by him in favour of the Amended Arrangement and will so represent in the Further Supplement;

         (c) subject to the provisions of Section 4.4 relating to the existence of a Superior Proposal and provided that RBC has delivered and not withdrawn the RBC Fairness Opinion, the Board of Directors (i) has advised that they will unanimously recommend acceptance of the Amended Arrangement to
                  Securityholders and will so represent in the Further Supplement; and (ii) will include a statement in the Further Supplement that the Amended Arrangement is fair to Securityholders and is in the best interests of Fording.

2.8      EFFECTIVE DATE MATTERS.

The Effective Date shall be not more than the 5th Business Day following the later of the date of issuance of the Final Order (unless appealed, in which case, the Effective Date shall be the date such appeal is dismissed or withdrawn) and the date upon which the last Regulatory Approval is obtained, or on such other date as the Parties agree. Closing shall take place at the offices of Osler, Hoskin & Harcourt LLP in Calgary at 7:00 a.m. (Mountain Standard Time) on the Effective Date or at such other place, date and time as the Parties shall agree (the "Closing Time"). Each Party shall deliver, at the closing of the Transaction, such customary certificates, resolutions and other customary closing documents as may be required by the other Parties, acting reasonably.

2.9      PREPARATION OF FILINGS, ETC.

         (a) Each Party shall furnish to the other Parties all information that may be required (i) under applicable Laws for inclusion in or filing with the Further Supplement or (ii) subject to any contractual confidentiality restrictions which the Party has been unable to obtain a waiver with respect thereto in order to implement the other actions described in Article 2.

                  Each Party covenants with and represents and warrants to the other Parties that information to be furnished by it (to the best of its knowledge in the case of information concerning its securityholders and Affiliates) in connection with such Further Supplement, actions or otherwise in connection with the consummation of the Transaction will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or which is necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished. In particular, Teck shall provide Fording with the Teck Mine Financial Statements and, if required, the consent of its auditor in respect thereof for inclusion in the Further Supplement, and Sherritt and OTPP shall provide Fording with the Luscar New Financial Statements and the consents of the auditors in respect thereof for inclusion in the Further Supplement if Fording receives advice from its auditor and counsel that such financial statements and consent are required to be included in the Further Supplement.

         (b) Each Party shall promptly notify the others if, at any time before the Closing Time, it becomes aware that the Further Supplement, an application for an order or any other document described herein contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements contained therein not misleading in the light of the circumstances in which they are made, or that otherwise requires an amendment or further supplement to the Information Circular or such application or other document. In any such event, each Party shall cooperate in the preparation of any such supplement or amendment to the Information Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to Securityholders and/or filed with the relevant Governmental Authorities.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF FORDING - GENERAL.

Fording represents and warrants to and in favour of the other Parties as follows and acknowledges that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) Fording is a corporation incorporated and validly existing under the Laws of Canada and has the corporate power to own or lease its property, to carry on its business as now being conducted and enter into this Agreement; each material subsidiary of Fording, being for purposes hereof, each subsidiary whose total assets constitute more than 10% of the consolidated assets of Fording or whose total revenues constitute more than 10% of the consolidated revenues of Fording, in each case as determined by reference to the Fording Financial Statements (a "Fording Subsidiary"), is a corporation incorporated and validly existing under the Laws of its jurisdiction of incorporation and such subsidiary has the corporate power to own or lease its property and to carry on its business as now being conducted by it;

         (b) Fording has all necessary corporate power and capacity to enter into this Agreement and to carry out its obligations hereunder, subject to Shareholder approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of Fording;

         (c) this Agreement is a legal, valid and binding obligation of Fording, enforceable against Fording in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (d) the approval, execution and delivery of this Agreement by Fording, the performance by it of its obligations under such agreement and the completion of the Transaction, will not:

                  (i) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A) its certificate of incorporation, articles, by-laws or other charter documents;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Fording; or

                           (C) subject to obtaining the consents required by the CP Arrangement Agreement, the Genesee Agreements, the CPR Agreement, the FX Acknowledgments and the documents disclosed as requiring consent in the Fording Disclosure Letter, any contract, license, permit or government grant to which Fording or any Fording Subsidiary is a party or by which it is bound or subject or is the beneficiary, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Fording;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Fording Subsidiary except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Fording; or

                  (iii) restrict, hinder, impair or limit the ability of Fording or any Fording Subsidiary to carry on business in the manner in which it is currently being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Fording;

         (e) Fording has prepared and filed all documents required to be filed by it with the Alberta Securities Commission in connection with its status as a "reporting issuer" under the Securities Act and other applicable Laws, and with those other jurisdictions where it is a reporting issuer or the equivalent as required to be filed by it in connection with such status (collectively the "Fording Disclosure Record"), and such documents, as of the date they were filed, complied in all material respects with applicable Laws and did not fail to state a material fact required to be stated in order to make the statements contained therein not misleading in light of the circumstances in which they were made. No Material Adverse Change has occurred in relation to Fording that is not disclosed in the Fording Disclosure Record and Fording has not filed any confidential material change reports as part of the Fording Disclosure Record that continue to be confidential;

         (f) except as has been disclosed in the Fording Disclosure Record, no Person has any agreement, option, right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Fording or of any Fording Subsidiary except for individuals granted Options prior to December 4, 2002 under Fording's stock option plans and by virtue of this Agreement;

         (g) the Fording Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Fording, on a consolidated basis, as at the date thereof and the revenues, earnings, and results of operations of Fording, on a consolidated basis, for the periods presented;

         (h) since December 31, 2001, and other than as disclosed in the Fording Disclosure Letter, the Fording Disclosure Record or the press release dated January 6, 2003 disclosed in the Westshore Disclosure Letter, there has not been any Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of Fording, on a consolidated basis;

         (i) except as has been disclosed in the Fording Disclosure Letter, there is no suit, action or proceeding pending, or to the knowledge of Fording, threatened against Fording or any

                  Fording Subsidiary that would materially impede Fording's ability to complete the Transaction or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Fording, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Fording or any Fording Subsidiary outstanding against Fording or any Fording Subsidiary causing, or which in so far as can reasonably be foreseen, in the future would materially impede Fording's ability to complete the Transaction or that would cause a Material Adverse Effect on Fording;

         (j) except as disclosed in the Fording Disclosure Letter, there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of Fording or any Fording Subsidiary that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Fording taken as a whole and neither Fording nor any Fording Subsidiary has violated or infringed any Environmental Law now in effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fording; except as disclosed in the Fording Disclosure Letter neither Fording nor any Fording Subsidiary has violated or infringed any then current Environmental Law as applied at that time, other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Fording;

         (k) except as disclosed in the Fording Disclosure Letter, each of Fording and each Fording Subsidiary has good and marketable (and in the case of equipment valid as opposed to marketable) title, applying customary standards in the mining industry, to its operating properties, equipment and mineral reserves and resources (other than property as to which Fording or a Fording Subsidiary is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Fording;

         (l) the reserves and resources of Fording as set forth in the Fording Annual Information Form, were prepared in accordance with accepted engineering practices and were, at such date, in compliance in all material respects with the requirements applicable to the presentation of such reserves and resources in documents filed with the Alberta Securities Commission, including without limitation, the provisions of National Instrument 43-101;

         (m) each of Fording and each Fording Subsidiary has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Fording;

         (n) each of Fording and each Fording Subsidiary has its assets insured against loss or damage as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages will be continued in full force and effect to and including the Effective Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on Fording;

         (o) each of Fording and each Fording Subsidiary has duly filed on a timely basis all material tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, in each case, of a material nature, and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; except as has been disclosed in the Fording Disclosure Letter, there are no material actions, suits, or claims asserted or assessed against Fording or any Fording Subsidiary in respect of taxes, governmental charges or assessments, nor any material matters under discussion with the CCRA or any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority;

         (p) except as discussed in the Fording Disclosure Letter, the business of Fording and the business of each Fording Subsidiary is being and has been conducted in all material respects in compliance with all applicable Laws, regulations and ordinances of all Governmental Authorities having jurisdiction, except where the failure to comply has not been and would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Fording; neither Fording nor any Fording Subsidiary has been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified Fording or any such subsidiary of such Governmental Authority's intention to commence or to conduct any investigation that would be reasonably likely to have a Material Adverse Effect on Fording;

         (q) other than as set forth in the Fording Disclosure Letter and other than as contemplated herein, neither Fording nor any of its Affiliates is a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business, other than such restrictive covenants, which individually or in the aggregate, directly or indirectly, have not had or could not reasonably be expected to have a Material Adverse Effect on Fording;

         (r) except as disclosed in the Fording Disclosure Letter, the Fording Contributed Assets are being and have been operated in all material respects in compliance with all applicable Laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply has not been and would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Fording or the Fording Contributed Assets; Fording has not been notified by any Governmental Authority of any investigation relating to the Fording Contributed Assets that is pending or threatened, nor has any Governmental Authority notified Fording of such Governmental Authority's intention to commence or to conduct any investigation relating to the Fording Contributed Assets;

         (s) except as set out in the Fording Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on
                  Fording:

                  (i) the Fording Benefit Plans comply in all respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

                  (ii) none of the Fording Benefit Plans, other than plans which provide only monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to Fording employees or former Fording employees or to the beneficiaries or dependants of such employees;

                  (iii) all benefits accrued under the Fording Benefit Plans have been properly accrued on the Fording Financial Statements in accordance with generally accepted accounting principles;

                  (iv) no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Fording Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any material taxes, penalties, payments or levies under applicable Laws;

         (t) except as disclosed in the Fording Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Fording, to the knowledge of Fording there are in respect of any of Fording's employees who will be made available to the Partnership on an agency basis:

                  (i)      no   legal   proceedings   involving    governmental
                           tribunals;

                  (ii)     no    collective    agreements    currently    under
                           negotiation; and

                  (iii) no labour disputes, grievances, strikes or lockouts, pending or threatened;

         (u)      the assets set forth under the heading  "PURCHASED ASSETS" in
                  Schedule 2.3(e) are all the assets comprising the Fording Contributed Assets; and

         (v) except as set out in the Fording Disclosure Letter, Fording is up to date in respect of all of its reclamation bonding requirements in all material respects.

3.2      REPRESENTATIONS AND WARRANTIES OF FORDING - PRAIRIE OPERATIONS.

Fording represents and warrants to and in favour of OTPP and Sherritt as follows and acknowledges that OTPP and Sherritt are relying upon same in connection with the transactions contemplated herein:

         (a) except as disclosed in the Fording Disclosure Letter, there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting the Prairie Operations of Fording that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Prairie Operations and neither Fording nor any Fording Subsidiary has violated or infringed, in respect of the Prairie Operations, any Environmental Law now in effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Prairie Operations; except as disclosed in the Fording Disclosure Letter neither Fording nor any Fording Subsidiary has violated or infringed, in respect of the Prairie Operations, any then current Environmental Law as applied at that time, other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on the Prairie Operations;

         (b) except as disclosed in the Fording Disclosure Letter, each of Fording and each Fording Subsidiary has good and marketable (and in the case of equipment valid as opposed to marketable) title, applying customary standards in the mining industry, to its operating properties and equipment and mineral reserves and resources included in the Prairie Operations (other than property as to which Fording or a Fording Subsidiary is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Prairie Operations;

         (c) the reserves and resources of Fording included in the Prairie Operations as set forth in the Fording Annual Information Form were prepared in accordance with accepted engineering practices and were, at such date, in compliance in all material respects with the requirements applicable to the presentation of such reserves and resources in documents filed with the Alberta Securities Commission, including without limitation, the provisions of National Instrument 43-101;

         (d) each of Fording and each Fording Subsidiary has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted with respect to its Prairie Operations, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on the Prairie Operations;

         (e) each of Fording and each Fording subsidiary has its assets included in the Prairie Operations insured against loss or damage as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages will be continued in full force and effect to and including the Effective Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on the Prairie Operations;

         (f) except as has been disclosed in the Fording Disclosure Letter, there is no suit, action or proceeding pending, or to the knowledge of Fording, threatened against Fording or any Subsidiary of Fording that would impede Fording's ability to complete the Transaction or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Prairie Operations, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Fording or any Subsidiary outstanding against Fording or any subsidiary causing, or which in so far as can reasonably be foreseen, in the future would materially impede Fording's ability to complete the Transaction or that would cause, a Material Adverse Effect on Fording or the Prairie Operations;

         (g) with respect to its Prairie Operations, other than as set forth in the Fording Disclosure Letter and other than as
                  contemplated   herein,   neither   Fording  nor  any  of  its
                  Affiliates is a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business, other than such restrictive covenants, which individually or in the aggregate, directly or indirectly, have not had or could not reasonably be expected to have a Material Adverse Effect on the Prairie Operations;

         (h) except as disclosed in the Fording Disclosure Letter, the Prairie Operations are being and have been operated in all material respects in compliance with all applicable Laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply has not been and would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Prairie Operations; Fording has not been notified by any Governmental Authority of any investigation relating to the Prairie Operations that is pending or threatened, nor has any Governmental Authority notified Fording of such Governmental Authority's intention to commence or to conduct any investigation relating to the Prairie Operations;

         (i) except as set out in the Fording Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Prairie Operations in so far as they apply to the Prairie
                  Operations:

                  (i) the Fording Prairie Benefit Plans comply in all respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

                  (ii) none of the Fording Prairie Benefit Plans, other than plans which provide only monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to Fording employees or former Fording employees or to the beneficiaries or dependants of such employees;

                  (iii) all benefits accrued under the Fording Prairie Benefit Plans have been properly accrued on the Fording Financial Statements in accordance with generally accepted accounting principles;

                  (iv) no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Fording Prairie Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any material taxes, penalties, payments or levies under applicable Laws;

                  (v)      all of the Fording  Prairie Benefit Plans are either
                           (A) fully insured or (B) fully funded in accordance with applicable Laws on a going concern solvency basis and winding-up solvency basis;

         (j) except as disclosed in the Fording Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Prairie Operations, to the knowledge of Fording there are in respect of any of Fording's employees employed in connection with the Prairie Operations:

                  (i)      no   legal   proceedings   involving    governmental
                           tribunals;

                  (ii)     no    collective    agreements    currently    under
                           negotiation; and

                  (iii) no labour disputes, grievances, strikes or lockouts, pending or threatened.

         (k)      the assets set forth under the heading  "PURCHASED ASSETS" in
                  Schedule 2.3(c) are all the assets comprising Fording's Prairie Operations; and

         (l) since December 31, 2001, and other than as disclosed in the Fording Disclosure Letter or the Fording Disclosure Record, there has not been any Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings on business of the Prairie Operations, on a consolidated basis.

3.3      REPRESENTATIONS AND WARRANTIES OF TECK.

Teck represents and warrants to and in favour of the other Parties as follows and acknowledges that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) Teck is a corporation incorporated and validly existing under the Laws of Canada and has the corporate power to own or lease its property, to carry on its business as now being conducted;

         (b) Teck has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of Teck; without limiting the generality of the foregoing, Teck has the necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder, on a basis which does not require Teck to seek the prior approval of its shareholders;

         (c) this Agreement is a legal, valid and binding obligation of Teck, enforceable against Teck in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (d) the approval, execution and delivery of this Agreement by Teck, the performance by it of its obligations under such agreement and the completion of the Transaction, will not:

                  (i) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A) its certificate of incorporation, articles, by-laws or other charter documents;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Teck Contributed Assets; or

                           (C) any contract, license, permit or government grant to which Teck is a party or by which it is bound or subject or is the beneficiary, except as disclosed in the Teck Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Teck Contributed Assets;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of its assets except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Teck Contributed Assets; or

                  (iii) restrict, hinder, impair or limit the ability of any Teck Contributed Assets to be operated in the manner in which they are currently being operated, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Teck Contributed Assets.

         (e) the Teck Mine Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Teck Contributed Assets as at the date thereof and the revenues, earnings, and results of operations of the Teck Contributed Assets for the periods presented;

         (f) no Material Adverse Change has occurred in relation to the Teck Contributed Assets that is not disclosed in documents required to be filed by Teck with the British Columbia Securities Commission in connection with its status as a "reporting issuer" under the British Columbia Securities Act and other applicable Laws, and with those other jurisdictions where it is a reporting issuer or the equivalent as required to be filed by it in connection with such status (collectively the "Teck Disclosure Record"), and Teck has, in respect of all disclosure relating to the Teck Contributed Assets complied in all material respects with applicable Laws and has not failed to state a material fact required to be stated in order to make the statements contained therein not misleading in light of the circumstances in which they were made. Teck has not filed any confidential material change reports relating in any way to the Teck Contributed Assets as part of the Teck Disclosure Record that continue to be confidential;

         (g) since December 31, 2001, and other than as disclosed in the Teck Disclosure Letter or the Teck Disclosure Record, there has not been any Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of Teck or the Teck Contributed Assets;

         (h) there is no suit, action or proceeding pending, or to the knowledge of Teck, threatened against Teck or any subsidiary of Teck that would impede Teck's ability to complete the Transaction or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Teck Contributed Assets, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Teck or any subsidiary outstanding against Teck or any subsidiary causing, or which in so far as can reasonably be foreseen, in the future would materially impede Teck's ability to complete the Transaction or that would cause, a Material Adverse Effect on Teck or the Teck Contributed Assets;

         (i) except as disclosed in the Teck Disclosure Letter, there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting the Teck
                  Contributed Assets that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Teck or the Teck Contributed Assets, and the operation of the Teck Contributed Assets by Teck has not violated or infringed any Environmental Law now in effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Teck or the Teck Contributed Assets; the operation of the Teck Contributed Assets by Teck has not violated or infringed any then current Environmental Law as applied at that time, other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Teck or the Teck Contributed Assets;

         (j) except as disclosed in the Teck Disclosure Letter, Teck has good and marketable (and in the case of equipment valid as opposed to marketable) title to the Teck Contributed Assets, applying customary standards in the mining industry, including its operating properties, equipment and mineral reserves and resources (other than leasehold property as to which Elkview is a lessee, in respect of which Elkview has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Teck or the Teck Contributed Assets; other than the Bullmoose assets, which are owned in a joint venture, Teck is exclusively entitled to possess and dispose of the Teck Contributed Assets;

         (k) the reserves and resources of the Teck Contributed Assets as set forth in the Teck Annual Information Form were prepared in accordance with accepted engineering practices and were, at such date, in compliance in all material respects with the requirements applicable to the presentation of such reserves and resources in documents filed with the British Columbia Securities Commission, including without limitation, the provisions of National Instrument 43-101;

         (l) except as disclosed in the Teck Disclosure Letter, Teck has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business in respect of the Teck Contributed Assets as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Teck or the Teck Contributed Assets;

         (m) each of Teck and each subsidiary of Teck has duly filed on a timely basis all material tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, in each case, of a material nature, and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no material actions, suits, or claims asserted or assessed against Teck or any subsidiary of Teck in respect of taxes, governmental charges or assessments, nor any material matters under discussion with the CCRA or any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority except as would not, individually or in the aggregate, reasonably be expected to impede Teck's ability to consummate the Transaction or to create a lien or encumbrance on the Teck Contributed Assets;

         (n) the Teck Contributed Assets are being and have been operated in all material respects in compliance with all applicable Laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply has not been and would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Teck or the Teck Contributed Assets; Teck has not been notified by any Governmental Authority of any investigation relating to the Teck Contributed Assets that is pending or threatened, nor has any Governmental Authority notified Teck of such Governmental Authority's intention to commence or to conduct any investigation relating to the Teck Contributed Assets;

         (o) except as set out in the Teck Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Teck or the Teck Contributed Assets:

                  (i) the Teck Mine Benefit Plans comply in all respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

                  (ii) none of the Teck Mine Benefit Plans, other than plans which provide only monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to Teck Mine Employees or former Teck Mine Employees or to the beneficiaries or dependants of such employees;

                  (iii) all benefits accrued under the Teck Mine Benefit Plans have been properly accrued on the Teck Mine Financial Statements in accordance with generally accepted accounting principles; and

                  (iv) no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Teck Mine Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any material taxes, penalties, payments or levies under applicable Laws;

         (p)      with respect to Teck Mine Employees:

                  (i) the Teck Disclosure Letter sets forth as of December 3, 2002 a list of all Teck Mine Employees, together with the titles and material terms of employment, including service date, current wages, salaries or hourly rate of pay of, and bonus (whether monetary or otherwise) paid or payable to each such Teck Mine Employee and the date upon which such wage, salary, rate or bonus became effective, and there has been no material change in respect of such matters;

                  (ii) the Teck Disclosure Letter sets forth a complete list of all collective agreements to which any of the Teck Mine Employees are subject;

                  (iii) except as set forth at item (ii) above and except for those written or oral employment contracts with salaried Teck Mine Employees identified in the Teck Disclosure Letter, there are no written or oral contracts of employment entered into with any employees that will be binding upon the Partnership upon completion of the Transaction and that are not terminable on the giving of reasonable notice in accordance with applicable Laws;

                  (iv) except for the Teck Mine Benefits Plans, there are no pension or benefit plans covering the Teck Mine Employees and no employment policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or terms or conditions upon which Teck Mine Employees may be terminated, which will be binding upon the
                           Partnership or FCL following completion of the Transaction;

                  (v) the amount of salaries, bonuses, and other remuneration including vacation pay and unpaid earned wages of the Teck Mine Employees as of the Effective Date will have been paid in full, and there is not currently and will not at the Effective Time be any outstanding assessment, order, certificate, lien or judgment under any employment standards, health and safety or other employment legislation;

                  (vi) the records maintained by Teck and which will be delivered to Fording at the Closing Time relating to the Teck Mine Employees accurately set out all banked vacation entitlement, regular and supplementary vacation pay, banked and deferred overtime compensation, time-off entitlement, accumulated time-off entitlement, severance and retirement benefits and any other emoluments or benefits due or accruing; and

                  (vii) except for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Teck Contributed Assets, to the knowledge of Teck, there are in respect of the Teck Mine Employees:

                           (A) no legal proceedings involving governmental tribunals;

                           (B) no collective agreements currently under negotiation; and

                           (C) no labour disputes, grievances, strikes or lockouts, pending or threatened.

         (q) Teck has available to it sufficient cash resources or committed credit facilities in order to allow it to complete its obligations hereunder;

         (r) except as herein contemplated, Teck has not entered into any agreement or understanding with any Person regarding the manner in which it will exercise the rights to any Units of the Fund which it will hold;

         (s) other than as contemplated herein, neither Teck nor any of its Affiliates is a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business other than such restrictive covenants which individually or in the aggregate, directly or indirectly, have not had or could not reasonably be expected to have a Material Adverse Effect on the Teck Contributed Assets;

         (t) the Teck Contributed Assets are insured against loss or damage as is appropriate to such assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages will be continued in full force and effect to and including the Effective Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on the Teck Contributed Assets;

         (u) the Teck Contributed Assets (other than those owned by Quintette Coal Partnership and Teck-Bullmoose Coal Inc.) comprise all assets used by Teck to carry on the business conducted by Teck at the Elkview Mine; and

         (v) except as set out in the Teck Disclosure Letter, Teck is up to date in all of its reclamation bonding in all material respects.

3.4      REPRESENTATIONS AND WARRANTIES OF WESTSHORE.

Westshore represents and warrants to and in favour of the other Parties as follows and acknowledges that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) Westshore is a trust validly existing under the Laws of British Columbia and has the power to own or lease its property, to carry on its business as now being conducted;

         (b) Westshore has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of Westshore; without limiting the generality of the foregoing, Westshore has the necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder, on a basis which does not require Westshore to seek the prior approval of its securityholders;

         (c) this Agreement is a legal, valid and binding obligation of Westshore, enforceable against Westshore in accordance with its terms subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (d) the approval, execution and delivery of this Agreement by Westshore, the performance by it of its obligations under such agreement and the completion of the Transaction, will not:

                  (i) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A) its declaration of trust or other charter documents;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction; or

                           (C) any contract, license, permit or government grant to which Westshore is party or by which it is bound or subject or is the beneficiary, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of its assets except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction; or

                  (iii) restrict, hinder, impair or limit the ability of Westshore to carry on business as and where it is now being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

         (e) except as disclosed in the Westshore Disclosure Letter, there is no suit, action or proceeding pending, or to the knowledge of Westshore, threatened against Westshore that would materially impede Westshore's ability to complete the Transaction, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Westshore outstanding against Westshore causing, or which in so far as can reasonably be foreseen, in the future would materially impede Westshore's ability to complete the Transaction;

         (f) Westshore has available to it sufficient cash resources or committed credit facilities in order to allow it to complete its obligations hereunder; and

         (g) except as contemplated herein, Westshore has not entered into any agreement or understanding with any Person regarding the manner in which it will exercise the rights to any Units of the fund which it will hold.

3.5      REPRESENTATIONS AND WARRANTIES OF OTPP.

OTPP represents and warrants to and in favour of the other Parties as follows and acknowledges that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) OTPP is a non-share capital corporation validly existing under the Laws of Ontario and has the power to own or lease its property, and to carry on its business as now being conducted;

         (b) OTPP has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of OTPP; without limiting the generality of the foregoing, OTPP has the necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder, on a basis which does not require OTPP to seek the prior approval of its members;

         (c) this Agreement is a legal, valid and binding obligation of OTPP, enforceable against OTPP in accordance with its terms subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (d) the approval, execution and delivery of this Agreement by OTPP, the performance by it of its obligations under such agreement and the completion of the Transaction, will not:

                   (i) result (with or without notice or the passage of time) in a violation or breach of or require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A) its certificate of incorporation, articles, by-laws or other charter documents;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction; or

                           (C) any contract, license, permit or government grant to which OTPP is party or by which it is bound or subject or is the beneficiary, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of its assets except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction; or

                  (iii) restrict, hinder, impair or limit the ability of OTPP to carry on business as and where it is now being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

         (e) there is no suit, action or proceeding pending, or to the knowledge of OTPP, threatened against OTPP that would materially impede OTPP's ability to complete the Transaction, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over OTPP outstanding against OTPP causing, or which in so far as can reasonably be foreseen, in the future would materially impede OTPP's ability to complete the Transaction;

         (f) OTPP has available to it sufficient cash resources or committed credit facilities in order to allow it to complete its obligations hereunder; and

         (g) except as contemplated herein, OTPP has not entered into any agreement or understanding with any Person regarding the manner in which it will exercise the rights to any Units of the Fund which it will hold.

3.6      REPRESENTATIONS AND WARRANTIES OF SHERRITT.

Sherritt represents and warrants to and in favour of the other Parties as follows and acknowledges that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) Sherritt is a corporation validly existing under the Laws of New Brunswick and has the power to own or lease its property, to carry on its business as now being conducted;

         (b) Sherritt has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of Sherritt; without limiting the generality of the foregoing, Sherritt has the necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder, on a basis which does not require Sherritt to seek the prior approval of its securityholders;

         (c) this Agreement is a legal, valid and binding obligation of Sherritt, enforceable against Sherritt in accordance with its terms subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (d) the approval, execution and delivery of this Agreement by Sherritt, the performance by it of its obligations under such agreement and the completion of the Transaction, will not:

                  (i) result (with or without notice or the passage of time) in a violation or breach of or require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A) its certificate of incorporation, articles, by-laws or other charter documents;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction: or

                           (C) any contract, license, permit, government grant to which Sherritt is party or by which it is bound or subject or is the beneficiary, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of its assets except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction; or

                  (iii) restrict, hinder, impair or limit the ability of Sherritt to carry on business as and where it is now being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction;

         (e) there is no suit, action or proceeding pending, or to the knowledge of Sherritt, threatened against Sherritt that would materially impede Sherritt's ability to complete the Transaction, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Sherritt outstanding against Sherritt causing, or which in so far as can reasonably be foreseen, in the future would materially impede Sherritt's ability to complete the Transaction;

         (f) Sherritt has available to it sufficient cash resources or committed credit facilities in order to allow it to complete its obligations hereunder; and

         (g) except as contemplated herein, Sherritt has not entered into any agreement or understanding with any Person regarding the manner in which it will exercise the rights to any Units of the Fund which it will hold.

3.7 REPRESENTATIONS AND WARRANTIES OF OTPP AND SHERRITT REGARDING LUSCAR CONTRIBUTED ASSETS.

OTPP and Sherritt, jointly and severally, represent and warrant to and in favour of the other Parties as follows and acknowledge that the other Parties are relying upon same in connection with the transactions contemplated herein:

         (a) each entity that is controlled by Sherritt and OTPP which is a seller of the Luscar Contributed Assets and each entity which owns or has an interest in any part of the Luscar Contributed Assets (the "LUSCAR ENTITIES") is duly incorporated or created, as applicable, organized and validly existing under the Laws of the jurisdiction in which it is organized and each such entity has the power to own or lease its property, to carry on its business as now being conducted, to effect the terms of this Agreement and to perform its obligations hereunder;

         (b) the approval, execution and delivery of this Agreement by each of OTPP and Sherritt, the performance by them of their obligations hereunder and the completion of the Transaction, will not:

                  (i) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (A)      the  constating  documents  of  the  Luscar
                                    Entities   or   the   Luscar/CONSOL   Joint
                                    Ventures;

                           (B) any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Luscar Contributed Assets; or

                           (C) any contract, license, permit, government grant to which a Luscar Entity or the Luscar/CONSOL Joint Ventures is a party or by which it is bound or subject or is the beneficiary, as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Luscar Contributed Assets;

                  (ii) result in the imposition of any encumbrance, charge or lien upon any of the Luscar Contributed Assets except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Luscar Contributed Assets; or

                  (iii) restrict, hinder, impair or limit the ability of any Luscar Contributed Assets to be operated in the manner in which they are currently being operated, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on the Luscar Contributed Assets.

         (c) the Luscar Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the business disclosed therein which includes the Luscar Contributed Assets, on a consolidated basis, as at the date thereof and the revenues, earnings, and results of operations of the business disclosed therein, which includes Luscar's share of the Luscar Contributed Assets, for the periods presented; the Luscar New Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, will present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Luscar Contributed Assets, on a combined basis, as at the date thereof and the revenues, earnings and results of operations of the Luscar Contributed Assets for the periods presented;

         (d) no Material Adverse Change has occurred in relation to the Luscar Contributed Assets that is not disclosed in documents filed by SCAI or required to be filed by any Luscar Entity or Sherritt with any securities regulatory authorities in connection with its status as a "reporting issuer" under applicable Laws, including U.S. securities laws, and with those other jurisdictions where any Luscar Entity or Sherritt is a reporting issuer or the equivalent as required to be filed by it in connection with such status (collectively the "LUSCAR DISCLOSURE RECORD"), and OTPP, Sherritt and Luscar have, in respect of all disclosure relating to the Luscar Contributed Assets and OTPP and Sherritt in respect of the SCAI Offer in so far as it refers to the Luscar Contributed Assets complied in all material respects with applicable Laws and has not failed to state a material fact required to be stated in order to make the statements contained therein not misleading in light of the circumstances in which they were made. Sherritt and Luscar have not filed any confidential material change reports relating in any way to the Luscar Contributed Assets as part of the Luscar Disclosure Record that continue to be confidential;

         (e) since December 31, 2001, and other than as disclosed in the Luscar Disclosure Letter, there has not been any Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Luscar/CONSOL Joint Ventures, the Luscar Entities or the Luscar Contributed Assets as a whole;

         (f) except as has been disclosed in the Luscar Disclosure Letter, there is no suit, action or proceeding pending, or to the knowledge of OTPP or Sherritt, threatened against OTPP, Sherritt, the Luscar/CONSOL Joint Ventures and any Luscar Entity that would impede OTPP, Sherritt and any Luscar Entity's ability to complete the Transaction or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over any of OTPP, Sherritt, the Luscar/CONSOL Joint Ventures and any Luscar Entity outstanding against any of OTPP, Sherritt, the Luscar/CONSOL Joint Ventures and any Luscar Entity causing, or which in so far as can reasonably be foreseen, in the future would materially impede the completion of the Transaction or that would cause, a Material Adverse Effect on the Luscar Contributed Assets;

         (g) except as disclosed in the Luscar Disclosure Letter, there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting the Luscar Contributed Assets that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets, and the operation of the Luscar Contributed Assets by the Luscar/CONSOL Joint Ventures has not violated or infringed any Environmental Law now in effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets; the operation of the Luscar Contributed Assets by the Luscar/CONSOL Joint Ventures has not violated or infringed any then current Environmental Law as applied at that time, other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on the Luscar Contributed Assets;

         (h) except as disclosed in the Luscar Disclosure Letter, the Luscar/CONSOL Joint Ventures and/or the Luscar Entities, as applicable, have good and marketable (and in the case of equipment valid as opposed to marketable) title to the Luscar Contributed Assets, applying customary standards in the mining industry, including its operating properties, equipment and mineral reserves and resources (other than leasehold property as to which such entity is a lessee, in respect of which Luscar (or an Affiliate) has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets; OTPP and Sherritt are entitled to dispose of their share of the Luscar Contributed Assets under the Agreement, either in their own right or through their Affiliates;

         (i) the reserves and resources relating to the Luscar Contributed Assets as set forth in the Sherritt Annual Information Form were prepared in accordance with accepted engineering practices and were, at such date, in compliance in all material respects with the requirements applicable to the presentation of such reserves and resources in documents filed with the Ontario Securities Commission, including without limitation, the provisions of National Instrument 43-101;

         (j) except as disclosed in the Luscar Disclosure Letter, each of the Luscar/CONSOL Joint Ventures and the Luscar Entities has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit each to carry on its business in respect of the Luscar Contributed Assets as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on the Luscar Contributed Assets;

         (k) each of the Luscar/CONSOL Joint Ventures and the Luscar Entities has duly filed on a timely basis all material tax returns required to be filed by each of them and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, in each case, of a material nature, and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no material actions, suits, or claims asserted or assessed against any Luscar Entity or any of their respective subsidiaries in respect of taxes, governmental charges or assessments, nor any material matters under discussion with the CCRA or any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority except as would not, individually or in the aggregate, reasonably be expected to impede OTPP's and Sherritt's ability to consummate the

                  Transaction or to create a lien or encumbrance on any Luscar Entity's (other than a selling entity) interest in the Luscar Contributed Assets;

         (l) unless otherwise agreed by Fording, Luscar and CONSUL the allocation of purchase price with respect the Luscar Contributed Assets will result in the creation of $150,754,000 of Canadian development expenses as defined for purposes of the INCOME TAX ACT (Canada) (the "TAX ACT") and $71,446,000 of undepreciated capital cost as defined in the Tax Act of assets described in class 41 of Schedule II to the Regulations to the Tax Act;

         (m) the Luscar Contributed Assets are being and have been operated in all material respects in compliance with all applicable Laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply has not been and would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on any Luscar Entity or the Luscar Contributed Assets; OTPP, Sherritt or any Luscar Entity have not been notified by any Governmental Authority of any investigation relating to the Luscar Contributed Assets that is pending or threatened, nor has any Governmental Authority notified OTPP, Sherritt or any Luscar Entity of such Governmental Authority's intention to commence or to conduct any investigation relating to the Luscar Contributed Assets;

         (n) except as set out in the Luscar Disclosure Letter or for exceptions that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Luscar Contributed Assets:

                  (i) the Luscar Benefit Plans comply in all respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

                  (ii) none of the Luscar Benefit Plans, other than plans which provide only monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to Luscar Employees or former Luscar Employees or to the beneficiaries or dependants of such employees;

                  (iii) all benefits accrued under the Luscar Benefit Plans have been properly accrued on the Luscar Financial Statements in accordance with generally accepted accounting principles;

                  (iv) no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Luscar Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any material taxes, penalties, payments or levies under applicable Laws; and

                  (v) all of the Luscar Benefit Plans are either (A) fully insured or (B) fully funded in accordance with applicable Laws on a going concern solvency basis and winding-up solvency basis;

         (o) with respect to Luscar Employees except for exceptions that could not, individually or in the aggregate, be expected to have a Material Adverse Effect on the Luscar Contributed Assets, to the knowledge of each of OTPP, Sherritt and Luscar there are in respect of the Luscar Employees:

                  (i)      no   legal   proceedings   involving    governmental
                           tribunals;

                  (ii)     no    collective    agreements    currently    under
                           negotiation; and

                  (iii) no labour disputes, grievances, strikes or lockouts, pending or threatened.

         (p) other than as contemplated herein, no Luscar Entity is a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business other than such restrictive covenants which individually or in the aggregate, directly or indirectly, have not had or could not reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets;

         (q) the Luscar Contributed Assets comprise all assets necessary to carry on the metallurgical coal business carried on by the Luscar/CONSOL Joint Ventures;

         (r) OTPP and Sherritt have no reason to believe that the conditions precedent to the completion of the transactions contemplated by the Luscar Contribution Term Sheet will not be satisfied; and

         (s)      except as set out in the Luscar Disclosure Letter, the Luscar
                  Entities   are  up  to  date  in  respect  of  all  of  their
                  reclamation bonding requirements in all material respects.

3.8      NATURE AND SURVIVAL

         (a) Subject to Sections 3.8(b), 3.8(c) and 3.8(d), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the consummation of the Transaction.

         (b) Representations and warranties concerning tax matters contained in this Agreement shall survive for a period of 90 days after the relevant authorities shall no longer be entitled to assess liability for tax against the representing Party for any particular taxation year ended on or prior to the Effective Date, having regard without limitation, to any waivers given by the Party in respect of any taxation year.

         (c) The representations and warranties set forth at Sections 3.1(k), 3.2(b), 3.3(j) and 3.7(h) of this Agreement shall survive for a period of ten years following the Effective Date.

         (d) All other representations and warranties shall only survive for a period of two years following the Effective Date; however any claim which is based on intentional misrepresentation or fraud may be brought at any time.

If no claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of the survival periods set forth above, such Party shall have no further liability under this Agreement with respect to such representations or warranties.

                                   ARTICLE 4
                                   COVENANTS

4.1      COVENANTS OF FORDING.

Except to the extent that the Board of Directors has withdrawn, modified or qualified its recommendation to Securityholders with respect to the
Transaction, Fording will and will cause its subsidiaries to perform all obligations required, necessary or desirable to be performed by Fording or any of its subsidiaries under this Agreement, co-operate with the other Parties in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Transaction and, without limiting the generality of the foregoing, Fording shall and where necessary and appropriate shall cause its subsidiaries to:

         (a) use commercially reasonable efforts to obtain the requisite approvals of the Securityholders to the Amended Arrangement in accordance with the terms of this Agreement;

         (b) apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to Fording or any of its subsidiaries and, in doing so, to keep the other Parties informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing the other Parties with copies of all related applications and notifications (in draft form, except that commercially confidential information of Fording may be expurgated in the other Parties' copies) in order for such Party to provide its reasonable comments and providing the other Parties with copies of all material correspondence;

         (c) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authorities from Fording or any of its subsidiaries relating to the Amended Arrangement;

         (d) use commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Fording or a subsidiary in connection with the Amended Arrangement from other parties to any loan agreements, material leases or other material contracts or hold such agreements, leases or contracts in trust pending receipt of such waiver, consent or approval;

         (e) carry out the terms of the Interim Order and the Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Fording or its subsidiaries with respect to the transactions contemplated by this Agreement;

         (f) not take any action, refrain from taking any action or permit any action to be taken or not taken, inconsistent with this Agreement and which would reasonably be expected to significantly impede the consummation of the Amended Arrangement;

         (g) except as provided for in the Amended Plan, not make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of Shareholders, except in each case, in the ordinary and usual course consistent with past practice;

         (h) continue to carry on business in the ordinary course consistent with past practice and, to use commercially reasonable efforts to preserve intact its present business organization, and its relationship with those having business dealings with it, to the end that its goodwill and business shall not be impaired in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fording;

         (i) execute and deliver for the benefit of RBC certificates of senior officers of Fording confirming such matters as RBC may reasonably request in order to enable it to issue and deliver the RBC Fairness Opinion; and

         (j)      allow  representatives  of the  Parties to attend the Fording
                  Meeting.

4.2      COVENANTS OF OTHER PARTIES.

Each of the Parties, other than Fording, hereby covenants and agrees to perform or cause their respective Affiliates to perform all obligations required or desirable to be performed by it or them under this Agreement, to co-operate with Fording in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, each such Party shall and where necessary and applicable shall cause its Affiliates to:

         (a) apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to it or its Affiliates and, in doing so, to keep Fording informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Fording with copies of all related applications and notifications, in draft foam (except that commercially confidential information of such Party may be expurgated in Fording's copy) in order for Fording to provide its reasonable comments and providing Fording with copies of all material correspondence;

         (b) effect all necessary registrations, filings and submissions of information required by Governmental Authorities from such Party or their respective Affiliates relating to the Transaction;

         (c)      vote  the  Common  Shares  held  by  them,  and  cause  their
                  Affiliates and, to the extent possible, all of their respective directors and officers to vote the Common Shares held by them, in favour of the Resolutions at the Fording Meeting;

         (d) use commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by it or a subsidiary or associate in connection with the Amended Arrangement from other parties to any loan agreements, material leases or other material contracts;

         (e) subject to applicable Law, not take any action to alter or amend any rights to indemnification or exculpation existing in favour of directors or officers of Fording or Fording
                  Subsidiaries or otherwise diminish directors or officers liability insurance currently maintained by Fording in a manner that could be prejudicial to such Persons for a period of six years from the Effective Date;

         (f) not take any action, refrain from taking any action or permit any action to be taken or not taken, inconsistent with this Agreement and which would reasonably be expected to significantly impede the consummation of the Amended Arrangement;

         (g) until the third anniversary of the Effective Date, not take any action to alter or amend any Fording compensation arrangement other than as contemplated in the Information Circular, without substituting therefore compensation arrangements that are, in the opinion of the continuing directors, no less favourable, in the aggregate, than those arrangements currently in existence; and

         (h)      cause   Fording   to   honour   all   contractual   severance
                  arrangements disclosed in the Fording Disclosure Record or Fording Disclosure Letter.

4.3      ORDINARY COURSE COVENANTS.

         (a) Subject to the effects of the wind storm damage at Westshore's coal terminal at Roberts Bank, British Columbia, as described in Westshore's press release dated January 6, 2003, Teck covenants and agrees to continue to carry on its metallurgical coal business in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact its present business organization and its relationship with those having business dealings with it, to the end that its goodwill and business shall not be impaired in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Teck Contributed Assets.

         (b) Subject to the effects of the wind storm damage at Westshore's coal terminal at Roberts Bank, British Columbia, as described in Westshore's press release dated January 6,

                  2003, OTPP and Sherritt, jointly and severally, covenant and agree to cause the Luscar/CONSOL Joint Ventures and Luscar Entities to continue to carry on and cause the Luscar Contributed Assets business to be carried on in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact its present business organization and its relationship with those having business dealings with it, to the end that its goodwill and business shall not be impaired in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Luscar Contributed Assets.

4.4      FORDING COVENANTS REGARDING NON-SOLICITATION.

         (a) Fording shall, and shall cause the officers, directors, employees, representatives and agents of Fording and its subsidiaries to cease all current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and request and enforce the return or destruction of all confidential information provided in connection therewith.

         (b) Subject to Section 4.4(e), Fording shall not, directly or indirectly, through any officer or director of Fording, or any of its subsidiaries, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal,
                  (ii)   participate  in  any   discussions   or   negotiations
                  regarding, or provide any confidential information with respect to, any Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iv) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal.

         (c) Notwithstanding Section 4.4(b) and any other provision of this Agreement, nothing shall prevent the Board of Directors from (i) complying with Fording's disclosure obligations under applicable Laws with regard to an Acquisition Proposal,
                  (ii) taking any other action to the extent ordered or otherwise mandated by any court of competent jurisdiction,
                  (iii) considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 4.4(e), or (iv) withdrawing, modifying or qualifying (or publicly proposing to withdraw, modify or qualify), in any manner adverse to the other Parties, the approval or recommendation of the Amended Arrangement by the Board of Directors if and only to the extent that, in any such case referred to in clause (iii) or this clause (iv), (A) the Fording Meeting shall not have occurred, (B) Fording has complied with this Section 4.4 and
                  (C) the Board of Directors concludes in good faith in the case of clauses (iii) and (iv), after consultation with its outside legal and financial advisors, (x) that any required financing of such Acquisition Proposal is reasonably likely to be obtained; (y) in the case of clause (iii) that, after taking the steps contemplated in clause (iii), it is reasonably likely that the Board of Directors could determine that such Acquisition Proposal is a Superior Proposal; and
                  (z) in the case of clause (iv) that the Acquisition Proposal constitutes a Superior Proposal.

         (d) Fording shall forthwith notify the other Parties of any Acquisition Proposal and any inquiry of which a director or a senior officer of Fording or Fording's financial advisor is made aware that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Fording or any Fording Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of Fording or any Fording Subsidiary by any Person. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making the first mentioned proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as the other Parties may reasonably request. Fording shall keep the other Parties informed of the status, including any change to the material terms, of any such Acquisition Proposal or inquiry in a timely manner, on at least a next day basis.

         (e) If Fording receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Fording is permitted, subject to and as contemplated under Section 4.4(c), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation and standstill provisions substantially similar to those contained in the Confidentiality Agreements provide such Person with access to information regarding Fording; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making an Acquisition Proposal for consideration for each Common Share that is equal to or superior to that contained in such Acquisition Proposal at the time of entry into such confidentiality agreement in accordance with this Agreement, and provided further that Fording sends a copy of any such confidentiality agreement to the other Parties promptly upon its execution and the other Parties are each provided with a list of, and copies of, the information provided to such Person and is also provided upon request with access to similar information to which such Person was provided on a timely basis.

         (f) Fording shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or its subsidiaries are aware of the provisions of this Section 4.4, and Fording shall be responsible for any breach of this Section 4.4 by its and its subsidiaries' officers, directors, employees, representatives or agents.

4.5      RIGHT OF FIRST REFUSAL.

         (a) Fording will not enter into any agreement, arrangement or understanding regarding a Superior Proposal (a "Proposed Agreement") without providing the other Parties with an opportunity to amend this Agreement to provide for consideration and financial terms which are, in the Board of Directors' sole discretion, financially equal or superior to those contained in the Proposed Agreement, with the result that the Superior Proposal would cease to be a Superior Proposal. Fording will provide the other Parties with a copy of any Proposed Agreement, as executed by the Person making the proposal, as soon as possible and in any event not less than four Business Days prior to its proposed execution by Fording. In the event the other Parties or any combination thereof agree to amend the Agreement so that it would be financially equal or superior to the Proposed Agreement, Fording covenants to not enter into the Proposed Agreement and shall agree to work with such other Parties to amend this Agreement and no fee shall be payable under Section 6.3 in respect of the Proposed Agreement.

         (b)      Subject to Section 4.1(a),  nothing contained in this Section
                  4.5 shall limit in any way the obligation of Fording to convene and hold the Fording Meeting.

4.6      ACCESS TO INFORMATION.

         (a) Subject to Section 4.6(c) and applicable Laws, upon reasonable notice Fording shall arrange to afford Sherritt's officers, employees, counsel, accountants and other authorized representatives and advisors access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books, contracts and records in respect to the Prairie Operations as well as to its financial management personnel without materially interfering with their other responsibilities, and, during such period, Fording shall (and shall cause each of its subsidiaries to) furnish promptly to Sherritt information concerning the Prairie Operations as Sherritt may reasonably request, subject to Fording confidentiality obligations.
                  Subject to Section 4.6(b) and applicable Laws, upon reasonable notice, Sherritt shall arrange to afford Fording's officers, employees, counsel, accountants and other authorized representatives and advisors access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books, contracts and records in respect to the Luscar Contributed Assets as well as to its financial management personnel without materially interfering with their other responsibilities, and, during such period, Sherritt shall (and shall cause each of its subsidiaries to) furnish promptly to Fording information concerning the Luscar Contributed Assets as Fording may reasonably request, subject to Sherritt confidentiality obligations. Any costs shall be at the expense of the Party seeking access.

         (b) The Parties acknowledge that, notwithstanding Section 4.6(a), information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain the Regulatory Approvals, (ii) fulfilling legal obligations in connection with public disclosure requirements under Law, including in connection with the Further Supplement information circular or a prospectus filing, and (iii) the advancement of the Transaction; and such information shall be provided only to those persons who need to know such information for the foregoing purposes.

         (c) Each of Sherritt and Fording acknowledges that information provided to it under Section 4.6(a) above will be non-public and/or proprietary in nature and will be subject to the terms of the Confidentiality Agreements and Section 4.6(a). For greater certainty, the provisions of the Confidentiality Agreements shall survive the termination of this Agreement.

4.7      COMPLETION OF TRANSACTION.

The Parties shall co-operate with each other to solicit and encourage Shareholders to vote for the Arrangement Resolution (for greater certainty, this shall not include the payment of expenses incurred by the other Parties, except as otherwise contemplated herein). Each Party shall take all necessary action to complete the transactions contemplated by this Agreement, including those contemplated by the attached Term Sheets.

                                   ARTICLE 5
                                   CONDITIONS

5.1      MUTUAL CONDITIONS PRECEDENT.

The respective obligations of each Party to complete the Transaction shall be subject to the satisfaction, on or before the Closing Time, of the following conditions precedent, each of which may only be waived by the mutual consent of the Parties:

         (a) the Arrangement Resolution shall have been approved at the Fording Meeting in accordance with the Interim Order;

         (b) the Final Order shall have been granted in form and substance satisfactory to the Parties, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties, each acting reasonably, on appeal or otherwise;

         (c) Fording and/or the Partnership shall have in place credit facilities in the aggregate of $540 million;

         (d) the Articles of Arrangement and all necessary related documents filed with the Director in accordance with the Amended Arrangement shall be in form and substance satisfactory to each of the Parties, acting reasonably, and shall have been accepted for filing by the Director together with the Final Order in accordance with subsection 192(6) of the CBCA;

         (e) there shall be no action taken under any existing applicable Law or regulation, nor any statute, rule, regulation or order, which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or Governmental Authority or similar agency, domestic or foreign, nor shall there be in force any order or decree of any such entity that:

                  (i) makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Transaction or any of the other transactions contemplated herein;

                  (ii) results in any judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein; or

                  (iii) imposes or confirms material limitations on the ability of the Fund to issue Units or effectively exercise full rights of ownership of the securities of New Fording, including, without limitation, the right to vote any such securities;

         (f) the Regulatory Approvals and the third party approvals required under the CP Arrangement Agreement, the Genesee Agreements and the CPR Agreement as well as the FX
                  Acknowledgements shall have been obtained or satisfied on terms and conditions satisfactory to the Parties acting reasonably;

         (g) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Authority, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Amended Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offence or would have a Material Adverse Effect on such Party shall have been obtained or satisfied on terms that could not reasonably be expected to have a Material Adverse Effect on such Party;

         (h) there shall not have occurred any actual change or amendment to, or any proposal by the Minister of Finance (Canada) or Internal Revenue Service to change or amend, the Canadian Tax Act, or U.S. Tax Code, as applicable or to any applicable provincial tax legislation or the regulations thereunder or any publicly stated administrative position or practice in relation thereto which individually or in the aggregate, directly or indirectly, has or could reasonably be expected to have any material adverse effect on the benefits anticipated to be enjoyed by Securityholders upon consummation of the Transaction;

         (i) the approval of the TSX to the conditional substitutional listing of the Units to be issued pursuant to the Amended Arrangement shall have been obtained, subject only to the filing of required documents and such Units shall also have been listed by the NYSE, subject to official notice of issuance; and

         (j)      this  Agreement  shall not have been  terminated  pursuant to
                  Article 6.

5.2      ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TECK AND
         WESTSHORE.

The respective obligations of Teck and Westshore to complete the Transaction shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for Teck and Westshore's exclusive benefit and may be waived only by Teck and Westshore acting jointly):

         (a) all covenants of Fording, OTPP and Sherritt under this Agreement to be performed on or before the Effective Time shall have been duly performed by Fording, OTPP and Sherritt in all material respects and Teck and Westshore shall have received a certificate of each of Fording, OTPP and Sherritt, respectively, addressed to Teck and Westshore respectively and dated the Effective Date, signed on behalf of Fording, OTPP and Sherritt, respectively, by two senior executive officers of each such Party (on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (b) the representations and warranties of each of Fording, OTPP and Sherritt in this Agreement shall have been true and correct on the date of this Agreement as follows: (i) the representations and warranties of Fording, OTPP and Sherritt that are qualified by references to materiality shall be true and correct; (ii) the representations and warranties of Fording, OTPP and Sherritt not so qualified (except Sections 3.1(g) and 3.7(c)) shall be true and correct (except for the failure of such representation to be true and correct, individually or in the aggregate, which has not had and could not reasonably be expected to have a Material Adverse Effect on Fording, OTPP or Sherritt, respectively, or prevent or delay the Transaction); and (iii) the representations in Sections 3.1(g) and 3.7(c) shall be true and correct in all material respects, in each case as of the Closing Time as if made on and as of such time (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and Teck and Westshore shall have received a certificate of each of Fording, OTPP and Sherritt, respectively addressed to Teck and Westshore and dated the Effective Date, signed on behalf of Fording, OTPP and Sherritt, respectively, by two senior executive officers of each such Party (on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (c) the board of directors of Fording shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Fording and the subsidiaries to permit the consummation of the Amended Arrangement;

         (d) during the Pre-Effective Date Period, there shall not have occurred or have been disclosed to the public if previously undisclosed to the public and the other Parties, a Material Adverse Change to Fording as it will be constituted including the Luscar Contributed Assets; and

         (e) the Transaction Agreements and the Terminal Agreement shall have been executed and delivered to the other Parties, as applicable, by Fording, the Fund, OTPP and Sherritt.

5.3      EFFECT OF BREACH.

Teck and Westshore may not rely on the failure of another Party to satisfy any of the conditions precedent set forth in Section 5.1 or Section 5.2 if the condition precedent would have been satisfied but for a material default by either Teck or Westshore in complying with its respective obligations in this Agreement.

5.4      ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FORDING.

The obligations of Fording to complete the Transaction shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Fording and may be waived by Fording):

         (a) all covenants of Teck, Westshore, OTPP and Sherritt under this Agreement to be performed on or before the Closing Time shall have been duly performed by Teck, Westshore, OTPP and Sherritt, as the case may be, in all material respects, and Fording shall have received a certificate of each of Teck, Westshore, OTPP and Sherritt addressed to Fording and dated the Effective Date, signed on behalf of Teck, Westshore, OTPP and Sherritt, respectively, by two senior executive officers of each of Teck, OTPP and Sherritt, and one trustee in the case of Westshore (on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (b) all representations and warranties of each of Teck, Westshore, OTPP and Sherritt in this Agreement shall have been true and correct on the date hereof as follows: (i) the representations and warranties of Teck, Westshore, OTPP and Sherritt that are qualified by references to materiality shall be true and correct; (ii) the representations and warranties of Teck, Westshore, OTPP and Sherritt not so qualified (except Section 3.3(e) and 3.7(c)) shall be true and correct (except for the failure of such representation to be true and correct, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on any of the Teck Contributed Assets, the Luscar Contributed Assets or Westshore, as the case may be, and that could not reasonably be expected to prevent or delay the Transaction); (iii) the representations in Section 3.3(e) and 3.7(c) shall be true and correct in all material respects, in each case as of the Closing Time as if made on and as of such time (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and Fording shall have received a certificate of each of Teck, Westshore, OTPP and Sherritt addressed to Fording, and dated the Effective Date, signed on behalf of each of Teck, Westshore, OTPP and Sherritt, respectively, by two senior executive officers of each such

                  Party (or one trustee in the case of Westshore) (in each case on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (c) each Party shall have deposited, prior to the prescribed time for payment under the Amended Plan, the aggregate cash amounts payable by that Party pursuant to Section 2.2 and 2.3 to a trust account maintained by the Registrar and Transfer Agent of Fording to facilitate payment to Securityholders in accordance with the Amended Plan;

         (d) the Unitholder Rights Plan Resolution shall have been approved at the Fording Meeting by not less than a simple majority of the votes cast by the Shareholders in accordance with any applicable Laws;

         (e) arrangements satisfactory to Fording shall have been entered into to ensure that all outstanding Options shall have been exchanged, ultimately, for Exchange Options issued under the Exchange Option Plan; and

         (f) Fording's credit and foreign exchange facilities shall have been reformulated to the satisfaction of the Board of Directors, acting reasonably.

5.5      EFFECT OF BREACH.

Fording may not rely on the failure of another Party to satisfy any of the conditions precedent in Section 5.1 or Section 5.4 if the condition precedent would have been satisfied but for a material default by Fording in complying with its obligations in this Agreement.

5.6      ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OTPP AND
         SHERRITT.

The respective obligations of each of OTPP and Sherritt to complete the Transaction shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for OTPP and Sherritt's exclusive benefit and may be waived by OTPP and Sherritt, acting jointly):

         (a) all covenants of Fording, Teck and Westshore under this Agreement to be performed on or before the Effective Time shall have been duly performed by Fording, Teck and Westshore in all material respects and OTPP and Sherritt shall have received a certificate of each of Fording, Teck and Westshore addressed to them and dated the Effective Date, signed on behalf of each of Fording and Teck by two senior executive officers and on behalf of Westshore by one trustee of Westshore (in each case on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (b) the representations and warranties of each of Fording, Teck and Westshore in this Agreement shall have been true and correct on the date of this Agreement as follows: (i) the representations and warranties of Fording, Teck and Westshore that are qualified by references to materiality shall be true and correct; (ii) the representations and warranties of Fording, Teck and Westshore not so qualified (except Section 3.1(g) and 3.3(e)) shall be true and correct (except for the failure of such representation to be true and correct, individually or in the aggregate, which has not had and could not reasonably be expected to have a Material Adverse Effect on Fording, Teck or Westshore, as applicable, or prevent or delay the Transaction); (iii) the representations in Section 3.1(g) and 3.3(e) shall be true and correct in all material respects, in each case as of the Closing Time as if made on and as of such time (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and OTPP and Sherritt shall have received a certificate of each of Fording, Teck and Westshore, respectively, addressed to OTPP and Sherritt and dated the Effective Date, signed on behalf of Fording and Teck by two senior executive officers of each such Party and on behalf of Westshore by one trustee of Westshore (in each case on each such Party's behalf and without personal liability), confirming the same as at the Effective Date;

         (c) the board of directors of Fording shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Fording and the subsidiaries to permit the consummation of the Amended Arrangement; and

         (d) during the Pre-Effective Date Period, there shall not have occurred or have been disclosed to the public if previously undisclosed to the public and the other Parties, a Material Adverse Change to Fording or the Teck Contributed Assets.

5.7     EFFECT OF BREACH.

OTPP and Sherritt may not rely on the failure of another Party to satisfy any of these conditions precedent in Section 5.1 or Section 5.6 if the condition precedent would have been satisfied but for a material default by either OTPP or Sherritt in complying with their respective obligations in this Agreement.

5.8      NOTICE AND CURE PROVISIONS.

         (a) The Parties will give prompt notice to each other of the occurrence, or failure to occur, at any time during the Pre-Effective Date Period of any event or state of facts which occurrence or failure would, or would be likely to:

                  (i) cause any of the representations or warranties of that Party contained herein to be untrue or inaccurate on the date hereof or on the Effective Time such that the conditions set forth in any of Sections 5.1, 5.2, 5.4 or 5.6 would not be satisfied as of the Effective Time; or

                  (ii) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Time such that the conditions set forth in any of Sections 5.1, 5.2, 5.4 or 5.6, as applicable, would not be satisfied as of the Effective Time.

         (b) A Party may not seek to rely upon any conditions precedent contained in Sections 5.1, 5.2, 5.4 or 5.6, nor exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement for acceptance by the Director, a Party, as the case may be, has delivered a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which such Party is asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the breaching Party receiving such notice is proceeding diligently to cure such matter, if such matter is susceptible to being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other Parties may not terminate this Agreement as a result thereof until four Business Days from such date on which such notice is delivered. If such notice has been delivered prior to the date of the Fording Meeting, such meeting shall, unless the Parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application or filing, as the case may be, shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect on the Party in breach, this Agreement may not be terminated as a result of the cured breach.

5.9      SATISFACTION OF CONDITIONS.

The conditions precedent set out in Sections 5.1, 5.2, 5.4 and 5.6 shall be conclusively deemed to have been satisfied, waived or released when a Certificate of Arrangement in respect of the Amended Arrangement is issued by the Director, it being understood, that such issuance will not extinguish liability arising from a breach of any covenant, representation or warranty.

                                   ARTICLE 6
                           AMENDMENT AND TERMINATION

6.1      AMENDMENT.

Subject to applicable Laws, this Agreement may, at any time and from time to time before or after the holding of the Fording Meeting but not later than the Effective Date, be amended by mutual written agreement of the Parties.

6.2      TERMINATION.

         (a) If any condition contained in Sections 5.1 or 5.2 is not satisfied at or before the Closing Time, then Teck and Westshore, acting jointly, may, subject to Section 5.3 and to
                  Section 5.8 by notice to the other Parties terminate this Agreement and the obligations of the Parties hereunder (except as otherwise herein provided, including under Section 6.3), but without detracting from the rights of Teck and

                  Westshore arising from any breach by another Party but for which the condition would have been satisfied.

         (b) If any condition contained in Sections 5.1 or 5.4 is not satisfied at or before the Closing Time, then Fording may, subject to Section 5.5 and to Section 5.8, by notice to the other Parties terminate this Agreement and the obligations of the Parties hereunder (except as otherwise herein provided, including under Section 6.3), but without detracting from the rights of Fording arising from any breach by another Party but for which the condition would have been satisfied.

         (c) If any condition contained in Section 5.1 or 5.6 is not satisfied at or before the Closing time, then OTPP and Sherritt, acting jointly, may, subject to Section 5.7 and
                  Section 5.8, by notice to the other Parties terminate the Agreement and the obligations of the Parties hereunder (except as otherwise herein provided, including under Section 6.3), but without detracting from the rights of OTPP and Sherritt arising from any breach by another Party but for which the condition would have been satisfied.

         (d)      This Agreement may:

                  (i) be terminated by the mutual agreement of the Parties, (and for greater certainty, without further action on the part of the Securityholders if terminated after the holding of the Fording Meeting);

                  (ii) be terminated by any Party if there shall be passed any Law that makes consummation of the Amended Arrangement illegal or otherwise prohibited;

                  (iii)    be terminated by a Party other than Fording, if

                           (A) the Board of Directors shall have failed to recommend or shall have withdrawn, modified or changed its approval or recommendation of the Arrangement Resolution, or

                           (B) the Board of Directors shall have approved or recommended any Acquisition Proposal other than the Amended Arrangement;

                  (iv) be terminated by Fording, provided that Fording is not then in material breach or default of any of its obligations hereunder, upon any determination by the Board of Directors at the conclusion of the process set out in Section 4.4 that an Acquisition Proposal constitutes a Superior Proposal and that the Parties' rights under Section 4.5 have expired unexercised by them; or

                  (v) be terminated by any Party if the approval of the Arrangement Resolution by the Securityholders, in the manner set out in the Interim Order, shall not have been obtained at the Fording Meeting, or if a court as a matter of final determination that is not subject to appeal declines to grant the Final Order in a form consistent with this Agreement;

                  in each case, prior to the Effective Time.

         (e) If the Effective Date has not occurred on or prior to the Outside Date, then, unless otherwise agreed in writing by the Parties, this Agreement shall terminate provided that in the event that the conditions set forth in Section 5.1(f) above shall not have been satisfied by that date, a Party may unilaterally extend the Outside Date until May 31, 2003 upon written notice to the other Parties, in which case the Outside Date shall be deemed for all purposes to be May 31, 2003, provided that the right to terminate this Agreement pursuant to this Section 6.2(e) shall not be available to the Party seeking to terminate if any action of such Party or its Affiliates or the failure of such Party or its Affiliates to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time shall have resulted in the conditions contained in Sections 5.1, 5.2,
                  5.4 or 5.6 (as applicable) not having been satisfied prior to the Outside Date.

         (f) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.2, no Party shall have any further liability to perform its obligations under this Agreement except as provided in Section 6.3 and as otherwise expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in this Section 6.2(f) shall relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any nonperformance by it of its covenants made herein.

6.3      BREAK FEE.

         (a)      If:

                  (i) either Teck or Westshore shall terminate this Agreement pursuant to Section 6.2(d)(iii) or Fording shall terminate this Agreement pursuant to Section 6.2(d)(iv) in circumstances where Teck and Westshore are not in material breach of their obligations under this Agreement;

                  (ii) either Fording, Teck or Westshore shall terminate this Agreement pursuant to Section 6.2(d)(v) and the Board of Directors, within six months following the date of the Fording Meeting, approves or recommends an Acquisition Proposal that was publicly made, publicly announced or otherwise publicly disclosed by any Person other than Teck prior to the Fording Meeting but subsequent to the date hereof or such an Acquisition Proposal is actually consummated within six months following the date of the Fording Meeting; or

                  (iii) after OTPP and Sherritt withdraws the SCAI Offer pursuant to Section 2.3(m) of this Agreement, OTPP and/or Sherritt or any of their respective

                           Affiliates makes a new Acquisition Proposal after the date of this Agreement on tee ns substantially similar or superior to those in the SCAI Offer as it existed on December 16, 2002 and the Board of Directors, within six months following the date hereof, approves or recommends such Acquisition Proposal or such Acquisition Proposal is actually consummated within six months following the date of the Fording Meeting, then in any such case Fording shall pay to Teck and Westshore together the Break Fee in immediately available funds to an account designated by Teck and Westshore. Such payment shall be due (A) in the case of a termination specified in clause
                  (i), within one Business Day after written notice of termination by Teck or Westshore or (B) in the ease of a termination specified in clause (ii) or (iii) above, one Business Day after the approval, recommendation or consummation of an Acquisition Proposal as described in
                  Section 6.3(a)(ii) or (iii).

         (b)      Break fee means $51 million (the "BREAK FEE").

         (c) Fording's obligations under this Section 63 survive termination or expiry of this Agreement. Fording shall not be obligated to make more than one payment pursuant to this
                  Section 6.3.

For greater certainty, the Break Fee is payable only in the circumstances set out in this Section 6.3 and the Break Fee is not payable solely because Shareholders do not approve the Arrangement Resolution.

6.4      REMEDIES.

The Parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party or its representatives and any such breach would cause the non-breaching Party irreparable harm. Accordingly, the Parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

                                   ARTICLE 7
                                    GENERAL

7.1      NOTICES.

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "NOTICE") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile, with or without copies by e-mail (provided it is understood that e-mail shall not be a form of delivery):

         (a)      If to Fording at:

                         Suite 1000
                         205 Ninth Avenue S.E.
                         Calgary AB T2G OR4
                         Attention:      Jim Jones
                         Telecopier No.: (403) 264-7339
                         Email:          jim_jones@fording.ca

                  with a copy to:

                         Osler Hoskin & Harcourt LLP
                         1900, 333 - 7th Avenue SW
                         Calgary AB T2P 2Z1
                         Attention:       Frank J. Turner
                         Telecopier No.:  (403) 260-7017
                         Email:           fturner@osler.com

         (b)      If to Teck at:

                         Suite 600
                         200 Burrard Street
                         Vancouver BC V6C 3L9
                         Attention:          Peter Rozee
                         Telecopier No.:     (604) 640-5355
                         Email:              peter.rozee@teckcominco.com

                  with a copy to:

                         Lang Michener
                         BCE Place, PO Box 747
                         Suite 2500, 181 Bay Street
                         Toronto ON M5J 2T7
                         Attention:          Geofrey Myers
                         Telecopier No.:     (416) 365-1719
                         Email:              gmyers@langmichener.ca

         (c)      If to Westshore at:

                         Westshore Terminals Income Fund
                         Suite 1600
                         1055 West Hastings Street
                         Vancouver BC V6E 2H2

                         Attention:          M.J. Korenberg / N. Desmarais
                         Telecopier No.:     (604) 687-2601
                         Email:              michael_korenberg@jp-group.com
                                             nick_desmarais@jp-group.com

         (d)      If to OTPP at:

                         5650 Yonge Street
                         Toronto, ON M2M 4H5
                         Attention:          Senior Vice-President, Global
                                             Active Equities
                         Telecopier No.:     (416) 730-5143
                         Email:              Brian_Gibson@otpp.com

                   With a copy to OTPP:

                         5650 Yonge Street
                         Toronto, ON M2M 4H5
                         Attention: General Counsel

         (e)      If to Sherritt at:

                         1133 Yonge Street
                         Toronto, ON M4T 2Y7
                         Attention:          Samuel W. Ingram
                         Telecopier No.: (416) 935-2284
                         Email:              singram@Sherritt.com

                  With a copy to Torys LLP:

                         Suite 3000, Maritime Life Tower,
                         TD Centre
                         Toronto, ON M5K 1N2
                         Attention:          Geoff Creighton
                         Telecopier No.:     (416) 865-7380
                         Email:              gcreighton@torys.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

7.2      ASSIGNMENT.

Except as otherwise permitted hereunder, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties. Subject thereto, provided that no assignment shall relieve a Party of its obligations, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. No third party shall have any rights hereunder unless expressly stated to the contrary.

7.3      CO-OPERATION AND FURTHER ASSURANCES.

The Parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions. Without limitation and subject to the terms of this Agreement, the Parties shall co-operate with each other in furtherance of completing the Transaction contemplated by this Agreement.

7.4      EFFECT ON WESTSHORE TRUSTEE.

The trustee of Westshore (on behalf of the trustees of Westshore) has entered into this Agreement solely in his capacity as trustee on behalf of Westshore and the obligations of Westshore hereunder shall not be personally binding upon the trustee or upon any of the unitholders of Westshore or any annuitant under a plan of which a unitholder is a trustee or carrier ("Annuitant"). Any recourse against Westshore, the trustee or any unitholder or annuitant in any manner in respect of any indebtedness, obligation or liability of Westshore arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of Westshore's assets, without recourse to the personal assets of any of the foregoing Persons.

7.5      EXPENSES.

Subject to Section 2.3 and 6.3, the Parties agree that all costs and expenses of the Parties relating to the Transaction and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

7.6      EXECUTION AND DELIVERY.

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

7.7      TRANSFER TAX ELECTIONS.

The Parties shall co-operate in good faith to file any relevant elections in order to minimize taxes payable under Part IX of the EXCISE TAX ACT (Canada), the Quebec Sales Tax Act and any other provincial or territorial legislation imposing taxes on the sale or transfer of the Fording Contributed Assets, Teck Contributed Assets, Luscar Contributed Assets and Prairie Operations.

7.8      ASSIGNMENT OF TAX POOLS.

The Luscar Entities shall elect to assign the benefit of their British Columbia mining tax pools related to the Luscar Contributed Assets to New Fording.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first written above.

                                  FORDING INC.


                                  By:  /s/ James G. Gardiner
                                       ----------------------------------------
                                       Name:   James G. Gardiner
                                       Title:  President and Chief Executive
                                               Officer


                                  TECK COMINCO LIMITED


                                  By:  /s/ David Thompson
                                       ----------------------------------------
                                       Name:   David Thompson
                                       Title:  Deputy Chairman and Chief
                                               Executive Officer

                                  WESTSHORE TERMINALS INCOME FUND,
                                  by its trustees


                                  FOR AND ON BEHALF OF THE TRUSTEES


                                  By:  /s/ Michael Korenberg
                                       ----------------------------------------
                                       Name:   Michael Korenberg
                                       Title:  Trustee


                                  ONTARIO TEACHERS' PENSION PLAN BOARD


                                  By:  /s/ Brian Gibson
                                       ----------------------------------------
                                       Name:   Brian Gibson
                                       Title:  Senior Vice-President, Global
                                               Active Equities


                                  SHERITT INTERNATIONAL CORPORATION


                                  By:  /s/ Ian Delaney
                                       ----------------------------------------
                                       Name:   Ian Delaney
                                       Title:  Chairman

                                  SCHEDULE 2.1

                PLAN OF ARRANGEMENT MADE PURSUANT TO SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 1.  INTERPRETATION.....................................................1
    1.1      Definitions.......................................................1
    1.2      Certain Rules of Interpretation...................................7
    1.3      Schedules.........................................................8

ARTICLE 2.  PURPOSE AND EFFECT OF THE ARRANGEMENT..............................8
    2.1      Arrangement.......................................................8
    2.2      Effectiveness.....................................................8

ARTICLE 3.  ARRANGEMENT........................................................8
    3.2      Adjustments to Cash Option and Unit Option Elections.............13
    3.3      Manner of Making Elections.......................................14

ARTICLE 4.  STATED CAPITAL ADDITIONS..........................................14
    4.1      Additions to Stated Capital......................................14
    4.2      Stated Capital Accounts of New Fording...........................15

ARTICLE 5.  NOTE AND PREFERRED SHARE DETERMINATION............................15
    5.1      Subordinated Notes and Preferred Shares..........................15

ARTICLE 6.  DISSENTING SHAREHOLDERS...........................................16
    6.1      Rights of Dissent................................................16
    6.2      Recognition of Dissenting Shareholders...........................16

ARTICLE 7.  OUTSTANDING CERTIFICATES..........................................16
    7.1      Outstanding Certificates.........................................16
    7.2      Provision of Consideration.......................................16
    7.3      Depository.......................................................17
    7.4      No Entitlement to Interest.......................................17
    7.5      Certificates.....................................................17

ARTICLE 8.  AMENDMENTS........................................................17
    8.1      Amendments.......................................................17
    8.2      Proposed Amendments..............................................17
    8.3      Effectiveness of Amendments......................................18

SCHEDULE "A"

FORDING CANADIAN COAL TRUST

EXCHANGE OPTION PLAN

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 1   PURPOSE OF THE PLAN................................................2
    1.1  Purpose...............................................................2

ARTICLE 2   DEFINITIONS AND INTERPRETATION.....................................2
    2.1  Definitions...........................................................2
    2.2  Interpretation........................................................6
    2.3  Effectiveness.........................................................6

ARTICLE 3   GENERAL PROVISIONS OF THE PLAN.....................................6
    3.1  Administration........................................................6
    3.2  Units Reserved........................................................6
    3.3  Limits with respect to Insiders.......................................6
    3.4  Non-Exclusivity.......................................................7
    3.5  Amendment or Termination of Plan and Exchange Options.................7
    3.6  Compliance with Laws and Stock Exchange Rules.........................7
    3.7  Participation in the Plan.............................................8
    3.8  CP Optionholders......................................................8

ARTICLE 4   EXCHANGE OF OPTIONS................................................8
    4.1  Exchange of Options...................................................8
    4.2  Option Agreement......................................................9
    4.3  Early Expiry..........................................................9
    4.4  Limited Assignment...................................................10
    4.5  No Rights as Unitholder or to Remain an Eligible Person; Status of
            Consultants.......................................................11
    4.6  Adjustments..........................................................11

ARTICLE 5   EXERCISE OF OPTIONS...............................................12
    5.1  Manner of Exercise...................................................12
    5.2  Delivery of Unit Certificate.........................................12
    5.3  Cashless Exercise....................................................13
    5.4  Withholding..........................................................13
    5.5  Indemnification......................................................13
    5.6  Effect on Trustees...................................................14

SCHEDULE "A" - NOTICE OF EXERCISE FORDING CANADIAN COAL TRUST EXCHANGE
               OPTION PLAN

SCHEDULE "B" - FORM OF OPTION AGREEMENT FORDING CANADIAN COAL TRUST EXCHANGE
               OPTION PLAN OPTION AGREEMENT

SCHEDULE "C" - CASHLESS EXERCISE INSTRUCTION FORM FORDING CANADIAN COAL
               TRUST EXCHANGE OPTION PLAN

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

SCHEDULE "B" - FORDING CANADIAN COAL TRUST NOTE

SCHEDULE "C"

SCHEDULE "D  - 4123212 CANADA LTD.  COMMON SHARES

SCHEDULE "E" - 4123212 CANADA LTD.  NOMINAL NOTE

SCHEDULE "F" - 4123212 CANADA LTD.  PREFERRED SHARES

SCHEDULE "G" - 4123212 CANADA LTD.  PROMISSORY NOTE

SCHEDULE "H  - FCL AMALCO AMALGAMATION PROVISIONS

SCHEDULE "I" - NEW FORDING AMALGAMATION PROVISIONS

APPENDIX 1 TO SCHEDULE "I"

APPENDIX J - LUSCAR/CONSOL NOTE

                                   ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS.

In this Plan of Arrangement, the following terms have the following respective meanings:

         (a) "ARRANGEMENT" means the arrangement under Section 192 of the CBCA described in this Plan of Arrangement involving the Corporation, FCL, Subco, the Fund, Teck, Westshore, TBCI, QCP, Luscar, CONSOL and SCPII;

         (b) "BUSINESS DAY" means a day, which is not a Saturday, Sunday or statutory holiday in the Provinces of Alberta, British Columbia and Ontario, on which the principal commercial banks in downtown Calgary, Vancouver and Toronto are generally open for the transaction of commercial banking business;

         (c) "CANADIAN TAX ACT" means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), as amended;

         (d) "CASH OPTION" means the election available to Participating Shareholders pursuant to the Arrangement to ultimately receive $35.00 in cash for each Common Share in respect of which an election is made, subject to pro-ration, which election is given effect under this Plan by such Participating Shareholder receiving a Fund Note instead of a Unit for the exchanges described herein;

         (e)      "CBCA" means the Canada  Business  Corporations  Act,  R.S.C.
                  1985,   C.c-44,   as  amended,   including  the   regulations
                  promulgated thereunder;

         (f) "COMBINATION AGREEMENT" means the combination agreement dated January 13, 2003 between the Corporation, Teck, Westshore, OTPP and Sherritt International Corporation, as the same may be amended in accordance with its terms;

         (g) "COMMON SHARES" means the common shares in the capital of the Corporation;

         (h) "COMMON SHARE TRADING PRICE" means the weighted average trading price of the Common Shares on the TSX for the five trading days immediately preceding the Effective Date;

         (i) "CONSOL" means CONSOL Energy Inc., a corporation existing under the laws of ?;

         (j) "CORPORATION" or "FORDING" means Fording Inc., a corporation existing under the laws of Canada;

         (k) "CP TRANSACTION" means the transaction completed on October 1, 2001 pursuant to which Fording became a publicly traded corporation, a predecessor to Fording having previously been indirectly owned by a single shareholder, Canadian Pacific Limited;

         (l) "CP OPTIONHOLDERS" means the former Canadian Pacific Limited optionholders who held options and accompanying share appreciation rights under the key employee stock option plan of Canadian Pacific Limited which options and stock appreciation rights were replaced, in part, by options and accompanying share appreciation rights issued under Fording's key employee stock option plan pursuant to a plan of arrangement setting forth the steps comprising the CP Transaction;

         (m) "DEPOSITORY" means Computershare Trust Company of Canada as the registrar and transfer agent of the Units;

         (n) "DIRECTOR" means the Director appointed under Section 260 of the CBCA;

         (o) "DISSENTING SHAREHOLDER" means a registered Shareholder who has duly exercised, and who does not, prior to the time at which the resolution of Securityholders authorizing the Arrangement is approved, withdraw or otherwise relinquish the dissent rights available to it in connection with the Arrangement;

         (p) "EFFECTIVE DATE" means the date shown on the Certificate of Arrangement to be issued by the Director giving effect to the Arrangement;

         (q) "EFFECTIVE TIME" means the first moment in time on the Effective Date;

         (r)      "ELECTED  CASH  AMOUNT"  has the  meaning  set out in Section
                  3.2(b)(i);

         (s) "ELECTED UNIT AMOUNT" means the aggregate number of Common Shares in respect of which holders of Common Shares have elected or are deemed to have elected to receive ultimately Units in respect of their Common Shares, prior to any pro-ration hereunder;

         (t)      "ELECTION   FORM"  means  the   election   form  for  use  by
                  Participating Shareholders in the form provided to them;

         (u) "EXCHANGE OPTION PLAN" means the Unit option plan of the Fund created as part of the Arrangement pursuant to which Options will ultimately be exchanged for Exchange Options in the form attached to this Plan as Schedule "A".

         (v) "EXCHANGE OPTIONS" means options to purchase Units, and any accompanying unit appreciation rights, issued under the Exchange Option Plan;

         (w) "EXCLUDED ASSETS" means all of the outstanding shares and debt of NYCO Minerals Inc. and 627066 Alberta Ltd., the Initial Unit and Fording's rights and obligations in connection with its interests in a former mining operation located at Mount Washington;

         (x)      "EXISTING    OPTION   PLANS"   means,    collectively,    the
                  Corporation's Directors' Stock Option Plan and its Key Employee Stock Option Plan;

         (y) "FCL" means Fording Coal Limited, a corporation existing under the laws of Canada;

         (z)      "FCL  AMALCO"  means  the  corporation   resulting  from  the
                  amalgamation of the Corporation and FCL which forms part of this Plan of Arrangement;

         (aa) "FCL AMALCO COMMON SHARES" means the common shares in the capital of FCL Amalco;

         (bb)     "FUND" means the Fording  Canadian Coal Trust,  a trust to be
                  established   under  the  laws  of  Alberta   pursuant  to  a
                  declaration of trust;

         (cc) "FUND NOTES" means the demand non-interest bearing notes of the Fund, each with a principal amount of $35.00, issuable pursuant to the Plan of Arrangement, substantially in the form attached as Schedule "B";

         (dd) "INITIAL UNIT" means the Unit to be issued to FCL in consideration of the contribution of all of the issued and outstanding common shares of Subco upon the formation and settlement of the Fund;

         (ee) "INFORMATION CIRCULAR" means the Notice of Meeting, Notice of Petition and Information Circular of the Corporation dated November 20, 2002 and the supplement thereto dated December 8, 2002;

         (ff)     "LONG-TERM HOLDER" means a Shareholder who:

                  (i) owned, or was deemed by the Canadian Tax Act to own, shares of Canadian Pacific Limited ("CPL") on
                           January 1, 1972, had a cost in such shares on January 1, 1972 that was less than $13.88, continued to hold such shares until October 1, 2001, being the date on which the CP Transaction occurred, and continues to hold the Common Shares received in exchange for such shares of CPL through to the Effective Date; or

                  (ii) is an individual (other than a trust) resident in Canada who owned shares of CPL on February 22, 1994, continued to hold such shares until October 1, 2001, being the date on which the CP Transaction occurred, and continues to hold the Common Shares received in exchange for such shares of CPL through to the Effective Date;

         (gg) "LUSCAR" means Luscar Coal Limited, a corporation existing under the laws of [o];

         (hh) "LUSCAR ASSETS" means the Line Creek mine, the Cheviot mine, the Luscar mine and the collective interest of Luscar and CONSOL in the Neptune terminal including any net working capital related to these assets;

         (ii) "LUSCAR ASSET OBLIGATIONS" means, in connection with: (a) all of the Luscar Assets other than the Luscar mine, the ordinary course of business liabilities and obligations of Luscar and CONSOL related to the transferred assets; and (b) in the case of the Luscar mine, all of the ordinary course of business liabilities and obligations of Luscar and CONSOL in connection with such assets other than third party debt, pre-existing reclamation liabilities, any underfunding or accrued pension liabilities and severance in respect of transferred employees of the Luscar mine;

         (jj) "LUSCAR/CONSOL NOTE" means the demand non-interest bearing notes of FCL substantially in the form attached as Schedule J;

         (kk)     "MAXIMUM CASH AMOUNT" means $1,050 million;

         (ll)     "MAXIMUM  UNIT  AMOUNT"  means the  number  of Common  Shares outstanding at the Effective Time less 30,000,000 (representing the total number of Common Shares which will be purchased for cash under the Arrangement) and less the number of Common Shares held by Small Non-Board Lot Holders and Dissenting Shareholders;

         (mm) "MEETING" means the special meeting of Securityholders to be held on January 22, 2003, including any adjournment(s) or postponement(s) thereof, to consider and to vote upon, among other things, the Arrangement Resolution, the Unitholder Rights Plan Resolution and the PWC Resolution (as such terms are defined in the Information Circular as modified by the third supplement thereto expected to be dated January [o],
                  2003);

         (nn) "NEW FORDING" means the corporation resulting from the amalgamation of FCL Amalco and Subco which forms part of this Plan of Arrangement;

         (oo) "NEW NON-VOTING SHARES" means the New Non-Voting Shares in the capital of FCL Amalco having the rights, privileges, conditions and restrictions specified in Schedule "C";

         (pp) "NEW OPTIONS" means options to purchase New Non-Voting Shares issued by FCL Amalco, pursuant to the Arrangement in exchange for Options;

         (qq) "NEW VOTING SHARES" means the New Voting Preference Shares in the capital of FCL Amalco having the rights, privileges, conditions and restrictions specified in Schedule "C";

         (rr) "NOTE INDENTURE" means the trust indenture providing for issuance of the Subordinated Notes to be dated the Effective Date and made between New Fording and Computershare Trust Company of Canada as Trustee;

         (ss) "OTPP" means the Ontario Teachers' Pension Plan Board, a non-share capital corporation established under the laws of the Province of Ontario;

         (tt) "OTPP UNIT AMOUNT" means the number of Common Shares held directly or indirectly by OTPP;

         (uu) "OPTIONS" means the outstanding options to purchase Common Shares issued pursuant to the Existing Option Plans;

         (vv) "PARTICIPATING SHAREHOLDERS" means at the Effective Time, holders of Common Shares other than Small Non-Board Lot Holders and Dissenting Shareholders;

         (ww) "PARTNERSHIP" means the Fording Canadian Coal Partnership, the general partnership formed under the laws of Alberta the initial partners of which will be FCL and Teck;

         (xx)     "PLAN  OF   ARRANGEMENT"   or  "PLAN"   means  this  plan  of
                  arrangement and any amendment or variation made in accordance with the terms hereof;

         (yy) "PRAIRIE OPERATIONS" means Fording's thermal coal operations including its operations at Genessee, Whitewood and Highvale, Alberta, its undeveloped resource properties, and the royalties collected from third parties mining at Fording's mineral properties at locations in Alberta and Saskatchewan and including any net working capital related to these assets;

         (zz) "PROCEEDS DATE" means the third trading day on the TSX following the Effective Date or such other date as the Trustees may select;

         (aaa)    "QCP"  means  Quintette  Coal   Partnership,   a  partnership
                  existing under the laws of British Columbia, having as its partners, Teck and TBCI;

         (bbb) "QCP MOBILE EQUIPMENT" means all mobile equipment owned by QCP other than mobile equipment owned by QCP and leased to Teck as at January ?, 2003;

         (ccc) "ROYALTY" means the participation right granted to [FCL] to receive a percentage, not to exceed 5%, of the gross revenue realized from production from lands forming part of the Prairie Operations beyond current levels, excluding for this purpose the planned 2005 Genesee expansion;

         (ddd) "SCPII" means Sherritt Coal Partnership II a [general] partnership existing under the laws of Ontario;

         (eee)    "SECURITYHOLDERS"  means,   collectively,   Shareholders  and
                  holders of Options;

         (fff)    "SHAREHOLDER   RIGHTS  PLAN"  means  the   existing   Fording
                  shareholder rights plan;

         (ggg) "SHAREHOLDERS" means the holders from time to time of Common Shares;

         (hhh) "SMALL NON-BOARD LOT HOLDER" means a registered holder of Common Shares holding 20 Common Shares or less as of the close of business in Calgary, Alberta on November 19, 2002 who continues to hold such Common Shares as a registered holder through to the Proceeds Date and who does not elect to receive Units pursuant to the Arrangement;

         (iii) "SUBCO" means 4123212 Canada Ltd., a corporation existing under the laws of Canada;

         (jjj)    "SUBCO COMMON  SHARES" means the common shares in the capital
                  of  Subco  having   substantially  the  rights,   privileges,
                  conditions and restrictions set forth in Schedule "D";

         (kkk) "SUBCO NOMINAL NOTES" means the demand, non-interest bearing notes of Subco, each with a principal amount of $0.01, issuable pursuant to the Arrangement substantially in the form attached as Schedule "E";

         (lll) "SUBCO PREFERRED SHARES" means the preferred shares in the capital of Subco having substantially the rights, privileges, conditions and restrictions set forth in Schedule "F", and each having a redemption amount determined in accordance with
                  Section 5.1;

         (mmm) "SUBCO PROMISSORY NOTES" means the demand non-interest bearing promissory notes of Subco each with a principal amount equal to the amount obtained by dividing [$445] million by the number of Common Shares held by Participating Shareholders immediately prior to the Effective Time substantially in the form attached as Schedule "G";

         (nnn) "SUBORDINATED NOTES" means the unsecured, subordinated notes of Subco to be issued by Subco pursuant to the Arrangement having substantially the terms summarized in the Information Circular and each having a principal amount determined in accordance with Section 5.1;

         (ooo) "TBCI" means Teck Bullmoose Coal Inc., a corporation existing under the laws of British Columbia;

         (ppp) "TECK" means Teck Cominco Limited, a corporation existing under the laws of Canada;

         (qqq) "TECK CONTRIBUTED ASSETS" means all assets (other than cash) and liabilities associated with the Elkview Mine and all other properties with potential coal reserves or resources owned by Teck or its affiliates in North America and associated surface rights other than (a) the Quintette coal leases and licences and overlying surface tenures (the balance of which will be conveyed after completion of the reclamation); (b) mobile equipment and related parts owned by QCP (the balance of the QCP Mobile Equipment and related parts will be conveyed to the Partnership after completion of reclamation); (c) any assets related to the Bullmoose mine (the balance of which will be conveyed, subject to receipt of joint venture consent, when shutdown by TBCI has been completed and the mine reclaimed); and (d) for greater certainty, mobile equipment used at Elkview leased from QCP and Teck's and TBCI's interest in QCP;

         (rrr)    "TSX" means the Toronto Stock Exchange;

         (sss)    "UNIT" means a trust unit of the Fund;

         (ttt) "UNIT OPTION" means the election available to Participating Shareholders pursuant to the Arrangement to ultimately receive a Unit for each Common Share in respect of which an election is made or deemed to be made under this Plan, subject to pro-ration, instead of a Fund Note for the exchanges described herein which election is given effect under this Plan by such Participating Shareholder receiving a Unit; and

         (uuu)    "WESTSHORE" means Westshore Terminals Income Fund.

1.2      CERTAIN RULES OF INTERPRETATION.

In this Plan:

         (a) CURRENCY. Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

         (b) HEADINGS. Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Plan.

         (c) INCLUDING. Where the word "including" or "includes" is used in this Plan, it means "including (or includes) without limitation".

         (d) NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (e) STATUTORY REFERENCES. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

         (f) TIME PERIODS. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3      SCHEDULES.

The Schedules to this Plan, as listed below, are an integral part of this Plan:

           SCHEDULE           DESCRIPTION
           --------           -----------
           Schedule "A"       Exchange Option Plan

           Schedule "B"       Form of Fund Note

           Schedule "C"       Rights,  Privileges,  Conditions and Restrictions
                              attaching  to the New  Voting  Shares and the New
                              Non-Voting Shares

           Schedule "D"       Rights,  Privileges,  Conditions and Restrictions
                              attaching to the Subco Common Shares

           Schedule "E"       Form of Subco Nominal Note

           Schedule "F"       Rights,  Privileges,  Conditions and Restrictions
                              attaching to the Subco Preferred Shares

           Schedule "G"       Form of Subco Promissory Note

           Schedule "H"       FCL Amalco Amalgamation Provisions

           Schedule "I"       New Fording Amalgamation Provisions


                                   ARTICLE 2
                     PURPOSE AND EFFECT OF THE ARRANGEMENT

2.1      ARRANGEMENT.

This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of, the Combination Agreement.

2.2      EFFECTIVENESS.

Upon filing the Articles of Arrangement and the issuance of the Certificate of Arrangement, this Plan of Arrangement will become effective and will be binding without any further authorization, act or formality on the part of the Parties, the Court, the Director or the Securityholders, from and after the Effective Time. Other than as expressly provided in Article 3, no portion of this Plan of Arrangement shall take effect with respect to any Party or Person until the Effective Time.

                                   ARTICLE 3
                                  ARRANGEMENT

3.1 Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur, except as otherwise noted, one minute apart and in the following order without any further act or formality:

         (a)      The Shareholder Rights Plan will be terminated;

         (b) Each outstanding Common Share held by a Small Non-Board Lot Holder will be cancelled by Fording in consideration for the payment of an amount in cash equal to the Common Share Trading Price;

         (c) The stated capital account maintained by FCL for its class of common shares will be reduced to $1.00 without any payment or other distribution of property by FCL therefor;

         (d) FCL will transfer to SCPII beneficial ownership of the Prairie Operations, subject to the Royalty which shall be retained by FCL, in consideration of a cash payment by SCPII of $225 million;

         (e)      Luscar and CONSUL

                  (i) will transfer to FCL all of their interests in the Luscar Assets; and

                  (ii)     will  pay  to  FCL  in  cash  the  amount,  if  any,
                           described  in  Schedule   2.4  to  the   Combination
                           Agreement;

                  in consideration of

                  (iii)    the   assumption   by  FCL  of  the   Luscar   Asset
                           Obligations,

                  (iv) the payment by FCL to Luscar and CONSOL of the amount, if any, described in Schedule 2.4 of the Combination Agreement;

                  (v)      the Luscar/CONSOL Note;

         (f) Fording and FCL will amalgamate to form FCL Amalco on the terms set out in Schedule "H" as if such amalgamation had been approved and undertaken pursuant to and in accordance with Subsection 184(1) of the CBCA except to the extent modified by the Plan;

         (f.1) The Luscar/CONSOL Note held by Luscar and CONSOL will be repaid by the issuance of 6.4 million FCL Amalco Common Shares to Luscar and CONSOL;

         (g) Teck will contribute to the Partnership $125 million of cash and will transfer into the Partnership beneficial ownership of the Teck Contributed Assets (but excluding the Teck Contributed Assets to be contributed by TBCI and QCP) as a capital contribution to the Partnership in exchange for the assumption of obligations and an interest in the Partnership which will be a 34.833% interest after completion of all capital contributions to the Partnership made pursuant to this Section 3.1;

         (h) Contemporaneously with the transaction set forth in paragraph 3.1(g), QCP will contribute to the Partnership all of its fee simple lands and related tenures including the fixtures thereon (excluding its coal lease and licences and overlying surface tenures) in exchange for the assumption of obligations and an interest in the Partnership which will be a 0.164% interest after completion of all capital contributions to the Partnership made pursuant to this
                  Section 3.1, and for greater certainty, the consideration for the interest in the Partnership will include QCP's obligation to convey the balance of the QCP Mobile Equipment and its coal lease and licences and overlying tenures to the Partnership after completion of reclamation); [Note to draft:
                  Assets being contributed to be confirmed.]

         (i) TBCI will acquire an interest in the Partnership which will be a 0.003% interest after completion of all capital contributions to the Partnership made pursuant to this
                  Section 3.1, the consideration therefor being TBCI's obligation, subject to receipt of joint venture consent, to transfer to the Partnership all coal properties comprising the Bullmoose Mine owned by TBCI after completion of reclamation at the Bullmoose Mine;

         (j) FCL Amalco will transfer beneficial ownership of all of its assets but excluding:

                  (i)      the Excluded Assets; and

                  (ii) that undivided interest, expressed as a percentage, in all of the property owned by FCL Amalco that qualifies as "Canadian Resource Property" within the meaning of the Canadian Tax Act and is in respect of the Fording River Coal Mine and which has a fair market value of $200 million;

         into the Partnership as a capital contribution to the Partnership in exchange for

                  (iii)    a cash payment of $125 million;

                  (iv) the assumption of all obligations relating to the assets contributed to the Partnership as a capital contribution pursuant to this paragraph 3.1(j); and

                  (v) an interest in the Partnership equal to the product obtained when 65% is multiplied by the quotient obtained when

                           (A) the excess of the fair market value of the assets contributed to the Partnership as a capital contribution pursuant to this paragraph 3.1(j) over the total of $125 million and the aggregate amount of obligations assumed pursuant to this paragraph 3.1(j);

                           is divided by

                           (B) the excess of the total fair market value of the assets contributed to the Partnership as capital contributions pursuant to this paragraph 3.1(j) and paragraph 3.1(bb) over the total of $125 million and the amount of obligations assumed pursuant to this paragraph 3.1(j) and paragraph 3.1(bb);

         (k) The New Non-Voting Shares and the New Voting Shares will be created as authorized classes of shares of FCL Amalco;

         (l) Each outstanding FCL Amalco Common Share held by (a) a Participating Shareholder or (b) Luscar or CONSOL, will be exchanged for one New Voting Share and one New Non-Voting Share, all such FCL Amalco Common Shares so exchanged will be cancelled, and thereafter the FCL Amalco Common Shares will cease to be an authorized class of shares of FCL Amalco;

         (m) Contemporaneously with the transaction set forth in paragraph 3.1(1), each outstanding Option will be exchanged for a New Option and the exercise price under the New Option will be equal  to  the  excess  of  (i)  the  exercise  price  of the outstanding Option over (ii) the excess of (A) the fair market value of an FCL Amalco Common Share immediately prior to the share exchange referred to in paragraph 3.1(1) over
                  (B) the fair market value of a New Non-Voting Share immediately after the share exchange referred to in paragraph 3.1(l), and thereafter the outstanding Option will be cancelled;

         (n) Each New Voting Share held by (a) a Participating Shareholder or (b) Luscar or CONSOL, will be acquired by Subco in exchange for the issuance of one Subco Nominal Note;

         (o) Subject to section 3.2, each New Non-Voting Share and Subco Nominal Note held by a Participating Shareholder (other than a Long-Term Holder) who has elected the Cash Option in respect of the relevant Common Share will be acquired by the Fund in exchange for the issuance of one Fund Note;

         (p)      Subject  to  section  3.2,  and  contemporaneously  with  the transaction set forth in paragraph 3.1(o), each New Non-Voting Share and Subco Nominal Note held by a Participating Shareholder (other than a Long-Term Holder) who has elected the Unit Option in respect of the relevant Common Share will be acquired by the Fund in exchange for the issuance of one Unit;

         (p.l) Contemporaneously with the transaction set forth in paragraph 3.1(o), each New Non-Voting Share and Subco Nominal Note held by Luscar or CONSOL will be acquired by the Fund in exchange for the issuance of one Unit;

         (q) Each New Non-Voting Share held by a Long-Term Holder will be acquired by Subco in exchange for the issuance of one Subco Promissory Note, one Subordinated Note and one Subco Preferred Share;

         (r) Subject to section 3.2 and contemporaneous with the transaction set forth in paragraph 3.1(q), the Subco Nominal Notes, Subco Promissory Notes, Subordinated Notes and Subco Preferred Shares held by each Long-Term Holder who has elected the Cash Option in respect of the relevant Common Share will be acquired by the Fund in exchange for the issuance of one Fund Note for each New Non-Voting Share held by the Long-Term Holder immediately before the exchange referred to in paragraph 3.1(q);

         (s) Subject to section 3.2, the Subco Nominal Notes, Subco Promissory Notes, Subordinated Notes and Subco Preferred Shares held by each Long-Term Holder who has elected the Unit Option in respect of the relevant Common Share will be acquired by the Fund in exchange for the issuance of one Unit for each New Non-Voting Share held by the Long-Term Holder immediately before the exchange referred to in paragraph 3.1(q);

         (t)      The Exchange Option Plan will become effective;

         (u) Each New Option will be exchanged for one Exchange Option and the exercise price under the Exchange Option will be:

                  (i) the exercise price under the original Option for which the New Option was exchanged, or

                  (ii) such other amount determined by the Trustees of the Fund as required to ensure that the "in-the-money" amount of the Exchange Option, immediately after the exchange, will be equal to the "in-the-money" amount of the corresponding original Option immediately before the exchange referred to in paragraph 3.1(1), and the New Option will be cancelled;

         (v) The Initial Unit will be redeemed by the Fund for an amount equal to its fair market value;

         (w) Each New Non-Voting Share held by the Fund will be acquired by Subco in exchange for the issuance of one Subordinated Note, one Subco Preferred Share and one Subco Promissory Note;

         (x) The Subco Nominal Notes held by the Fund will be repaid by Subco by the payment of cash equal to their principal amount;

         (y) The Subco Promissory Notes held by the Fund will be repaid by Subco by the payment of cash equal to their principal amount;

         (z) Subco will amalgamate with FCL Amalco to form New Fording on the terms set out in Schedule "I" as if such amalgamation had been approved and undertaken pursuant to and in accordance with Subsection 184(1) of the CBCA except to the extent modified by the Plan;

         (aa) Each of Teck and Westshore will pay $150 million to the Fund to purchase 4,285,714 Units from the Fund, and SCPII will pay $375 million to the Fund to purchase 10,714,285 Units from the Fund, in each case at a price of $35.00 per Unit;

         (bb) New Fording will transfer beneficial ownership of the property described in subparagraph 3.1(j)(ii) into the Partnership in exchange for the assumption of all obligations related to such property and an interest in the Partnership equal to the excess of 65% over the interest in the Partnership described in subparagraph 3.1(j)(v);

         (cc) The Fund Notes will be repaid by the Fund by the payment of cash equal to their principal amount (and the Fund will hold such payment on behalf of the recipients until payment thereof in accordance with this Plan); and

         (dd) The Existing Option Plans will be terminated and all rights and entitlements of participants under such plan will be terminated.

3.2      ADJUSTMENTS TO CASH OPTION AND UNIT OPTION ELECTIONS.

         (a) The Maximum Cash Amount will be paid, and a number of Units equal to the Maximum Unit Amount will be issued, in their entirety, as the consideration under the Arrangement. If more than the Maximum Cash Amount is elected pursuant to the Cash Option it will be necessary to pro rate the Maximum Cash Amount among those holders who elected to receive cash and pay the balance of the Elected Cash Amount in Units. If a number of Units greater than the Maximum Unit Amount is elected pursuant to the Unit Option at an issue price of $35.00 per Unit it will be necessary to pro rate the Maximum Unit Amount among those holders who elect to receive Units and pay the balance of the Elected Unit Amount in cash in an amount equal to $35.00 per Common Share, subject to pro-ration as described below. The manner of pro-ration is set out in this Section.

         (b) Notwithstanding the election of the Cash Option by a Participating Shareholder, the number of Common Shares in respect of which the holder will be deemed to have elected the Cash Option will be:

                  (i) subject to paragraph 3.2(c)(ii), if the product of the aggregate number of Common Shares in respect of which Participating Shareholders elect the Cash Option and $35.00 (the "ELECTED CASH AMOUNT") does not exceed the Maximum Cash Amount, the number of Common Shares in respect of which the holder elected the Cash Option;

                  (ii) if the Elected Cash Amount exceeds the Maximum Cash Amount, that number of Common Shares determined by multiplying the total number of Common Shares in respect of which the holder elected the Cash Option by the quotient obtained by dividing the Maximum Cash Amount by the Elected Cash Amount, and such holder shall be deemed to have elected the Unit Option in respect of the balance of such holder's Common Shares.

         (c) Notwithstanding the election or deemed election of the Unit Option by a Participating Shareholder (other than OTPP), the number of Common Shares in respect of which the holder (other than OTPP) will be deemed to have elected the Unit Option will be:

                  (i) subject to paragraph 3.2(b)(ii), if the Elected Cash Amount exceeds the Maximum Cash Amount, the number of Common Shares in respect of which the holder elected, or is deemed to have elected pursuant to paragraph 3.3(a) or 3.3(b), the Unit Option; and

                  (ii) if the Elected Cash Amount does not exceed the Maximum Cash Amount, that number of Common Shares determined by multiplying the total number of Common Shares in respect of which the holder elected or is deemed to have elected pursuant to paragraph 3.3(b), the Unit Option by the quotient obtained by dividing:

                  (i) the excess of the Maximum Unit Amount over the OTPP Unit Amount, by

                  (ii) the excess of the Elected Unit Amount over the OTPP Unit Amount;

                  and such holder shall be deemed to have elected the Cash Option in respect of the balance of such holder's Common Shares.

3.3      MANNER OF MAKING ELECTIONS.

         (a) Each Participating Shareholder (other than OTPP) shall have the opportunity to elect either the Cash Option, the Unit Option or a combination thereof by depositing, or by causing its agent or other representative to deposit, with Computershare Trust Company of Canada prior to the Effective Date or such other date as is determined by the board of directors of the Corporation and publicly announced in advance thereof, a duly completed Election Form indicating such holder's election together with the certificates representing such holder's Common Shares. OTPP shall be deemed to have made an election for the Unit Option in respect of all of the Common Shares held [DIRECTLY OR INDIRECTLY] by OTPP.

         (b) Any holder who (i) does not deposit with Computershare Trust Company of Canada a duly completed Election Form prior to the Proceeds Date or (ii) otherwise fails to comply fully with the requirements of paragraph 3.3(a) and the Election Form in respect of such holder's election of the Cash Option or Unit Option, shall be deemed to have elected the Unit Option in respect of its Common Shares.

         (c) Any deposit of an Election Form and accompanying certificates may be made at any of the offices of Computershare Trust Company of Canada specified in the Election Form.

                                   ARTICLE 4
                            STATED CAPITAL ADDITIONS

4.1      ADDITIONS TO STATED CAPITAL.

The amounts added to the stated capital accounts maintained by FCL, FCL Amalco or Subco, as the case may be, in respect of the issuances of shares of the capital stock of those corporations under the Plan will be as follows:

         (a) in connection with the issuance of 6.4 million FCL Amalco Common Shares pursuant to paragraph 3.1(f.1), the amount of $224 million shall be added to the stated capital account maintained by FCL Amalco in respect of the FCL Amalco Common Shares;

         (b) in connection with the issuance of New Voting Shares pursuant to paragraph 3.1(1) of the Plan, the amount of $0.01 per share multiplied by the number of New Voting Shares so issued, shall be added to the stated capital account maintained by FCL Amalco in respect of the New Voting Shares (the "NEW VOTING CAPITAL AMOUNT");

         (c) in connection with the issuance of New Non-Voting Shares pursuant to paragraph 3.1(1) of the Plan, an amount equal the excess of the paid-up capital, under the Canadian Tax Act, of the FCL Amalco Common Shares immediately prior to such share exchange over the New Voting Capital Amount shall be added to the stated capital account maintained by FCL Amalco in respect of the New Non-Voting Shares; and

         (d) in connection with the issuance of Subco Preferred Shares pursuant to the Plan, an amount equal to the aggregate redemption amount of the Subco Preferred Shares so issued shall be added to the stated capital account maintained by Subco in respect of the Subco Preferred Shares.

4.2      STATED CAPITAL ACCOUNTS OF NEW FORDING.

The stated capital accounts of New Fording shall initially be as follows:

         (a) the aggregate stated capital of the class of common shares of New Fording shall initially be equal to the aggregate paid-up capital of the class of Subco Common Shares as determined for purposes of the Canadian Tax Act immediately prior to the amalgamation referred to in paragraph 3.1(z) of the Plan; and

         (b) the aggregate stated capital of the preferred shares of New Fording shall initially be equal to the aggregate paid-up capital of the class of Subco Preferred Shares as determined for purposes of the Canadian Tax Act immediately prior to the amalgamation referred to in paragraph 3.1(z) of the Plan.

                                   ARTICLE 5
                     NOTE AND PREFERRED SHARE DETERMINATION

5.1      SUBORDINATED NOTES AND PREFERRED SHARES.

The aggregate principal amounts of the Subordinated Notes and the aggregate redemption amounts of the Subco Preferred Shares issued in connection with the Arrangement will, in each ease, be such amount as is determined by the board of directors of New Fording except that the aggregate of (i) the aggregate principal amounts of the Subordinated Notes plus (ii) $445 million, shall not exceed nine times the aggregate redemption amounts of the Subco Preferred Shares, and the sum of the aggregate principal amounts of the Subordinated Notes and the aggregate redemption amounts of the Subco Preferred Shares shall reflect the fair market value of the consideration received by Subco for the issuance of the Subordinated Notes and the Subco Preferred Shares.

                                   ARTICLE 6
                            DISSENTING SHAREHOLDERS

6.1      RIGHTS OF DISSENT.

Pursuant to the Plan of Arrangement, Dissenting Shareholders who duly exercise their rights of dissent and who:

         (a) are ultimately entitled to be paid fair value for their Common Shares shall have their Common Shares cancelled as of the Effective Time and prior to commencement of the transactions referenced to in Section 3.1 hereof in consideration of the fair value to be paid to them and will not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holders not exercised their rights of dissent; or

         (b) are ultimately not entitled, for any reason, to be paid fair value for their Common Shares will be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder who elected the Unit Option.

6.2      RECOGNITION OF DISSENTING SHAREHOLDERS.

Neither the Corporation, New Fording, any of the parties to the Combination, Agreement (the "PARTIES") nor any other person shall be required to recognize a Dissenting Shareholder as a holder of Common Shares or New Fording Common Shares after the Effective Time, nor as having any interest in the Fund other than in the circumstances where New Fording elects to deliver moneys-worth of Units in satisfaction of its obligation to pay fair value to a Dissenting Shareholder. After the Effective Time, the names of Dissenting Shareholders shall be deleted from the register of holders of Common Shares maintained by the Corporation.

                                   ARTICLE 7
                            OUTSTANDING CERTIFICATES

7.1      OUTSTANDING CERTIFICATES.

From and after the Effective Time until and including the Proceeds Date, share certificates representing Common Shares will represent the right to obtain the consideration issued pursuant to the Plan of Arrangement, consisting of $35.00 or one Unit per Common Share or a combination thereof (other than certificates in the name of a Dissenting Shareholder or a Small Non-Board Lot Holder) in accordance with the elections made by the holder, subject to pro-ration hereunder.

7.2      PROVISION OF CONSIDERATION.

As soon as practicable after the Proceeds Date:

         (a) there shall be delivered to each Participating Shareholder, certificates representing the Units and a cheque for the cash amount to which such holder is entitled pursuant to this Plan of Arrangement; and

         (b) there shall be delivered to each Small Non-Board Lot Holder a cheque for the cash amount to which such holder is entitled pursuant to this Plan of Arrangement.

For greater certainty, Shareholders will not be required to send to the Depository the certificates representing their Common Shares in order to receive the Unit certificates and/or any cheque to which they are entitled to receive pursuant to this Arrangement.

7.3      DEPOSITORY.

All distributions made with respect to any Units allotted and issued pursuant to this Arrangement but for which a certificate has not been, or cannot be, delivered, shall be paid and delivered to the Depository to be held by the

Depository in trust for the registered holder thereof. All monies received by the Depository in respect of such Units shall be invested by it in interest-bearing trust accounts upon such terms as the Depository may reasonably deem appropriate. The Depository shall pay and deliver to any such registered holder such distributions and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes, upon delivery of the certificate representing the Units issued to such holder in connection with the Arrangement.

7.4      NO ENTITLEMENT TO INTEREST.

The Participating Shareholders and Small Non-Board Lot Holders shall not be entitled to any interest, dividend, premium or other payment on or with respect to their former Common Shares other than the certificates representing the Units and/or the cheque that they are entitled to receive pursuant to this Plan of Arrangement.

7.5      CERTIFICATES.

After the Proceeds Date, the certificates formerly representing Common Shares will not represent any interest in the Fund, New Fording, Fording or otherwise and shall be deemed to be cancelled, null and void.

                                   ARTICLE 8
                                   AMENDMENTS

8.1      AMENDMENTS.

The Parties reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is:

         (a) filed with the Court and, if made following the Meeting, approved by the Court; and

         (b) communicated to Securityholders in the manner required by the Court (if so required).

8.2      PROPOSED AMENDMENTS.

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the Securityholders voting at the Meeting, in the manner required by the Interim Order, shall become part of this Plan of Arrangement for all purposes. In addition, Fording may amend, modify or supplement this Plan of Arrangement in accordance with the terms of the Combination Agreement.

8.3      EFFECTIVENESS OF AMENDMENTS.

Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only:

         (a)      if it is consented to by the Parties; and

         (b) if required by the Court or applicable law, it is consented to by the Securityholders.



                  [Remainder of Page Intentionally Left Blank]

                                  SCHEDULE "A"

                          FORDING CANADIAN COAL TRUST

                              EXCHANGE OPTION PLAN

                           Effective December [o], 2002

                                   ARTICLE 1
                              PURPOSE OF THE PLAN

1.1      PURPOSE.

The purpose of the Fording Canadian Coal Trust Exchange Option Plan (the "PLAN") is to record and implement the exchange ultimately, as part of the Arrangement (as herein defined), of all outstanding options and any accompanying share appreciation rights ("Options") to purchase Common Shares (as herein defined) issued under the Corporation's Key Employee Stock Option Plan (the "KESOP") and the Directors' Stock Option Plan (the "DSOP") for options to acquire Units in the Fund and accompanying unit appreciation rights (the "Exchange Options") issued under this Plan. Exchange Options will have attached to them terms which are substantially similar for the Options for which they are exchanged, adjusted in accordance with the terms of the Arrangement.

                                   ARTICLE 2
                         DEFINITIONS AND INTERPRETATION

2.1      DEFINITIONS.

For the purposes of this Plan, the following terms will have the following meanings:

         (a) "ARRANGEMENT" means the arrangement under Section 192 of the CBCA involving the Corporation, its securityholders, Fording Coal Limited, 4123212 Canada Ltd., Teck Cominco Limited, Westshore Terminals Income Fund, the Fund, Teck Bullmoose Coal Inc., Quintette Coal Partnership, Luscar Coal Limited, CONSOL Energy Inc. and Sherritt Coal Partnership II;

         (b)      "BOARD" means the board of directors of the Corporation;

         (c)      "CBCA" means the Canada  Business  Corporations  Act,  R.S.C.
                  1985,  c.  C-44,  as  amended,   including  the   regulations
                  promulgated thereunder;

         (d)      "CAUSE" means:

                  (i) the continued failure by the Optionholder to substantially perform his duties in connection with his employment by, or service to, the Corporation or any Subsidiary (other than as a result of physical or mental illness) after the Corporation or the Subsidiary, as the case may be, has given the Optionholder reasonable written notice of such failure and a reasonable opportunity to correct it;

                  (ii) the engaging by the Optionholder in any act which is injurious to the Corporation (including any Subsidiary) financially, reputationally or otherwise;

                  (iii) the engaging by the Optionholder in any act resulting, or intended to result, whether directly or indirectly, in personal gain to the Optionholder at the expense of the Corporation (including any Subsidiary);

                  (iv) the conviction of the Optionholder by a court of competent jurisdiction on any charge involving fraud, theft or moral turpitude in circumstances where such charge arises in connection with the business of the Corporation (including any Subsidiary); or

                  (v) any other conduct that constitutes cause at common law;

         (e) "COMBINATION AGREEMENT" means the agreement dated January [o], 2003 among the Corporation, Teck Cominco Limited, Westshore Terminals Income Fund, Ontario Teachers' Pension Plan Board and Sherritt International Corporation setting out the terms and conditions upon which such parties will implement the Arrangement, and any amendment thereto;

         (f) "COMMON SHARES" means common shares in the capital of the Corporation;

         (g)      "CONSULTANT"  means  a  person  engaged  to  provide  ongoing
                  management   or   consulting   services  to  the  Fund,   the
                  Corporation or any Subsidiary;

         (h)      "CORPORATION"   means   Fording   Inc.,   and  any  successor
                  corporation thereto;

         (i) "CP OPTIONHOLDERS" means the former Canadian Pacific Limited optionholders who held options and accompanying share appreciation rights under the key employee stock option plan of Canadian Pacific Limited, which options and share appreciation rights were replaced by, in part, Options and accompanying share appreciation rights issued under the KESOP pursuant to a plan of arrangement under section 192 of the CBCA completed in October 2001 that resulted in the Corporation becoming a publicly traded Corporation;

         (j) "DATE OF TERMINATION" means, unless otherwise agreed to in writing by the Optionholder and the Corporation or, if applicable, a Subsidiary, the actual date of termination of employment of the Optionholder or termination of the Optionholder's contract as a Consultant, excluding any period during which the Optionholder is in receipt of or is eligible to receive any statutory, contractual or common law notice or compensation in lieu thereof or severance or damage payments following the actual date of termination;

         (k)      "DSOP" has the meaning ascribed to it in Section 1.1;

         (1) "EFFECTIVE TIME" has the meaning ascribed to it in the Plan of Arrangement;

         (m) "ELIGIBLE PERSON" means a holder of an Exchange Option who is:

                  (i) an officer, employee, Non-Employee Director of the Corporation or Consultant of the Corporation or any Subsidiary, and also includes a Family Trust, Personal Holding Corporation, Retirement Trust of any of the foregoing individuals; or

                  (ii)     a CP Optionholder;

         (n)      "EXCHANGE  OPTION" has the meaning  ascribed to it in Section
                  1.1 hereof;

         (o) "EXERCISE PRICE" means the price per Unit at which Optioned Units may be subscribed for by an Optionholder pursuant to a particular Option Agreement;

         (p) "EXPIRY DATE" means the date on which an Exchange Option expires pursuant to the Exchange Option Agreement relating to that Exchange Option;

         (q) "FAMILY TRUST" means a trust, of which at least one of the trustees is an Eligible Person and the beneficiaries of which are one or more of the Eligible Person and the spouse, minor children and minor grandchildren of the Eligible Person;

         (r)      "FUND" means the Fording Canadian Coal Trust;

         (s)      "INSIDER" means:

                  (i) an insider, as defined in the Securities Act (Alberta), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

                  (ii) an associate, as defined in the Securities Act (Alberta), of any person who is an insider by virtue of (i) above;

         (t)      "KESOP" has the meaning ascribed to it in Section 1.1 hereof;

         (u) "NON-EMPLOYEE DIRECTOR" means a person who, as of any applicable date, is a member of the Board and is not an officer or employee of the Corporation or any of its Subsidiaries;

         (v) "NOTICE OF EXERCISE" means a notice, substantially in the form of the notice set out in Schedule A to this Plan, from an Optionholder to the Fund giving notice of the exercise or partial exercise of an Exchange Option granted to the Optionholder;

         (w) "OPTION AGREEMENT" means an agreement, substantially in the form of the agreement set out in Schedule B to this Plan, between the Fund and an Eligible Person setting out the terms of an Exchange Option granted to the Eligible Person;

         (x) "OPTIONED UNITS" means the Units that may be subscribed for by an Optionholder pursuant to a particular Option Agreement;

         (y) "OPTIONHOLDER" means an Eligible Person who acquires an Exchange Option;

         (z) "ORIGINAL GRANT DATE" means the date on which an Original Option was granted being the date that the Board resolved to grant such option, unless the Board resolved to ratify options to acquire Common Shares granted on an earlier date or to delay the grant of options to acquire Common Shares to a later date, in which case the Original Grant Date will be such earlier or later date;

         (aa) "ORIGINAL OPTION" means an Option described in Section 1.1 (including for greater certainty, any related Share Appreciation Right) which, as an intermediate step in the exchange described in Section 4.1, is exchanged for an option to purchase a New Non-Voting Share (and, for greater certainty, any related share appreciation right) of FCL Amalco (as those terms are defined in the Plan of Arrangement);

         (bb) "PERSON" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, agency, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

         (cc) "PERSONAL HOLDING CORPORATION" means a corporation that is controlled by an Eligible Person (who is a natural person) and the shares of which are beneficially owned by the Eligible Person and the spouse, minor children or minor grandchildren of the Eligible Person;

         (dd)     "PLAN" has the meaning ascribed to it in Section 1.1;

         (ee) "PLAN OF ARRANGEMENT" means the plan of arrangement appearing as Schedule A to the Combination Agreement which describes the steps comprising the Arrangement;

         (ff) "RETIREMENT TRUST" means a trust governed by a registered retirement savings plan or a registered retirement income fund established by and for the benefit of an Eligible Person (who is a natural person);

         (gg) "SHARE APPRECIATION RIGHTS" are the rights granted to the CP Optionholders in connection with the options granted under the key employee stock option plan of Canadian Pacific Limited, which options and rights were replaced by options and share appreciation rights under the KESOP;

         (hh) "SUBSIDIARY" means any corporation that is a subsidiary of the Corporation as defined in the Securities Act (Alberta);

         (ii)     "TRUSTEES" means the trustees of the Fund from time to time;

         (jj) "UNIT APPRECIATION RIGHTS" means the Unit appreciation rights issued under the Plan forming part of the Exchange Options issued to CP Optionholders pursuant to the Plan of Arrangement;

         (kk) "UNIT COMPENSATION ARRANGEMENT" means any unit option plan, employee unit purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Units from treasury to one or more Eligible Persons; and

         (ll)     "UNITS" means trust units of the Fund.

2.2      INTERPRETATION.

         (a)      Time shall be the essence of this Plan.

         (b) Words denoting the singular number include the plural and vice versa and words denoting any gender include all genders.

         (c) This Plan and all matters to which reference is made herein will be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

2.3      EFFECTIVENESS.

This Plan will become effective at the Effective Time in the manner specified by the Plan of Arrangement.

                                   ARTICLE 3
                         GENERAL PROVISIONS OF THE PLAN

3.1      ADMINISTRATION.

The Plan will be administered by the Trustees and the Trustees will interpret the Plan and determine all questions arising out of the Plan and any Exchange Option issued pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Corporation, the Fund, Eligible Persons, Optionholders and all other affected Persons.

3.2      UNITS RESERVED.

         (a) The maximum number of Units that may be reserved for issuance under the Plan is 776,034, which will be equal to the number of Original Options outstanding immediately prior to the Effective Time. The maximum number of Units will be reduced as Exchange Options are exercised and the Units so reserved are issued.

         (b) The maximum number of Units that may be reserved for issuance to any one Eligible Person under the Plan is 5% of the number of Units outstanding at the time of reservation.

3.3      LIMITS WITH RESPECT TO INSIDERS.

         (a) The maximum number of Units that may be reserved for issuance to Insiders on the exercise of Exchange Options issued under the Plan and under or pursuant to any other Unit Compensation Arrangement of the Fund is 10% of the number of Units outstanding.

         (b) The maximum number of Units that may be issued to Insiders under the Plan and any other Unit Compensation Arrangement of the Fund within a one-year period is 10% of the number of Units outstanding.

         (c) The maximum number of Units that may be issued to any one Insider (and such Insider's associates, as defined in the Securities Act (Alberta)), under the Plan and any other Unit Compensation Arrangement of the Fund within a one-year period is 5% of the number of Units outstanding.

         (c) For the purposes of (a), (b) and (c) above, any entitlement to acquire Units issued pursuant to the Plan or any other Unit Compensation Arrangement of the Fund prior to the grantee becoming an Insider is to be excluded. For the purposes of (b) and (c) above, the number of Units outstanding is to be determined on the basis of the number of Units outstanding at the time of the reservation or issuance, as the case may be, excluding Units issued under the Plan or under any other Unit Compensation Arrangement of the Fund over the preceding one-year period.

3.4      NON-EXCLUSIVITY.

Nothing in this Plan will prevent the Trustees from adopting other or additional Unit Compensation Arrangements, subject to obtaining any required regulatory or shareholder approvals.

3.5      AMENDMENT OR TERMINATION OF PLAN AND EXCHANGE OPTIONS.

         (a)      The Trustees may amend,  suspend or terminate the Plan at any
                  time,   provided  that  no  such  amendment,   suspension  or
                  termination may:

                  (i) be made without obtaining any required regulatory or securityholder approvals; or

                  (ii) prejudice the rights of any Optionholder under any Exchange Option previously granted hereunder to the Optionholder, without the consent or deemed consent of the Optionholder.

         (b) The Trustees may amend the terms of any outstanding Exchange Option (including, without limitation, to cancel any Exchange Option(s) previously issued), provided that:

                  (i) any required regulatory and securityholder approvals are obtained;

                  (ii)     the  Trustees   would  have  had  the  authority  to
                           initially grant the Exchange Option under terms as so amended; and

                  (iii) the consent or deemed consent of the Optionholder is obtained if the amendment would prejudice the rights of the Optionholder under the Exchange Option.

3.6      COMPLIANCE WITH LAWS AND STOCK EXCHANGE RULES.

The Plan, the issuance of Exchange Options and the exercise of Exchange Options under the Plan and the Fund's obligation to issue Units on exercise of Exchange Options will be subject to all applicable federal, provincial and foreign laws, rules and regulations and the rules of any stock exchange on which the Units are listed for trading. Unless otherwise agreed to by the Fund in writing, no Exchange Option will be issued and no Optioned Units will be issued on the exercise of Exchange Options under the Plan where such issue would require registration of the Plan or such Optioned Units under the securities laws of any foreign jurisdiction. Optioned Units issued to Optionholders pursuant to the exercise of Exchange Options may be subject to limitations on sale or resale under applicable securities laws.

3.7      PARTICIPATION IN THE PLAN.

The participation of any Eligible Person in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Units. The Fund does not assume responsibility for the income or other tax consequences for Eligible Persons and they are advised to consult with their own tax advisors.

3.8      CP OPTIONHOLDERS.

Each Exchange Option, including any accompanying Unit Appreciation Right, issued to a CP Optionholder pursuant to the Plan of Arrangement will be subject to the provisions of this Plan, with the necessary changes, provided that none of the provisions of this Plan will operate so as to adversely affect the rights of the CP Optionholders as set forth in the key employee stock option plan of Canadian Pacific Limited.

                                   ARTICLE 4
                              EXCHANGE OF OPTIONS

4.1      EXCHANGE OF OPTIONS.

         (a) Pursuant to the Plan of Arrangement, at the Effective Time, each Original Option will ultimately be exchanged for an Exchange Option, and thereafter the Original Options will be cancelled.

         (b) The Exercise Price of each Exchange Option issued pursuant to the Plan of Arrangement will be determined pursuant to the Plan of Arrangement.

         (c) The Expiry Date of an Exchange Option will be ten years after the Original Grant Date of the Original Option, subject to:

                  (i) any determination by the Trustees at the time of the Original Grant Date that a particular Original Option would have a shorter term; and

                  (ii) the provisions of section 4.3 relating to early expiry.

         (d) In the event of any conflict between the Plan and the Combination Agreement, the terms of the Combination Agreement will prevail.

         (e) After the Effective Time, no further grants of Exchange Options will be made under this Plan.

4.2      OPTION AGREEMENT.

As soon as practicable following the Effective Time, the Fund shall deliver to the Optionholder an Option Agreement, containing the terms of the Exchange Option and executed by the Fund. Upon return to the Fund of the Option Agreement, executed by the Optionholder, the Optionholder will be a participant in the Plan and have the right to purchase the Units on the terms set out in the Option Agreement and in the Plan.

4.3      EARLY EXPIRY.

An Exchange Option will continue in effect until its Expiry Date or expire before its Expiry Date, as the case may be, in the following events and manner:

         (a) if an Optionholder resigns from his employment (other than in the circumstances described in (c)), or an Optionholder's contract as a Consultant terminates at its normal termination date, then the Optionholder must exercise his Exchange Option during the period ending on the earlier of (i) 60 days after the date of resignation or termination and (ii) the Expiry Date, after which period the Exchange Option will expire;

         (b) if an Optionholder's employment is terminated by the Corporation or a Subsidiary without Cause, including a constructive dismissal, or an Optionholder's contract as a Consultant is terminated by the Corporation or a Subsidiary before its normal termination date without Cause, then the Optionholder must exercise his Exchange Option during the period ending on the earlier of (i) 60 days after the Date of Termination and (ii) the Expiry Date, after which period the Exchange Option will expire;

         (c) if an Optionholder's employment is terminated by the Corporation or a Subsidiary for Cause, or an Optionholder's contract as a Consultant is terminated by the Corporation or a Subsidiary before its normal termination date for Cause, including where an Optionholder resigns from his employment or terminates his contract as a Consultant after being requested to do so by the Corporation or Subsidiary as an alternative to being terminated for Cause, then the Exchange Option will expire on the Date of Termination;

         (d) if an Optionholder's contract as a Consultant is frustrated before its normal termination date due to permanent disability, then the Optionholder must exercise his Exchange Option during the period ending on the earlier of (i) six months after the date of frustration and (ii) the Expiry Date, after which period the Exchange Option will expire;

         (e) if an Optionholder's employment ceases due to permanent disability, then the Exchange Option may be exercised prior to the Expiry Date;

         (f) if an Optionholder retires upon attaining the mandatory or early retirement age established by the Corporation or a Subsidiary from time to time (other than a Non-Employee Director as described in (g)), then the Exchange Option may be exercised prior to the Expiry Date;

         (g) subject to paragraph (h) below, if an Optionholder who is a Non-Employee Director ceases to be a member of the Board (whether as a result of the resignation of the Non-Employee Director from the Board or the Non-Employee Director not standing for re-election or not being re-elected as a member of the Board by the shareholders of the Corporation at a meeting, or for any other reason other than as a result of death), then the Non-Employee Director must exercise his Exchange Option during the period ending on the earlier of
                  (i) 36 months after the date of cessation and (ii) the Expiry Date, after which the Exchange Option will expire;

         (h) if an Optionholder who is a Non-Employee Director ceases to be a member of the Board in the circumstances described in
                  (g) above, but immediately thereafter becomes a Trustee of the Fund, then the Exchange Option held by such Optionholder must be exercised on the earlier of (i) 36 months after the date the Optionholder ceases to be a Trustee of the Fund, and
                  (ii) the Expiry Date, after which the Exchange Option will expire;

         (i) if an Optionholder dies, then any exercise must be effected by a legal representative of the Optionholder's estate or by a person who acquires the Optionholder's rights under the Exchange Option by bequest or inheritance and any such exercise must be effected during the period ending on the earlier of (i) 12 months after the death of the Optionholder and (ii) the Expiry Date, after which period the Exchange Option will expire;

subject to the right of the Trustees to, after the Original Grant Date, set shorter (with the consent of the Optionholder) or longer periods for exercise (not later than the Expiry Date) with respect to a particular Optionholder or group of Optionholders. Notwithstanding the foregoing, the early expiry provisions set out in this Section 4.3 shall not apply to the CP Optionholders whose Exchange Options and Unit Appreciation Rights shall continue to be governed by the terms of the resolution of the board of directors of Canadian Pacific Limited dated July 30, 2001, providing for the extension of the CP Optionholders' exercise period until the end of the original grant period, notwithstanding any earlier termination of employment.

4.4      LIMITED ASSIGNMENT.

         (a) Unit Appreciation Rights may not be assigned separately from the related right to acquire Units.

         (b)      Exchange    Options,    including   any   accompanying   Unit
                  Appreciation Rights, may not be assigned, except to:

                  (i) an Optionholder's Family Trust, Personal Holding Corporation or Retirement Trust (or between such entities or from either of such entities to the Optionholder); or

                  (ii) a legal representative of the Optionholder's estate or a person who acquires the Optionholder's rights under the Exchange Option by bequest or inheritance on death of the Optionholder.

         (c) If a Personal Holding Corporation to which an Exchange Option, including any accompanying Unit Appreciation Right, has been granted or assigned is no longer controlled by the related Eligible Person, or the shares of the Personal
                  Holding Corporation are no longer beneficially owned by the Eligible Person and persons who were the spouse, minor children or minor grandchildren of the Eligible Person at the time of grant or assignment, then the Exchange Option, including any accompanying Unit Appreciation Right, cannot be exercised until it is assigned by the Personal Holding Corporation to that Eligible Person or another assignee permitted by section 4.4(a).

4.5 NO RIGHTS AS UNITHOLDER OR TO REMAIN AN ELIGIBLE PERSON; STATUS OF CONSULTANTS.

         (a) An Optionholder will only have rights as a unitholder of the Fund with respect to those of the Optioned Units that the Optionholder has acquired through exercise of an Exchange Option in accordance with its terms.

         (b) Nothing in this Plan or in any Option Agreement will confer on any Optionholder any right to remain as an officer, employee, Consultant, director or trustee of the Fund, the Corporation or any Subsidiary.

         (c) Nothing in this Plan or in any Option Agreement entered into with a Consultant will constitute the Consultant as an employee of the Fund, the Corporation or any Subsidiary.

4.6      ADJUSTMENTS.

Adjustments will be made to (i) the Exercise Price of an Exchange  Option,  and
(ii) the number of Optioned Units delivered to an Optionholder upon exercise of an Exchange Option in the following events and manner, subject to any required regulatory approvals and the right of the Trustees to make such other or additional adjustments, or to make no adjustments at all, as the Trustees considers to be appropriate in the circumstances:

         (a) upon (i) a subdivision of the Units into a greater number of Units, (ii) a consolidation of the Units into a lesser number of Units, or (iii) the distribution of Units to the holders of Units (excluding a Unit distribution made in lieu of a cash distribution in the ordinary course and in accordance with the Fund's distribution policy, and excluding a distribution of Units under another Unit Compensation Arrangement), the Exercise Price will be adjusted accordingly and the Trustee will deliver upon exercise of an Exchange Option, in addition to or in lieu of the number of Optioned Units in respect of which the right to purchase is being exercised, such greater or lesser number of Units as result from the subdivision, consolidation or Unit distribution;

         (b) upon (i) a capital reorganization, reclassification or change of the Units, (ii) a consolidation, amalgamation, arrangement or other form of business combination of the Fund with another Person or (iii) a sale, lease or exchange of all or substantially all of the property of the Fund, the Exercise Price will be adjusted accordingly and the Fund will deliver upon exercise of an Exchange Option, in lieu of the Optioned Units in respect of which the right to purchase is being exercised, the kind and amount of units or other securities or property as results from such event;

         (c)      upon the  distribution by the Fund to holders of the Units of
                  (i) units of any class (whether of the Fund or another fund) other than Units, (ii) rights, options or warrants, (iii) evidences of indebtedness or (iv) cash (excluding a cash distribution paid in the ordinary course and in accordance with the Fund's distribution policy), securities or other property or assets, the Exercise Price will be adjusted accordingly but no adjustment will be made to the number of Optioned Units to be delivered upon exercise of an Exchange Option;

         (d) adjustments to the Exercise Price of an Exchange Option will be rounded up to the nearest one cent and adjustments to the number of Optioned Units delivered to an Optionholder upon exercise of an Exchange Option will be rounded down to the nearest whole Unit; and

         (e) an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative.

In the event that any adjustment is made to the Exercise Price of an Exchange Option or the number of Optioned Units issuable on exercise of an Exchange Option, similar changes will be made to the exercise price of a Unit Appreciation Right so as to preserve its value.

                                   ARTICLE 5
                              EXERCISE OF OPTIONS

5.1      MANNER OF EXERCISE.

An Optionholder who wishes to exercise an Exchange Option may do so by delivering, on or before the Expiry Date of the Exchange Option:

         (a)      a completed Notice of Exercise; and

         (b) subject to section 5.3, a certified cheque, money order or bank draft payable to the Fund for the aggregate Exercise Price of the Optioned Units being acquired (and any tax payable in accordance with Section 5.4).

If the Optionholder is deceased or mentally disabled, the Exchange Option may be exercised by a legal representative of the Optionholder or the Optionholder's estate or by a person who acquires the Optionholder's rights under the Exchange Option by bequest or inheritance and who, in addition to delivering the Notice of Exercise and (if applicable) certified cheque, money order or bank draft described above and must also deliver evidence of their status.

5.2      DELIVERY OF UNIT CERTIFICATE.

Not later than five business days after receipt pursuant to section 5.1 of the Notice of Exercise and payment in full for the Optioned Units being acquired, the Fund will direct its registrar and transfer agent to issue a certificate in the name of the Optionholder or an intermediary on behalf of the Optionholder, (or, if deceased, his legal representative or beneficiary) for the number of Optioned Units purchased by the Optionholder or the intermediary (or his legal representative or beneficiary), which will be issued as fully paid and non-assessable Units.

5.3      CASHLESS EXERCISE.

To the extent permitted by applicable laws as determined in the sole discretion of the Trustees, an Optionholder may elect to effect a "cashless" exercise of its Exchange Options. In such case, the Optionholder will not be required to deliver to the Fund the certified cheque, money order or bank draft referred to in section 5.1. Instead, the Optionholder will complete a Cashless Exercise Instruction Form in the form attached as Schedule C to the Plan, pursuant to which:

         (a) the Optionholder will instruct a broker selected by the Optionholder to sell through the Toronto Stock Exchange the Optioned Units issuable on exercise of an Exchange Option, as soon as possible and at the then applicable bid price for the Units of the Fund;

         (b) on the settlement date for the trade, the Fund will direct its registrar and transfer agent to issue a certificate in the name of the broker (or as the broker may otherwise direct) for the number of Optioned Units issued on exercise of the Exchange Option, against payment by the broker to the Fund of the Exercise Price for such Optioned Units; and

         (c) the broker will deliver to the Optionholder the remaining proceeds of sale, net of brokerage commission (and any tax payable in accordance with Section 5.4).

5.4      WITHHOLDING.

If the Fund determines that the satisfaction of taxes, including withholding tax, or other withholding liabilities is necessary or desirable in respect of the exercise of any Exchange Option, including any accompanying Unit Appreciation Right, the exercise of the Exchange Option is not effective unless such taxes have been paid or withholdings made to the satisfaction of the Trustees. The Fund may require an Optionholder to pay to the Fund, in addition to the Exercise Price for the Optioned Units, any amount that the Fund or the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Exchange Option. Any such additional payment is due no later than the date on which any amount with respect to the Exchange Option exercised is required to be remitted by the Fund or the Corporation.

5.5      INDEMNIFICATION.

Every Trustee will at all times be indemnified and saved harmless by the Fund and from its assets from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Trustee may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Trustee, otherwise than by the Fund, for or in respect of any act done or omitted by the Trustee in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action suit or proceeding or in satisfaction of any judgement rendered therein.

5.6      EFFECT ON TRUSTEES.

The Trustees have established this Plan solely in their capacity as Trustees on behalf of the Fund and the obligations of the Fund hereunder shall not be personally binding upon the Trustees or any of the Unitholders of the Fund or any annuitant under a plan of which a Unitholder is a trustee or carrier ("Annuitant"). Any recourse against the Fund, the Trustees or any Unitholder or annuitant in any manner in respect of any indebtedness, obligation or liability of the Fund arising hereunder or arising in connection herewith or from the matters to which this Plan relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of the Fund's assets, without recourse to the personal assets of any of the foregoing persons.

                        SCHEDULE A - NOTICE OF EXERCISE

                          FORDING CANADIAN COAL TRUST
                              EXCHANGE OPTION PLAN

          TO:          Solium Capital Inc.                FROM:
                       Geri Langley                       Title:
                       710, 805 8(th) Avenue SW           Work Address:
                       Calgary, B, T2P 1H7
          Phone:       (403) 515-3909                     Phone:
          Fax:         (403) 515-3919                     Fax:

I hereby elect to exercise [_] Exchange Options of Fording Canadian Coal Trust (the "FUND") granted to me under the provisions of the Exchange Option Plan (the "PLAN") dated [____]. The grant ID was and the Exercise Price of these Exchange Options was set as $ [____]per Optioned Unit.

I have enclosed a certified cheque, bank draft or money order in the amount of $ [____] (number of options being exercised x Exercise Price) representing the cost to purchase [____] Units of the Fund and any tax payable in accordance with Section 5.4 of the Plan.

I request that the certificate be registered and delivered as follows:

Name:  ________________________________________________________________

Address: ______________________________________________________________

City/Province: ________________________________________________________

Postal Code:  _________________________________________________________

I hereby elect to exercise Unit Appreciation Rights (UARs) of the Fund granted to me under the provisions of the Exchange Option Plan dated [____]. The grant ID was [____] and the price of these UARs are set at $ [____] per unit.

Current Revenue Canada/Quebec administrative practice provides that 50% of the appreciation realized by the UAR exercise is exempt from income tax. The remaining 50% of the appreciation will be taxed at the top marginal rate.

                            Signed

                                    (Address I would like my cheque mailed to)

                            Dated:

                                        (City/Province/Postal Code)

To be completed by Solium Capital Inc. and faxed to the Fund:

Solium  Capital  Inc.   confirms  that  [____]  is  eligible  to  exercise  the
entitlement indicated herein.

                            Sarum Capital Inc.          Date

                     SCHEDULE B - FORM OF OPTION AGREEMENT

                          FORDING CANADIAN COAL TRUST
                              EXCHANGE OPTION PLAN
                                OPTION AGREEMENT

This Option Agreement is entered into between Fording Canadian Coal Trust (the "Fund") and the optionholder named below (the "Optionholder") is a participant in the Fording Canadian Coal Trust Exchange Option Plan (the "Plan"), a copy of which is attached hereto. The Optionholder hereby confirms that:

1.    on 200[_] (the "Grant Date");

2.    the Optionholder;

3. was granted an option (the "Exchange Option") to purchase [_] Units (the "Optioned Units") of the Fund to indirectly replace and exchange for the Optionholder's Original Options (as defined in the Plan);

4.    at a price (the "Exercise Price") of $ [_] per Optioned Unit; and

5.    for a term expiring at 5:00 p.m., [_] time, on [_] (the "Expiry Date");

on the terms and subject to the conditions set out in the Plan.

By signing this agreement, the Optionholder acknowledges that he has read and understands the terms of the Plan and accepts the Exchange Option in exchange for his Original Options in accordance with the terms of the Plan.

IN WITNESS WHEREOF the Fund and the Optionholder have executed this Option Agreement as of [_], 200[_].

FORDING CANADIAN COAL TRUST

By:                                  [Trustee]
    --------------------------------
                                     Name of Optionholder
------------------------------------
                                     Signature of Optionholder
------------------------------------

                SCHEDULE C - CASHLESS EXERCISE INSTRUCTION FORM

                          FORDING CANADIAN COAL TRUST
                              EXCHANGE OPTION PLAN

              TO:        Brokerage Firm:         FROM:
                         Broker Name:            (Title:)
                                                 (Work Address)
              Phone:     (403) 515-3909
              Fax:       (403) 515-3919
                         A/C Number:
                                                 FAX A COPY TO:
                                                 Client Services
                                                 Solium Capital Inc.
                                                 710, 805 - 8th Avenue SW
                                                 Calgary, AB
                                                 T2P 1H7
                                                 Fax: (403) 515-3919

I hereby authorize [__] to sell [__] Units of the Fund at a price of $ [__]. Concurrent with the sale of Units, I hereby elect to exercise Grant number [__] made to me under the provisions of the Exchange Option Plan as of [__] at an Exercise Price of $ [__] per Optioned Unit.

Upon the sale of [__] Units of the Fund, I direct [__] to deliver payment to the Fund. The aggregate amount that will be paid to the Fund will be $ [__] (number of Optioned Units to be exercised [__] (LOGO) Exercise Price [__] ).

Upon receipt by the Fund of $ [__] , I hereby direct that a certificate for the Optioned Units referred to above be issued in the name of [__] for the account of [__] and delivered to [__] .

Upon receipt of the units, I direct [__] Units exercised under my Option Agreement, less brokerage commission fees as follows:


[ ] Mail to my address      [ ] Pick up from Broker
[ ] Deposit to my bank      ___________________________________
Account:     Bank ID #         Transit #          A/C #
Bank Address:
Signed:                        Home Address:
Date: ________________________

To be completed by Solium Capital Inc. and faxed to Broker:

Solium Capital Inc. hereby confirms that [__] is eligible to exercise the Exchange Option referred to herein:

                     Solium Capital Inc.         Date


To be completed by the Broker and faxed to Fording Canadian Coal Trust within 3 days of transaction:

This hereby confirms that the options referred to above were sold at a price of $ [__] per Unit.

                     Broker's Signature          Date

                                  SCHEDULE "B"

                        FORDING CANADIAN COAL TRUST NOTE

$35.00 (CDN.)

l. FOR VALUE RECEIVED the undersigned unconditionally promises to pay to the holder of this Note (the "LENDER") or to its order, in lawful money of Canada, the amount of $35.00 (the "PRINCIPAL AMOUNT"). No interest shall accrue or be payable on the Principal Amount.

2. The Principal Amount is repayable, at the election of the Lender, on demand.

3. When not in default under this Note, the undersigned shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

4. The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right.

5. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

6. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

DATED:  o

The Trustees of the FORDING CANADIAN COAL TRUST on behalf of such Trust by their duly authorized signatory


By:


Name: o
Title:    o

                                  SCHEDULE "C"

The terms and conditions of the New Voting Preference Shares and New Non-Voting Shares of FCL Amalco shall be as follows:

1.       NEW  NON-VOTING  SHARES.

The rights, privileges, restrictions and conditions attaching to the New Non-Voting Shares are as follows:

         (a) PAYMENT OF DIVIDENDS: The holders of the New Non-Voting Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the New Non-Voting Shares, the board of directors may in its sole discretion declare dividends on the New Non-Voting Shares to the exclusion of any other class of shares of the Corporation.

         (b) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the New Non-Voting Shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the New Non-Voting Shares, be entitled to participate rateably in any distributions of the assets of the Corporation.

         (c) VOTING RIGHTS: Except as otherwise provided in the Canada Business Corporations Act, the holders of the New Non-Voting Shares shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation.

2.       NEW VOTING PREFERENCE SHARES.

The rights, privileges, restrictions and conditions attaching to the New Voting Preference Shares are as follows:

         (a) DEFINITIONS: With respect to the New Voting Preference Shares, the following terms shall have the meanings ascribed to them below:

                  (i)      "ACT" means the Canada Business Corporations Act;

                  (ii) "REDEMPTION AMOUNT" in respect of each New Voting Preference Share means the amount of $0.01; and

                  (iii)    "REDEMPTION  PRICE" in  respect  of each New  Voting
                           Preference Share means the Redemption Amount together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding up or the date of redemption, as the case may be.

         (b) PAYMENT OF DIVIDENDS: The holders of the New Voting Preference Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the New Voting Preference Shares, the board of directors may in its sole discretion declare dividends on the New Voting Preference Shares to the exclusion of any other class of shares of the Corporation.

         (c) VOTING RIGHTS: Each holder of New Voting Preference Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than New Voting Preference Shares) or a specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the New Voting Preference Shares, each holder of New Voting Preference Shares shall be entitled to one vote in respect of each New Voting Preference Share held by such holder.

         (d) LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the New Voting Preference Shares shall be entitled to receive before any distribution of any part of the assets of the Corporation among the holders of the New Non-Voting Shares or any other class of shares of the Corporation ranking junior to the New Voting Preference Shares, an amount equal to the Redemption Price of the New Voting Preference Shares. After payment to the holders of the New Voting Preference Shares of the amount so payable to such holders as herein provided, the holders shall not be entitled to share in any further distribution of the property or assets of the Corporation.

         (e)      REDEMPTION AT THE OPTION OF THE CORPORATION:

                  (i) Subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the New Voting Preference Shares registered in the name of any holder of any such New Voting Preference Shares on the books of the Corporation with or without the consent of such holder by giving notice in writing to such holder specifying:

                           (A) that the Corporation desires to redeem all or any part of the New Voting Preference Shares registered in the name of such holder;

                           (B) if part only of the New Voting Preference Shares registered in the name of such
                                    holder  is  to  be  redeemed,   the  number
                                    thereof to be so redeemed;

                           (C) the business day (in this paragraph referred to as the "REDEMPTION DATE") on which the Corporation desires to redeem such New Voting Preference Shares. Such notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the Corporation or such shorter period of time as the Corporation and the holder of any such New Voting Preference Shares may agree; and

                           (D)      the place of redemption.

                  (ii) The Corporation shall, on the Redemption Date, redeem such New Voting Preference Shares by paying to such holder an amount equal to the Redemption Price on presentation and surrender of the certificate(s) for the New Voting Preference Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such New Voting Preference Shares shall thereupon be cancelled and the New Voting Preference Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque payable in the amount of the aggregate Redemption Price for the New Voting Preference Shares to be redeemed. From and after the Redemption Date, the holder thereof shall not be entitled to exercise any of the rights of holders of New Voting Preference Shares in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, or on presentation and surrender of the certificate(s) for the New Voting Preference Shares so called for redemption, whichever is later in which case the rights of the holder of the New Voting Preference Shares shall remain unaffected until payment in full of the Redemption Price.

         (f)      REDEMPTION AT THE OPTION OF THE HOLDER:

                  (i) Subject to the Act, a holder of any New Voting Preference Shares shall be entitled to require the Corporation to redeem at any time or times any New Voting Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate representing the New Voting Preference Shares which the holder desires to have the Corporation redeem together with a request in writing (in this paragraph referred to as a "Redemption Demand") specifying:

                           (A) that the holder desires to have the New Voting Preference Share represented by such certificate redeemed by the Corporation;

                           (B) if part only of the New Voting Preference Shares registered in the name of such
                                    holder  is  to  be  redeemed,   the  number
                                    thereof to be so redeemed; and

                           (C) the business day (in this paragraph referred to as the "Redemption Date") on
                                    which  the  holder   desires  to  have  the
                                    Corporation    redeem   such   New   Voting
                                    Preference Shares. The Redemption Demand shall specify a Redemption Date which shall not be a date earlier than the date on which the Redemption Demand is tendered to the Corporation or such other date as the holder and the Corporation may agree.

                  (ii) The Corporation shall, on such Redemption Date redeem all New Voting Preference Shares required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price therefor on presentation and surrender of the certificate(s) for the New Voting Preference Shares to be so redeemed at the registered office of the Corporation. The certificate(s) for such New Voting Preference Shares shall thereupon be cancelled and the New Voting Preference Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque in the amount of the aggregate Redemption Price for the New Voting Preference Shares to be redeemed. From and after the Redemption Date, such New Voting Preference Shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of New Voting Preference Shares in respect thereof unless payment of the said Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the New Voting Preference Shares shall remain unaffected until payment in full of the Redemption Price.

                                  SCHEDULE "D"

                              4123212 CANADA LTD.
                                 COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

         (a) Payment of Dividends: The holders of the Common Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to the holders of the Common Shares, the board of directors may in its sole discretion declare dividends on the Common. Shares to the exclusion of any other class of shares of the Corporation including, for greater certainty, the Preferred Shares provided that the board of directors may not declare dividends on the Common Shares if the Corporation is, or after the payment of the dividend would be, unable to pay the holders of the Preferred Shares the Redemption Price for each Preferred Share held by them.

         (b) Participation Upon Liquidation, Dissolution or Winding-up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distributions of the assets of the Corporation.

         (c) Voting Rights: The holders of the Common Shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of the Corporation.

                                  SCHEDULE "E"

                              4123212 CANADA LTD.
                                  NOMINAL NOTE

$0.01 (CDN.)

1. FOR VALUE RECEIVED the undersigned unconditionally promises to pay to the holder of this Note (the "Lender") or to its order, in lawful money of Canada, the amount of $0.01 (the "Principal Amount"). No interest shall accrue or be payable on the Principal Amount.

2. The Principal Amount is repayable, at the election of the Lender, on demand.

3. When not in default under this Note, the undersigned shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

4. The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right.

5. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

6. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

DATED o

4123212 CANADA LTD.

By:
         --------------------------------------------
         Name:  o
         Title:    o

                                  SCHEDULE "F"

                              4123212 CANADA LTD.
                                PREFERRED SHARES

1.       Definitions.

With respect to the Preferred Shares, the following terms shall have the meanings ascribed to them below:

         (a)      "Act" means the Canada Business Corporations Act.

         (b) "Plan of Arrangement" means the plan of arrangement describing the arrangement under Section 192 of the Act involving Fording Inc., Fording Coal Limited, 4123212 Canada Ltd., the Fording Canadian Coal Trust, Teck Cominco Limited, Westshore Terminals Income Fund, Teck Bullmoose Coal Inc., Quintette Coal Partnership, Luscar Coal Limited, CONSOL Energy Inc. and Sherritt Coal Partnership II.

         (c) "Redemption Amount" in respect of each Preferred Share means the amount determined in accordance with Section 5.1 of the Plan of Arrangement.

         (d) "Redemption Price" in respect of each Preferred Share means the Redemption Amount together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding-up or the date of redemption, as the case may be.

2.       Dividends.

The holders of the Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, non-preferential dividends. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Preferred Shares, the board of directors may in its sole discretion declare dividends on the Preferred Shares to the exclusion of any other class of shares of the Corporation.

3.       No Voting Rights.

Except as otherwise provided in the Act, the holders of the Preferred Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of the shareholders of the Corporation.

4.       Liquidation, Dissolution or Winding-up.

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive in respect of each such share held, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares and any other class of shares of the Corporation ranking junior to the

Preferred Shares, an amount equal to the Redemption Price of the Preferred Shares. After payment to the holders of the Preferred Shares of the amount so payable to such holders as herein provided, the holders shall not be entitled to share in any further distribution of the property or assets of the Corporation.

5.       Redemption At the Option of the Corporation.

         (a) Subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Preferred Shares registered in the name of any holder of any such Preferred Shares on the books of the Corporation with or without the consent of such holder by giving notice in writing to such holder specifying:

                  (i) that the Corporation desires to redeem all or any part of the Preferred Shares registered in the name of such holder;

                  (ii) if part only of the Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed;

                  (iii) the business day (in this paragraph referred to as the "Redemption Date") on which the Corporation desires to redeem such Preferred Shares. Such notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the Corporation or such shorter period of time as the Corporation and the holder of any such Preferred Shares may agree; and

                  (iv)     the place of redemption.

         (b) The Corporation shall, on the Redemption Date, redeem such Preferred Shares by paying to such holder an amount equal to the Redemption Price on presentation and surrender of the certificate(s) for the Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Preferred Shares shall thereupon be cancelled and the Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque payable in the amount of the aggregate Redemption Price for the Preferred Shares to be redeemed. From and after the Redemption Date, the holder thereof shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, or on presentation and surrender of the certificate(s) for the Preferred Shares so called for redemption, whichever is later in which case the rights of the holder of the Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

6.       Redemption At the Option of the Holder.

         (a) Subject to the Act, a holder of any Preferred Shares shall be entitled to require the Corporation to redeem at any time or times any Preferred Shares registered in the name of such holder on the books of the Corporation by tendering to the

                  Corporation at its registered office a share certificate representing the Preferred Shares which the holder desires to have the Corporation redeem together with a request in writing (in this paragraph referred to as a "Redemption Demand") specifying:

                  (i) that the holder desires to have the Preferred Share represented by such certificate redeemed by the Corporation;

                  (ii) if part only of the Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

                  (iii) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Preferred
                           Shares. The Redemption Demand shall specify a Redemption Date which shall not be a date earlier than the date on which the Redemption Demand is tendered to the Corporation or such other date as the holder and the Corporation may agree.

         (b) The Corporation shall, on such Redemption Date redeem all Preferred Shares required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price therefor on presentation and surrender of the certificate(s) for the Preferred Shares to be so redeemed at the registered office of the Corporation. The certificate(s) for such Preferred Shares shall thereupon be cancelled and the Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall he made by delivery to such holder of a cheque in the amount of the aggregate Redemption Price for the Preferred Shares to be redeemed. From and after the Redemption Date, such Preferred Shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the said Redemption Price is not made on the Redemption Date, in which case the tights of the holder of the Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

                                  SCHEDULE "G"

                              4123212 CANADA LTD.
                                PROMISSORY NOTE

1. FOR VALUE RECEIVED the undersigned unconditionally promises to pay to the holder of this Note (the "Lender") or to its order, in lawful money of Canada, the amount obtained by dividing $445,000,000 by the number of Common Shares held by Participating Shareholders immediately prior to the Effective Time (the "Principal Amount"). No interest shall accrue or be payable on the Principal Amount.

2. The Principal Amount is repayable, at the election of the Lender, on demand.

3. When not in default under this Note, the undersigned shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

4. The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right.

5. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

6. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

7. All capitalized terms used herein will have the meaning ascribed to them in the Plan of Arrangement.

DATED o

4123212 CANADA LTD.


        By:

Name: o
Title:    o

                                  SCHEDULE "H"

                       FCL AMALCO AMALGAMATION PROVISIONS

1.       Name of amalgamated corporation

         FORDING INC.

2.       The place in Canada where the registered office is to be situated

         Suite 1000, 205, Ninth Avenue S.E.
         City of Calgary, in the Province of Alberta, T2G 0R4

3. The classes and any maximum number of shares that the corporation is authorized to issue

         The authorized capital of the amalgamated corporation is the same as the authorized capital of Fording Inc. prior to the amalgamation contemplated hereby and is comprised of an unlimited number of Common Shares, an unlimited number of First Preferred Shares and an unlimited number of Second Preferred Shares.

4.       Restrictions, if any, on share transfers

         None.

5.       Number (or minimum and maximum number of directors)

         A minimum of 5 and a maximum of 20.

6.       Restrictions, if any, on business the corporation may carry on

         There are no restrictions.

7.       Other provisions, if any

         The actual number of directors within the maximum and minimum set out in paragraph 5 may be determined from time to time by resolution of the directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

8. The amalgamation has been effected as if approved and undertaken pursuant to and in accordance with Subsection 184(1) of the Act except to the extent modified by the Plan of Arrangement describing the arrangement under Section 192 of the Act involving Fording Inc., Fording Coal Limited, 4123212 Canada Ltd., the Fording Canadian Coal Fund, Teck Cominco Limited, Westshore Terminals Income Fund, Teck Bullmoose Coal Inc., Quintette Coal Partnership, Luscar Coal Limited, CONSOL Energy Inc. and Sherritt Coal Partnership II.

9.       Name of the amalgamating corporations

         Fording Inc. and Fording Coal Limited

                                  SCHEDULE "I"

                      NEW FORDING AMALGAMATION PROVISIONS

1.       Name of amalgamated corporation

                           FORDING INC.

2.       The place in Canada where the registered office is to be situated

         Suite 1000, 205, Ninth Avenue S.E.
         City of Calgary, in the Province of Alberta, T2G 0R4

3. The classes and any maximum number of shares that the amalgamated corporation is authorized to issue are the same as the authorized capital of 4123212 Canada Ltd. prior to the amalgamation contemplated hereby and is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, the rights, privileges, conditions and restrictions of which are described in Appendix 1 to this form.

4.       Restrictions, if any, on share transfers

         None.

5.       Number (or minimum and maximum number of directors)

         A minimum of 5 and a maximum of 20.

6.       Restrictions, if any, on business the corporation may carry on

         There are no restrictions.

7.       Other provisions, if any

         The actual number of directors within the maximum and minimum set out in paragraph 5 may be determined from time to time by resolution of the directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

8. The amalgamation has been effected as if approved and undertaken pursuant to and in accordance with Subsection 184(1) of the Act except to the extent modified by the Plan of Arrangement describing the arrangement under Section 192 of the Act involving Fording Inc., Fording Coal Limited, 4123212 Canada Ltd., the Fording Canadian Coal Fund, Teck Cominco Limited, Westshore Terminals Income Fund, Teck Bullmoose Coal Inc., Quintette Coal Partnership, Luscar Coal Limited, CONSOL Energy Inc. and Sherritt Coal Partnership II.

9.       Name of the amalgamating corporations

         4123212 Canada Ltd. and Fording Inc.

                           APPENDIX 1 TO SCHEDULE "I"

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

         (a) Payment of Dividends: The holders of the Common Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to the holders of the Common Shares, the board of directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation including, for greater certainty, the Preferred Shares, provided that the board of directors may not declare dividends on the Common Shares if the Corporation is, or after the payment of the dividend would be, unable to pay the holders of the Preferred Shares the Redemption Price for each Preferred Share held by them.

         (b) Participation Upon Liquidation, Dissolution or Winding-up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distributions of the assets of the Corporation.

         (c) Voting Rights: The holders of the Common Shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of the Corporation.

PREFERRED SHARES

The rights, privileges, conditions and restrictions attaching to the Preferred Shares are as follows:

1.       Definitions.

With respect to the Preferred Shares, the following terms shall have the meanings ascribed to them below:

         (a)      "Act" means the Canada Business Corporations Act.

         (b) "Plan of Arrangement" means the plan of arrangement describing the arrangement under Section 192 of the Act involving Fording Inc., Fording Coal Limited, 4123212 Canada Ltd., the Fording Canadian Coal Trust, Teck Cominco Limited, Westshore Terminals Income Fund, Teck Bullmoose Coal Inc., Quintette Coal Partnership, Luscar Coal Limited, CONSOL Energy Inc. and Sherritt Coal Partnership II.

         (c) "Redemption Amount" in respect of each Preferred Share means the amount determined in accordance with Section 5.1 of the Plan of Arrangement.

         (d) "Redemption Price" in respect of each Preferred Share means the Redemption Amount together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding-up or the date of redemption, as the case may be.

2.       Dividends.

The holders of the Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, non-preferential dividends. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Preferred Shares, the board of directors may in its sole discretion declare dividends on the Preferred Shares to the exclusion of any other class of shares of the Corporation.

3.       No Voting Rights.

Except as otherwise provided in the Act, the holders of the Preferred Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of the shareholders of the Corporation.

4.       Liquidation, Dissolution or Winding-up.

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive in respect of each such share held, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares and any other class of shares of the Corporation ranking junior to the Preferred Shares, an amount equal to the Redemption Price of the Preferred Shares. After payment to the holders of the Preferred Shares of the amount so payable to such holders as herein provided, the holders shall not be entitled to share in any further distribution of the property or assets of the Corporation.

5.       Redemption At the Option of the Corporation.

         (a) Subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Preferred Shares registered in the name of any holder of any such Preferred Shares on the books of the Corporation with or without the consent of such holder by giving notice in writing to such holder specifying:

                  (i) that the Corporation desires to redeem all or any part of the Preferred Shares registered in the name of such holder;

                  (ii) if part only of the Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed;

                  (iii) the business day (in this paragraph referred to as the "Redemption Date") on which the Corporation desires to redeem such Preferred Shares. Such notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the Corporation or such shorter period of time as the Corporation and the holder of any such Preferred Shares may agree; and

                  (iv)     the place of redemption.

         (b) The Corporation shall, on the Redemption Date, redeem such Preferred Shares by paying to such holder an amount equal to the Redemption Price on presentation and surrender of the certificate(s) for the Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Preferred Shares shall thereupon be cancelled and the Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque payable in the amount of the aggregate Redemption Price for the Preferred Shares to be redeemed. From and after the Redemption Date, the holder thereof shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, or on presentation and surrender of the certificate(s) for the Preferred Shares so called for redemption, whichever is later in which case the rights of the holder of the Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

6.       Redemption At the Option of the Holder.

Subject to the Act, a holder of any Preferred Shares shall be entitled to require the Corporation to redeem at any time or times any Preferred Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate representing the Preferred Shares which the holder desires to have the Corporation redeem together with a request in writing (in this paragraph referred to as a "Redemption Demand") specifying:

         (a)      that  the  holder   desires  to  have  the  Preferred   Share
                  represented by such certificate redeemed by the Corporation;

         (b) if part only of the Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

         (c) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Preferred Shares. The Redemption Demand shall specify a Redemption Date which shall not be a date earlier than the date on which the Redemption Demand is tendered to the Corporation or such other date as the holder and the Corporation may agree.

The Corporation shall, on such Redemption Date redeem all Preferred Shares required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price therefor on presentation and surrender of the certificate(s) for the Preferred Shares to be so redeemed at the registered office of the Corporation. The certificate(s) for such Preferred Shares shall thereupon be cancelled and the Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque in the amount of the aggregate Redemption Price for the Preferred Shares to be redeemed. From and after the Redemption Date, such Preferred Shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the said Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

                                  SCHEDULE "J"

                               LUSCAR/CONSOL NOTE

$224,000,000 (CDN.)

7. FOR VALUE RECEIVED the undersigned unconditionally promises to pay to the holder of this Note (the "Lender") or to its order the amount of $224,000,000 (the "Principal Amount") in cash or through the issuance of 6,400,000 common shares of FCL Amalco (as such term is defined in that certain Combination Agreement to which the undersigned is a party dated January 13, 2003). No interest shall accrue or be payable on the Principal Amount.

8. The Principal Amount is repayable, at the election of the Lender, on demand.

9. When not in default under this Note, the undersigned shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

10. The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right.

11. The undersigned hereby waives the right to assert in any action or proceeding with, regard to this Note any setoffs or counterclaims which the undersigned may have.

12. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

DATED o

FORDING INC.


By:
    -------------------------------

Name:  o
Title: o

*****
                                                                          FINAL

                                SCHEDULE 2.3(A)

                   TERM SHEET - GENERAL PARTNERSHIP AGREEMENT

PARTIES:                        o    Fording  Holdco,   Teck,   Quintette  Coal
                                     Partnership  ("QCP")  and  Teck  Bullmoose
                                     Coal Inc. ("TBCI").

MANAGEMENT AND EMPLOYEES:       o    In  order  to   facilitate   an  efficient
                                     transition    upon   completion   of   the
                                     Transaction,  the management and employees
                                     of  Fording  to  be   transferred  to  the
                                     Partnership   will  be   employed  by  the
                                     successor  by   amalgamation   to  Fording
                                     ("Fording   Holdco")   as  agent  for  the
                                     Partnership on terms no less favourable than their current terms of employment.

                                o Until permanent arrangements can be made, Fording Holdco will make all such persons exclusively available to the Partnership and the Partnership shall reimburse Fording Holdco for all costs/benefits relating to such employees and will indemnify Fording Holdco against claims by such persons and third party claims in relation to their activities on behalf of the Partnership.

                                o Following completion of the Transaction, employees, to the extent reasonable from the perspective of Fording Holdco and the Partnership, will be moved to a wholly-owned operating subsidiary of the Partnership at a tax effective time.

                                o Elkview employees will continue to be employed by Elkview Operating Corporation as agent for the Partnership.

                                o All management and employees of the Line Creek mine and the Luscar mine ultimately to be transferred to the partnership pursuant to the Transaction will continue to be employed by their respective employers until permanent arrangements can be made, and such employers will be reimbursed on the basis set forth above and Fording will make such persons available to the Partnership.

                                o Subject to the following, Teck, in its capacity as managing partner, shall be
                                     responsible   for  and  shall  manage  the
                                     business  and affairs of the  Partnership.
                                     All decisions relating to the business and
                                     affairs of the Partnership will be made by
                                     Teck,  other  than those  described  below
                                     under  the   heading   "Special   Majority
                                     Matters".

                                o Teck will exercise the degree of care, skill and diligence in its management of the Partnership that an experienced mine operator would use in the conduct of its own affairs, and will manage the Partnership in accordance with prudent mining practice. Teck will indemnify the Partnership in respect of its gross negligence or willful default in the performance of its management obligations.

SPECIAL MAJORITY MATTERS:       o    Notwithstanding    the   foregoing,    the
                                     following matters will require approval of Partners holding 95% of the Distribution
                                     Entitlement (a "Special Resolution"):

                                     (a)  merger, arrangement, or other similar
                                          transaction  involving  substantially
                                          all of the  business or assets of the
                                          Partnership;

                                     (b)  reorganization  of the  structure  of
                                          the  Partnership  in  a  manner  that
                                          would materially adversely affect the
                                          tax or  financial  consequences  to a
                                          Partner;

                                     (c)  any change in the distribution policy
                                          of the Partnership;

                                     (d)  a   voluntary   bankruptcy/insolvency
                                          proceeding    or   steps    for   the
                                          appointment  of a receiver in respect
                                          of any material  part of the business
                                          or assets of the Partnership;

                                     (e)  liquidation   of  the   Partnership's
                                          assets   or    dissolution   of   the
                                          Partnership;

                                     (f)  admission of new Partners, other than
                                          wholly-owned      subsidiaries     or
                                          affiliates of a Partner;

                                     (g)  change in Distribution  Entitlements,
                                          except   as   contemplated   by   the
                                          Partnership agreement;

                                     (h)  suspending  any of the  operations of
                                          the Partnership's business for a term
                                          in excess of one year;

                                     (i)  annual   capital   requirements   not
                                          included  in  the   approved   annual
                                          budget in excess of $10 million;

                                     (j)  a   decision    to    continue    the
                                          Partnership  if  the  Partnership  is
                                          terminated by operation of law;

                                     (k)  approval of the annual  operating and
                                          capital  plans or  budget,  including
                                          any material amendment thereto, prior
                                          to its expiry;

                                     (1)  any sale, lease, exchange,  transfer,
                                          disposition or assignment of material
                                          assets of the Partnership  other than
                                          as   contemplated   by   the   annual
                                          operating   and  capital   plans  and
                                          budget;

                                     (m)  institution    or    settlement    of
                                          litigation  in  amounts  in excess of
                                          $1,000,000;

                                     (n)  hedging transactions;

                                     (o)  any  delegation by Teck of its powers
                                          to manage the Partnership (other than
                                          to a wholly-owned subsidiary on terms
                                          reasonably    acceptable    to    the
                                          independent   directors   of  Fording
                                          Holdco);

                                     (p)  allocations     to    reserves    for
                                          reasonably     anticipated    working
                                          capital,     budget    and    capital
                                          expenditure      requirements     not
                                          contemplated  by the approved  annual
                                          capital plan and budget;

                                     (q)  the  entering  into of any  non-arm's
                                          length transactions;

                                     (r)  any  borrowings  in  excess  of  $100
                                          million for working capital purposes;
                                          and

                                     (s)  a decision to amend, modify, alter or
                                          repeal any Special Resolution.

CONTRIBUTIONS:                  o    At the Closing Time, Fording  contributes,
                                     on  a  tax-deferred   basis,   assets,  as
                                     further described and in the manner set forth in the Fording Contribution Term
                                     Sheet attached hereto as Schedule "A" (the
                                     "Fording Contributed Assets").

                                o At the Closing Time, Teck contributes, on a tax-deferred basis, assets as further described and in the manner set forth in the Teck Contribution Term Sheet attached hereto as Schedule "B" (the "Teck Contributed Assets").

                                o    TBCI agrees to  contribute  the  Bullmoose
                                     mine,    as    described   in   the   Teck
                                     Contribution Term Sheet.

                                o QCP agrees to contribute the Quintette Coal leases, the balance of the QCP Mobile Equipment and the fixed assets at the Quintette property, as described in the Teck Contribution Term Sheet.

                                o Any of the foregoing assets which cannot be conveyed at the Closing Time will be held in trust for the Partnership and the economic interests therein shall be assigned to the Partnership. In such case, the party required to convey such asset will use it best efforts to cause the asset to be transferred to the Partnership as soon as possible. In addition, it is understood that the Partners will use their best efforts to ensure that the Fording Contributed Assets and the Teck Contributed Assets (collectively, the "Contributed Assets") are contributed to the Partnership on a tax efficient basis for the contributor, having due regard to the benefits anticipated to accrue to such party pursuant to the Transaction. If any of the Contributed Assets can not be conveyed on such basis, the Partner shall hold such assets in trust for the
                                     Partnership   and  shall   assign  to  the
                                     Partnership,    the   economic    interest
                                     therein. Thereafter, the Partner shall use its best efforts to ensure that such asset is transferred to the Partnership as soon as possible.

DISTRIBUTION ENTITLEMENTS:      o    Fording's Partnership Interest entitles it
                                     to  Fording   Distribution   Entitlements,
                                     subject to reduction as described below.

                                o Teck's Partnership Interest entitles it to Teck, Distribution Entitlements, subject to increase as described below.

                                o Teck's Distribution Entitlements may be irrevocably increased by up to an additional 5% (bringing its total interest to 40%) in the manner hereinafter described.

                                o    In this term sheet,

                                     "Synergies"  means all cost (including for
                                     certainty all capital and operating costs)
                                     savings     and     increased     revenues
                                     attributable  to  the  combination  of the
                                     Teck  Contributed  Assets with the Fording
                                     Contributed   Assets    (including,    the
                                     Luscar/Consol  assets)  and the  operation
                                     thereof and  distribution and marketing of
                                     the production  thereof by the Partnership
                                     on an integrated basis; provided that such
                                     Synergies   shall  be  calculated  on  the
                                     basis,    without    duplication,     that
                                     eliminates  the  effect of  changes in the
                                     Canadian dollar,  changes in metallurgical
                                     coal prices  generally and any  associated
                                     impact of such  changes on  transportation
                                     costs and port  loading  charges  (but not
                                     eliminating changes in realized prices for
                                     the products of the Partnership  resulting
                                     from the  combination of assets  therein),
                                     changes in cash income and mineral  taxes,
                                     changes  in  transportation   costs  as  a
                                     result of contracted rate changes existing at the date hereof or negotiated as part of the Terminal Agreement. The annual amount of such Synergies during each coal year of the Period shall be set forth in a report of a mutually acceptable expert in metallurgical coal mining and marketing.

                                     "Elkview   Distributable   Cash"  will  be
                                     determined   on  a   basis   adjusted   to
                                     eliminate, without duplication, the effect
                                     of changes in the Canadian dollar, changes
                                     in  metallurgical  coal  prices  generally
                                     (but not  eliminating  changes in realized
                                     prices for the products of the Partnership
                                     resulting  from the  combination of assets
                                     therein),   changes  in  cash  income  and
                                     mineral taxes,  reductions in Elkview coal
                                     production  or sales in  comparison to its
                                     optimal capacity on a stand-alone basis as
                                     approved in the annual  budget and changes
                                     in  transportation  costs as a  result  of
                                     contracted  rate  changes  existing at the
                                     date  hereof.   For   certainty,   Elkview
                                     Distributable  Cash in any coal  year will
                                     be determined,  based on the review of the
                                     mutually   acceptable  expert,  so  as  to
                                     adjust to  eliminate  the  effect of items
                                     determined  to be the result of  Synergies
                                     which are  counted in the  calculation  of
                                     Incremental  Returns for that year, and to
                                     adjust   for   unusual   fluctuations   in
                                     inventories.

                                     "Period" means the next four coal years of the Partnership (being April 1, 2003 to March 31, 2007).

                                     "Incremental Return" means, in respect of any coal year during the Period, the positive amount by which the aggregate of
                                     (a)  Elkview  Distributable  Cash for such
                                     year and (b) the Synergies achieved during such year, exceeds the aggregate of (x) Elkview Distributable Cash for the year ended December 31, 2002, (y) the sum of $25 million and (z) the cumulative amount of the Incremental Return for each of the preceding coal years during the Period.

                                o At the end of each coal year during the Period, Teck's Distribution Entitlement (as defined below) will be permanently increased by 0.1% in respect of each $1 million of Incremental Return in such coal year. Any such increase will be made, effective as at the end of such coal year, by an increase in Teck's Distribution Entitlement and in corresponding decrease in the Distribution Entitlement of Fording Holdco.

                                o Any dispute with respect to the determination of Incremental Returns will be resolved through a dispute resolution mechanism to be established in the definitive agreement.

DISTRIBUTION POLICY:            o    The  Partnership  will  distribute  to its
                                     Partners in proportion to their respective
                                     Distribution  Entitlements   distributable
                                     cash  on a  monthly  basis.  Distributable
                                     cash   will   be   defined   as  all   the
                                     Partnership's    available    cash   after
                                     reservation for:

                                     (a)   payment of its debt obligations,  if
                                           any;

                                     (b)   operating  expenses  and  Sustaining
                                           Capital Expenditures; and

                                     (c)   allocations   to   a   reserve   for
                                           reasonably    anticipated    working
                                           capital  and   capital   expenditure
                                           requirements      (provided     that
                                           reasonable   use  will  be  made  of
                                           operating  lines for working capital
                                           purposes).

                                     "Sustaining  Capital   Expenditure"  means
                                     expenditures   in  respect  of  additions,
                                     replacements  or improvements to property,
                                     plant and  equipment  required to maintain
                                     the    Partnership's    current   business
                                     operations.

DISTRIBUTION ENTITLEMENTS:           "Distribution    Entitlement"    means   a
                                     Partner's    proportional     entitlement,
                                     expressed as a percentage, to share in the profits and losses of the Partnership and to participate in the distribution of assets on liquidation or dissolution of the Partnership. The initial Distribution
                                     Entitlements will be as follows:

                                     Teck:             34.833%
                                     QCT:               0.164%
                                     TBCI:              0.003%
                                     Fording Holdco:       65%

                                     Income and  losses for tax and  accounting
                                     purposes will be allocated to the Partners
                                     in   proportion   to  their   Distribution
                                     Entitlements. The Partnership will in each fiscal period, unless otherwise agreed by the Partners claim the maximum permissible discretionary deductions available to it for tax purposes.

FORMATION OF PARTNERSHIP:       o    The  name  of  the  Partnership   will  be
                                     Fording Canadian Coal Partnership and it will be formed pursuant to the laws of Alberta.

REPRESENTATIONS AND WARRANTIES: o    The    Partners    will   make    standard
                                     representations and warranties regarding status and capacity.

OTHER ACTIVITIES:               o    Except to the extent otherwise  restricted
                                     by the Combination Agreement, Partners can engage in other activities unrelated to the production and sale of coal in North
                                     America for which they are not liable to account to the Partnership.

UNLIMITED
LIABILITY OF PARTNERS:          o    Except as provided below in respect of the
                                     guarantee  referred  to  under  "Financing
                                     Arrangements,"   Partners  have  unlimited
                                     liability for all debts, liabilities and obligations of the Partnership.

EVIDENCE OF OWNERSHIP:          o    On  request  of a  Partner,  the  Managing
                                     Partner    will   issue   a    certificate
                                     evidencing that Partner's status as a Partner and its Distribution Entitlement.

PARTNERSHIP MEETINGS:           o    Any Partner can call a meeting at any time
                                     on 10 business days' notice.

                                o Quorum for Partnership meetings will be at least two Partners holding not less than 95% of the outstanding Partnership Units.

                                o Partners may attend meetings in person or by proxy.

AMENDMENTS TO
PARTNERSHIP AGREEMENT:          o    Amendments  require  the  consent  of  all
                                     Partners.

FINANCING ARRANGEMENTS:         o    The Partnership will provide the guarantee
                                     contemplated by the financing arrangements
                                     being put in place in connection  with the
                                     Transaction  provided  in  such  case,  as
                                     against  Teck,  QCP and TBCI the rights of
                                     the lender  under the  guarantee  shall be
                                     limited in  recourse  to the assets of the
                                     Partnership,   it  is  unsecured  and  its
                                     principal  amount is not greater than $440
                                     million (the "Initial  Principal  Amount")
                                     and will  provide a similar  guarantee  in
                                     respect  of the  refinancing  of any  such
                                     facilities  provided that the amount being
                                     refinanced is not greater than the Initial
                                     Principal   Amount   and  the   terms  and
                                     conditions of the replacement guarantee are no more onerous than those of the guarantee given in connection with the initial financing.

                                o So long as the guarantee is in place, Fording Holdco will covenant in favour of Teck (i) not to sell any of its Partnership interest and (ii) not to carry on any business other than through the Partnership or in respect of its interest therein, and other than its Industrial Minerals business substantially as currently conducted, unless, in the reasonable judgment of Teck, the carrying on of such business could not, under any reasonably foreseeable circumstances, have an adverse effect on the financial condition of Fording Holdco.

PLEDGE OF
PARTNERSHIP INTEREST:           o    A  Partner   can   pledge,   mortgage   or
                                     hypothecate a Partnership interest subject to the credit facilities and guarantees being put in place in connection with the Transaction.

RESTRICTIONS ON WITHDRAWALS:    o    No Partner will have any right to withdraw
                                     any amount or receive any distribution except as provided in the Partnership
                                     Agreement and permitted by law.

TAX YEAR:                       o    12 months ended January 31 of each year.

REPORTING:                      o    Teck, in its capacity as Managing  Partner
                                     will  cause  the   Partnership  to  report
                                     monthly to the  Partners  with  respect to
                                     the  operational   results  and  financial
                                     performance   of   the   Partnership.   In
                                     addition,  on a quarterly basis, Teck will
                                     report to the board of Fording Holdco with
                                     respect to such  matters  and will  ensure
                                     that  Fording  Holdco  has  access to such
                                     other     information     regarding    the
                                     Partnership as may be required in respect of public company disclosure.

PARTNERS MEETINGS:              o    Where the  consent of Partners is required
                                     for  any  matter,  such  consent  will  be
                                     obtained  at a meeting of  Partners  or by
                                     written resolution of Partners. Consent or
                                     Approval  by   Partners   holding  95%  of
                                     Distribution  Entitlements will constitute
                                     approval  of  any  such  matter.  Partners
                                     meetings   will  be  held  on   reasonable
                                     notice,  such notice to be  accompanied by
                                     sufficient   information   to   permit   a
                                     reasoned decision with respect to the matters being considered. Each Partner will arrange for its representation at Partners' meetings by suitably experienced persons with expertise in coal mining and marketing and mine finance. Partners will be obligated to vote on any resolution of Partners in the best interests of the Partnership.

SALE/ASSIGNMENT
OF PARTNERSHIP                  o    A Partner  may sell,  assign,  transfer or
                                     dispose  of  its   INTEREST:   Partnership
                                     interest to a  subsidiary  or affiliate (a
                                     "Permitted   Transferee")   however,   any
                                     intended sale, assignment, transfer or disposition to other than a permitted transferee is subject to a right of first offer to the other Partner.

                                o The sale by Teck of its interest will be subject to the consent of the independent directors of Fording Holdco, such consent not to be unreasonably withheld.

WINDING UP/DISSOLUTION          o    The  Partnership  continues until wound up
OF PARTNERSHIP:                      or   dissolved   which   will   occur   on
                                     authorization by Special Resolution.

                                o After all the Partnership's liabilities are satisfied, assets are distributed to reduce amounts contributed in cash to capital and to Partners in proportion to their Distribution Entitlements, subject to rights of set-off in the event that the Partnership has rights against a Partner.

PARTNER SERVICES:               o    Partners  may  provide   services  to  the
                                     Partnership    at   cost,    subject    to
                                     arrangements   approved   by   the   other
                                     Partners (Teck services to be approved by directors of Fording Holdco independent of
                                     Teck).

                                                                          FINAL


                  SCHEDULE 2.3(C) TO THE COMBINATION AGREEMENT

                         PRAIRIE OPERATIONS TERM SHEET

                  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Combination Agreement.

PURCHASER:               o    Sherritt Coal  Partnership II ("SCPII"),  or such
                              other    entity    as   SCPII    may    designate
                              ("ACQUIRECO").

VENDOR:                  o    Fording  Inc. and its  relevant  subsidiaries  or
                              affiliates (collectively, the "VENDOR").

CLOSING DATE:            o    As defined in the Combination Agreement.

PURCHASED ASSETS:        o    Subject  to the  Royalties  described  under  the
                              heading    "Royalty"   below   (to   the   extent
                              applicable), all assets, rights and businesses described as "Prairie Operations" in Fording
                              Inc.'s 2001 Annual Report and Annual  Information
                              Form dated May 16, 2002, including:

                         o The Vendor's interest in the Genesee mining operations and the related reserves and resources (the "Genesee Mine") (including, without limitation, assignment by the Vendor to SCPII or its designate of the Genesee Coal Mine Joint Venture Agreement between the Vendor and EPCOR Utilities Inc., the Genesee Coal Mine Operating Agreements between the Vendor and the Joint Venturers and the Genesee Coal Mine Dedication and Unitization Agreement between the Vendor and EPCOR) including all current assets included in the working capital in respect of the Genesee Mine; the fixed assets used in connection with or associated with the Genesee Mine including, without limitation, those fixed assets that will be set out in a schedule to be provided at Closing and related reserves and resources; the Vendor's interest in the property at the site required to operate the mine and related infrastructure; coal reserves and resources; mineral resource royalties; deferred stripping; machinery, technology, equipment, leased rail equipment and other personal property located at the site to operate the facilities; transferable licences, permits and approvals; contracts for sale of coal and procurement of services; geological/mining data and engineering surveys; intellectual property and information technology; books, operating records, operating safety and maintenance manuals, other documentation related to the facilities and the Genesee Mine; and the proportionate benefit of any arrangements of the

                              Vendor for the provision of supplies or services for the operation of the Genesee Mine.

                         o The Vendor's interest in the Whitewood mining operations and related reserves and resources, if any, (the "Whitewood Mine") including, without limitation, assignment by Fording to SCPII (or its designate) of the mining contract between Fording and TransAlta to operate the Whitewood Mine and the support and services equipment and any related contracts of Fording.

                         o The Vendor's interest in the Highvale mining operations and related reserves and resources (the "Highvale Mine") including, without limitation, assignment by Fording to SCPII (or its designate) of the mining contract between Fording and TransAlta Corporation to operate the Highvale Mine.

                         o All of the Vendor's mineral rights in Alberta, Saskatchewan and Manitoba, including salt leases and oil, gas and potash rights and the Brooks, Alberta and Heatburg, Alberta properties.

                         o All rights to royalties receivable from third parties relating to the Purchased Assets.

EXCLUDED ASSETS:         o    Fording's  rights and  obligations  in connection
                              with its interest in the former mining operation located at the Mount Washington, mine site and the Esquimault and Nanaimo railway lands.

                         o Thermal coal produced incidentally to operations primarily involving the Vendor's metallurgical coal businesses and operations.

ASSUMED LIABILITIES
AND OBLIGATIONS:         o    AcquireCo  will on the Closing Date assume and be
                              responsible for (and shall indemnify and hold the
                              Vendor harmless from and against) all liabilities
                              and obligations  relating to the Purchased Assets
                              and the operation thereof, whether accruing prior
                              to or after the Closing Date, the  replacement of
                              letters  of credit (to be set forth in a schedule
                              to be provided  at  Closing)  which are posted as
                              security   for   mining   operations   (with  the
                              exception   of  the  Excluded   Liabilities   and
                              Obligations),  including, without limitation, all
                              liabilities  and  obligations  for   reclamation,
                              demolition, environmental or other associated liabilities and obligations in respect of the Purchased Assets.

EXCLUDED LIABILITIES
AND OBLIGATIONS:         o    All liabilities  related to employment income and
                              bonuses,  if any,  of the  Transferred  Employees
                              arising prior to the Closing Date (apart from any
                              obligations  and  liabilities  for severance pay,
                              termination   pay,   vacation   pay,   notice  of
                              termination  of employment or pay in lieu of such
                              notice,  damages for wrongful  dismissal or other
                              employee  benefits  or claims in respect of those
                              Transferred   Employees   who   do   not   accept
                              AcquireCo's  offer of  employment  on the Closing
                              Date, for which AcquireCo will be responsible).

                         o Liabilities and obligations arising directly as a sole result of the negligence or willful misconduct of the Vendor in its operation of the Purchased Assets, prior to the Closing Date.

                         o    All federal, provincial and municipal taxes.

PURCHASE PRICE
AND OTHER PAYMENTS:     o    Subject  to the  terms and  conditions  contained
                              herein, AcquireCo shall purchase from the Vendor and the Vendor shall sell to AcquireCo, the Purchased Assets on the Closing Date and AcquireCo shall pay as the Purchase Price for the Purchased Assets $225 million cash.

                         o The amount of consideration to be received by the Vendor will be subject to an adjustment for Working Capital transferred to AcquireCo.

                         o "Working Capital" is defined as the aggregate of accounts receivable, inventory and prepaid expenses (excluding deferred stripping costs and prepaid insurance) less accounts payable and accrued liabilities (excluding accrued reclamation liabilities and income taxes), to the extent such amounts relate to the Purchased Assets or the Liabilities assumed by AcquireCo, all as determined in accordance with Canadian GAAP as of the Closing Date. Inventory includes coal, spare parts and supplies and is valued at the lower of cost and net realizable value.

                         o The Vendor will provide to AcquireCo, prior to the Closing Date, a written statement setting forth its good faith estimate of the Working Capital as of the Closing Date. AcquireCo will pay for the Working Capital on Closing based on such estimate.

                         o Within 30 days following the Closing Date a statement of Working Capital as at the Closing Date shall be prepared by the Vendor for review by AcquireCo, and an appropriate adjustment made between the parties.

                         o The cash payments contemplated in respect of the payment for the Working Capital adjustment shall bear interest at a rate per annum equal to the prevailing Royal Bank Prime Rate, from the Closing Date until the payment is received.

CONFIRMATION OF
WORKING CAPITAL          o    In the event of a dispute  between the parties as
PAYMENTS:                     to the amount of the  Working  Capital in respect
                              of the Purchased Assets, the Vendor shall at AcquireCo's costs and expense, direct the Auditor to audit the calculation by the Vendor of the Working Capital and to provide their report thereof to the Vendor and AcquireCo within 60 days after the Closing Date.

                         o "Auditor" is defined to mean an independent firm of Chartered Accountants acceptable to the Vendor and AcquireCo, and failing agreement, means PricewaterhouseCoopers LLP.

ROYALTY:                 o    The  Vendor   will  be   entitled  to  a  Royalty
                              determined  on  arm's  length  terms,  but in any
                              event no greater than 5% of Gross  Revenues  (the
                              "Royalty"),  payable  monthly based on production
                              after the Closing Date from the Purchased  Assets
                              beyond  levels as at the date of the  Combination
                              Agreement  (excluding  the planned  2005  Genesee
                              expansion  but  including  any other  increase in
                              production,  whether as a result of expansions or
                              property  developments  or  otherwise).  Sales of
                              currently   non-producing   properties   in   the
                              Purchased Assets will also be subject to the Royalty.

                         o "Gross Revenue" is defined as the selling price of product without any deductions, or in the case of product that is deemed to be sold, the fair market value for such product. Where AcquireCo uses for its own commercial purposes or sells to any of its affiliates any coal mined from any of the Purchased Assets, such coal shall for the purposes of this Term Sheet, be deemed to have been sold by AcquireCo and the Royalty relating to such coal shall be calculated on the basis of the fair market value for such coal.

                         o When AcquireCo receives any monies on account of or as the proceeds of sale of the Vendor's interest in the product comprising the Royalty, AcquireCo shall receive those monies as trustee for the Vendor.

                         o AcquireCo shall have no right to set-off any amounts owing by the Vendor against the Royalty or to otherwise withhold any amounts owing under the Royalty.

                         o AcquireCo shall keep accurate and current books, records and accounts showing the quantity of coal mined and produced from the Purchased Assets and the sales and dispositions made thereof, which shall be available for inspection at all reasonable times by the Vendor.

                         o AcquireCo shall pay Royalties monthly and shall submit to the Vendor monthly statements showing the quantity and kind of coal mined and produced, and deemed to be produced or sold from the Purchased Assets in the immediately preceding month.

                         o The Vendor, on notice to AcquireCo, shall have the right to audit AcquireCo's books, accounts and records for any month, insofar as they relate to any matter or item on the Royalty, at any time during the two (2) full calendar years following the calendar year in which the month in question falls.

                         o The Royalty shall be an interest in land and shall run with the Purchased Assets.

                         o Any late payments in respect of a Royalty shall bear interest at a rate equal to the prevailing Royal Bank Prime Rate plus 2 1/2% per annum.

                         o The Royalty shall be subject to an adjustment at year end based on actual revenues payable for the year.

TRANSFERRED EMPLOYEES:   o    AcquireCo  will  become  bound by the  collective
                              agreements with respect to the union employees employed in connection with the Purchased Assets and be responsible for the employer's obligations which arise after the Closing Date.

                         o AcquireCo will offer employment on the Closing Date to all non-union employees employed in connection with the Purchased Assets at the mine sites ("Transferred Employees"), including, without limitation, all employees on leave or receiving benefits on the Closing Date, on terms and conditions no less favourable in the aggregate than those in effect on the Closing Date. AcquireCo shall recognize in full and be solely responsible for all past service of all such employees. AcquireCo will also be responsible for all employment obligations with respect to those employees who accept employment with AcquireCo following commencement of their employment with AcquireCo and will also be responsible for all obligations and liabilities for severance pay, termination pay, vacation pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims in respect of those Transferred Employees who do not accept AcquireCo's offer of employment on the Closing Date.

                         o AcquireCo will on the Closing Date, assume all pension and post retirement assets and obligations, effective as of the Closing Date, with respect to the Transferred Employees.

                         o The Vendor and AcquireCo shall jointly retain an independent actuary to determine the amount of over-funding or under-funding of the pension obligations as at the Closing Date in respective of Transferred Employees. To the extent that such independent actuary determines that, as at the Closing Date, there was an over-funding of pension obligations, then the Vendor shall be entitled to receive, and AcquireCo shall pay, as soon as practical after such determination by the independent actuary, such over-funded amount. On the other hand, if such independent actuary should determine that there is an under-funding of pension obligations as at the Closing Date, then the Vendor shall remain obligated to pay such under-funding. In that case, any amount of under-funding payable by the Vendor shall be paid to AcquireCo promptly following completion of the actuarial determination.

TRANSFEREE AGREEMENT:    o    If AcquireCo  transfers the  Purchased  Assets to
                              another person, AcquireCo agrees to cause the transferee to become party to such agreements as are necessary to effect the terms of this Term
                              Sheet, to the extent they remain executory.

CONSENTS:                o    AcquireCo and the Vendor shall  cooperate and use
                              commercially  reasonable  efforts  to obtain  all
                              required   consents   and   approvals   for   the
                              transaction (including any subsequent transfer by
                              AcquireCo to an affiliate at or immediately after
                              Closing)  on  terms  acceptable  to  each  of the
                              parties, acting reasonably. In the event any such
                              consents  and   approvals  are  not  obtained  by
                              Closing, the parties shall continue to pursue them and all the benefits and liabilities shall be held for the account of AcquireCo.

TRANSITION:              o    AcquireCo  and Vendor  shall  cooperate to effect
                              the transfer of the Purchased Assets (including all books, records, administrative services and information technology) in an efficient manner and in connection therewith the Vendor shall provide, upon request by AcquireCo and at a cost to be mutually agreed, access to and the support of knowledgeable personnel of the Vendor to effect the transfer and assist in transition and training.

DEFINITIVE AGREEMENT:    o    A definitive purchase and sale agreement based on
                              this Term Sheet is intended to be settled as soon
                              as practicable  between the Vendor and AcquireCo.
                              The  applicable  parties  will  negotiate in good
                              faith  to  complete   and  sign  the   definitive
                              purchase  and sale  agreement  before the Closing
                              Date.

                         o Notwithstanding any failure of AcquireCo and the Vendor to negotiate or enter into a definitive purchase and sale agreement, the provisions of this Term Sheet will nevertheless constitute the terms of a binding agreement between them.

                                                                          FINAL


                                SCHEDULE 2.3(D)

                  SCHEDULE 2.3(D) TO THE COMBINATION AGREEMENT

                          TECK CONTRIBUTION TERM SHEET

                  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Combination Agreement.

PARTIES:                 o    Teck

                         o    Teck Bullmoose Coal Inc. ("TBCI")

                         o    Quintette Coal Partnership ("QCP")

                         o    Fording Coal Partnership

CLOSING DATE:            o    As defined in the Combination Agreement

ASSETS CONVEYED:         o    All  of  the  assets,  tangible  and  intangible,
                              leased or owned,  of Teck or its Affiliates  used
                              in the  operation of the Elkview Mine  including,
                              without limitation, assets shown on the Teck Mine
                              Financial  Statement,  and all surface rights and
                              coal  properties  in the  Elk  River  Valley  and
                              surrounding  area  representing   potential  coal
                              reserves or resources owned by Teck or its Affiliates. For clarity coal properties includes crown coal leases or licenses and freehold coal lands including lands that may be included as part of titles including all mines and minerals or other such title and also includes product and stores inventory, working capital (other than cash) and all contracts relating to the operation of, and the sale and transportation of coal from, the Elkview Mines and reclamation bonds and sinking funds provided for reclamation.

                         o All of the issued and outstanding shares of Elkview Coal Corporation ("ECC") and an assignment of the agency agreement between Teck and ECC.

                         o All properties with potential coal reserves or resources owned by Teck or its Affiliates in North America and associated surface rights other than (a) the Quintette coal leases and licences and overlying surface tenures (the balance of which will be conveyed after completion of the reclamation) and (b) mobile equipment and related parts owned by QCP (the balance of the QCP Mobile Equipment and related parts will be conveyed to the Partnership after completion of reclamation) and (c) any assets related to the Bullmoose mine (the balance of which will be conveyed, subject to receipt of joint venture consent, when shutdown by TBCI has been completed and the mine reclaimed).

                         o All the permits, licenses and reclamation certificates relating to the existing, abandoned, and/or reclaimed production areas and operations on any of the foregoing properties.

                         o    The  property  and  assets  being   conveyed  are
                              collectively   called   the   "Teck   Contributed
                              Assets".

                         o "QCP Mobile Equipment" means all mobile equipment owned by QCP other than mobile equipment owned by QCP and leased to Teck at January 13, 2003.

TITLE:                   o    Title  to  assets  to be  registered  in  name of
                              nominee  company on behalf of  Partnership  where
                              practicable,  until  time of  registration  to be
                              held  in  trust  by  respective   owner  for  the
                              Partnership.

CONSENTS:                o    In the event that an asset requires consent to be
                              conveyed and such consent is not available, all economic benefits of such asset to be held in trust for Partnership.

WORKING CAPITAL:         o    Teck shall use best efforts to manage the working
                              capital at Elkview in the ordinary course so that working capital contributed consistent with the forecast levels disclosed to Fording.

NON-ARMS LENGTH          o    Non-arms   length   contracts   for   management,
CONTRACTS:                    administration  and  marketing  to be  terminated
                              without charge, subject to necessary transition, if any, at option of Partnership.

EXCLUDED ASSETS:         o    Cash;  mobile  equipment  used at Elkview  leased
                              from  QCP,   Teck  or  TBCI;   and  for   greater
                              certainty, Teck's and TBCI's interest in QCP.

LIABILITIES:             o    Partnership    will   assume   all    liabilities
                              associated  with  the  Teck  Contributed  Assets,
                              except  for  greater  certainty,  no  reclamation
                              liabilities  relating to  Bullmoose  or Quintette
                              are assumed. However, if the Partnership acquires
                              Quintette's   wash  plant  it  shall  assume  any
                              demolition  or   reclamation   obligations   with
                              respect thereto.

EMPLOYEES:               o    All  employees  currently  employed  by ECC  will
                              remain so employed on their  current  terms.  The
                              Partnership   will   offer   employment   to  all
                              non-unionized employees of Teck located on mine site who are actively engaged in operations relating to the Teck Contributed Assets and to five non-mine site employees exclusively engaged in respect of such operations. The Partnership will offer employment to such employees on terms and conditions not less favourable taken as a whole, recognizing their service with Teck for all purposes.

PENSIONS:                o    In respect to non-stand  alone  pension plans for
                              employees transferred to the Partnership, subject
                              to  regulatory  approval  Teck will transfer plan
                              assets,   including  proportional  share  of  any
                              surplus,  to a Partnership  plan  established for
                              the purpose of receiving such assets. If there is
                              a transfer of assets in respect of a  transferred
                              employee, the Partnership will assume liabilities
                              (on basis plan is fully  funded) for  payments to
                              the   transferred   employers.   In  all   cases,
                              employees to be kept whole.

TAX PROVISIONS:          o    The parties will file elections under the Mineral
                              Tax  Disposition  of a Mine  Regulation  (BC Reg.
                              346/95)  in  relation  to  the   contribution  of
                              interests in the Elkview mine to the Partnership.

                         o The Partnership shall bear all transfer and sales taxes applicable in relation to the contributions of assets to the Partnership and the parties shall cooperate to obtain rulings relating to valuation issues which arise in relation to BC property transfer tax and to minimize the incidence of BC social services tax (more commonly known as sales tax) to the contribution of assets to the Partnership.

                         o The partners and the Partnership will file elections under subsection 97(2) of the federal Income Tax Act in relation to the transfer of eligible assets to the Partnership so that the transfers occur on an income tax deferred basis.

DEFINITIVE AGREEMENT:    o    A definitive purchase and sale agreement based on
                              this Term Sheet is intended to be settled as soon
                              as   practicable   between   the   parties.   The
                              applicable parties will negotiate in good faith to complete and sign the definitive purchase and sale agreement before the Closing Date.

                         o Notwithstanding any failure of the Partnership and Teck to negotiate or enter into a definitive purchase and sale agreement, the provisions of this Term Sheet will nevertheless constitute the terms of a binding agreement between them.

                                                                          FINAL

                  SCHEDULE 2.3(E) TO THE COMBINATION AGREEMENT

                        FORDING CONTRIBUTION TERM SHEET

                  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Combination Agreement.

PARTIES:                 o    Fording Coal Partnership

                         o Fording Inc. and its relevant subsidiaries or affiliates (collectively, "FORDING").

CLOSING DATE:            o    As defined in the Combination Agreement.

ASSETS CONVEYED:         o    All  of  the  assets,  tangible  and  intangible,
                              leased or owned, of Fording (including the Luscar
                              Contributed  Assets but  excluding  the  Excluded
                              Assets), including:

                         o All mines and related infrastructure; coal reserves and resources; mineral resource royalties; deferred stripping; machinery, technology, equipment, leased rail equipment and other personal property located at the site to operate the facilities; transferable licences, permits and approvals; contracts for sale of coal and procurement of services; geological/mining data and engineering surveys; intellectual property and information technology; books, operating records, operating safety and maintenance manuals, other documentation related to the facilities.

                         o    All   of   the   Vendor's   mineral   rights   in
                              jurisdictions other than Alberta, Saskatchewan and Manitoba.

EXCLUDED ASSETS:         o    Fording's  rights and  obligations  in connection
                              with its interest in the  Esquimault  and Nanaimo
                              railway   lands,   including  the  former  mining
                              operation located at the Mount Washington mine site.

                         o    Fording's Prairie Operations.

ASSUMED LIABILITIES
AND OBLIGATIONS:         o    The  Partnership  will on the Closing Date assume
                              and be responsible  for (and shall  indemnify and
                              hold  Fording  harmless  from  and  against)  all
                              liabilities  and  obligations   relating  to  the
                              Assets  and  the   operation   thereof,   whether
                              accruing prior to or after the Closing Date, the replacement of letters of credit (to be set forth in a schedule to be provided at Closing) which are posted as security for mining operations

                              (with the exception of limitation, all liabilities and obligations for reclamation, demolition, environmental or other associated liabilities and obligations in respect of the Assets Conveyed.

EXCLUDED LIABILITIES
AND OBLIGATIONS:         o    All liabilities  related to employment income and
                              bonuses,  if any,  of the  Transferred  Employees
                              arising prior to the Closing Date (apart from any
                              obligations  and  liabilities  for severance pay,
                              termination   pay,   vacation   pay,   notice  of
                              termination  of employment or pay in lieu of such
                              notice,  damages for wrongful  dismissal or other
                              employee  benefits  or claims in respect of those
                              Transferred  Employees  who  do  not  accept  the
                              Partnership's  offer of employment on the Closing
                              Date,   for   which  the   Partnership   will  be
                              responsible).

                         o Liabilities and obligations in respect of the Excluded Assets.

TRANSFERRED EMPLOYEES:   o    The   Partnership   will  become   bound  by  the
                              collective  agreements  with  respect  to  all of
                              Fording's   union   employees  other  than  those
                              employed in connection with the Excluded Assets and be responsible for the employer's obligations which arise after the Closing Date.

                         o The Partnership will offer employment on the Closing Date to all non-union employees ("Transferred Employees") other than those employed in connection with the Excluded Assets including, without limitation, all employees on leave or receiving benefits on the Closing Date, on terms and conditions no less favourable in the aggregate than those in effect on the Closing Date. The Partnership shall recognize in full and be solely responsible for all past service of all such employees. The Partnership will also be responsible for all employment obligations with respect to those employees who accept employment with the Partnership following commencement of their employment with Partnership and will also be responsible for all obligations and liabilities for severance pay, termination pay, vacation pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims in respect of those Transferred Employees who do not accept the Partnership's offer of employment on the Closing Date.

                         o The Partnership will on the Closing Date, assume all pension and post retirement assets and obligations, effective as of the Closing Date, with respect to the Transferred Employees.

TITLE:                   o    Title  to  assets  to be  registered  in  name of
                              nominee company on behalf of the Partnership where practicable, until time of registration to be held in trust by respective owner for the Partnership.

CONSENTS:                o    The  Partnership  and Fording shall cooperate and
                              use commercially reasonable efforts to obtain all
                              required   consents   and   approvals   for   the
                              transaction  on terms  acceptable  to each of the
                              parties, acting reasonably. In the event any such
                              consents  and   approvals  are  not  obtained  by
                              Closing, the parties shall continue to pursue them and all the benefits and liabilities shall be held for the account of Partnership.

TAX PROVISIONS:          o    The parties will file elections under the Mineral
                              Tax  Disposition  of a Mine  Regulation  (BC Reg.
                              346/95)  in  relation  to  the   contribution  of
                              interests  in Fording  River,  Coal  Mountain and
                              Greenhills mines to the Partnership.

                         o The Partnership shall bear all transfer and sales taxes applicable in relation to the contributions of assets to the Partnership and the parties shall cooperate to obtain rulings relating to valuation issues which arise in relation to BC property transfer tax and to minimize the incidence of BC social services tax (more commonly known as sales tax) to the contribution of assets to the Partnership.

                         o The partners and the Partnership will file elections under subsection 97(2) of the federal Income Tax Act in relation to the transfer of eligible assets to the Partnership so that the transfer occur on an income tax deferred basis.

DEFINITIVE AGREEMENT:    o    A definitive purchase and sale agreement based on
                              this Term Sheet is intended to be settled as soon
                              as   practicable   between   the   parties.   The
                              applicable parties will negotiate in good faith to complete and sign the definitive purchase and sale agreement before the Closing Date.

                         o Notwithstanding any failure of the Partnership and Fording to negotiate or enter into a definitive purchase and sale agreement, the provisions of this Term Sheet will nevertheless constitute the terms of a binding agreement between them.

                                                                          FINAL


                      RECIPROCAL NON-COMPETITION AGREEMENT

                         TERM SHEET - JANUARY 12, 2003

PARTIES:                 o    Luscar   Energy   Partnership   and  Luscar  Ltd.
                              (collectively   "LUSCAR"),   Fording  Inc.,   the
                              Fording  Canadian  Coal Trust (the "Trust") and a
                              general partnership (the "Partnership") organized
                              under the Trust  (Fording Inc., the Trust and the
                              Partnership,    collectively,   "Fording").   For
                              greater certainty, Teck Cominco Limited shall not be bound by this agreement.

FORDING NON-COMPETE:     o    Fording  agrees  that it will not  operate,  own,
                              lease or  contract  mine any  assets or  business
                              involving  thermal coal in Canada for a period of
                              5 years from the Closing  Date (as defined in the
                              Combination  Agreement),  except  for  assets  or
                              businesses that primarily  produce  metallurgical
                              coal  but   where   thermal   coal  is   produced
                              incidentally  from such  operations  or when such
                              coal  is  blended  so  as  to  be   marketed   as
                              metallurgical coal ("Byproduct Thermal"). Fording
                              is permitted to sell  Byproduct  Thermal  without
                              restriction.  Subject  to  the  approval  of  the
                              independent    trustees   of   the   Trust,   the
                              Partnership   and  Luscar  shall  enter  into  an
                              agreement  to  appoint  Luscar  as the  marketing
                              agent  of  the   Partnership   with   respect  to
                              Byproduct   Thermal  sales  to  customers  within
                              Canada other than sales under any contracts already in place on the Closing Date, including subsequent extensions. The agency contract shall be on arms' length commercial terms. The contract shall have a term of 5 years, terminable at the election of the Partnership with the approval of the independent trustees of the Trust at any time after the expiry of 2 years.

LUSCAR NON- COMPETE:     o    Luscar  agrees  that it will  not  operate,  own,
                              lease or  contract  mine any  assets or  business
                              involving  metallurgical  coal  in  Canada  for a
                              period of 5 years from the Closing  Date,  except
                              for assets or businesses  that primarily  produce
                              thermal  coal  but  where  metallurgical  coal is
                              produced   incidentally   from  such   operations
                              ("Byproduct   Metallurgical").   Luscar  is  only
                              permitted to sell Byproduct Metallurgical if Fording acts as the marketing agent with respect to those sales. Fording agrees to act in a commercially reasonable manner as marketing agent for such sales.

SEVERABILITY:            o    If  a  court  or  other   tribunal  of  competent
                              jurisdiction  determines  that any one or more of
                              the  provisions  contained  in the Term  Sheet is
                              invalid,  illegal or unenforceable in any respect
                              in any jurisdiction,  the validity,  legality and
                              enforceability  of such  provision or  provisions
                              shall  not in any  way be  affected  or  impaired
                              thereby  in  any  other   jurisdiction   and  the
                              validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Term Sheet would fail in its essential purpose.

                           LUSCAR ENERGY PARTNERSHIP



                                                    January 12, 2003

Fording Inc.
Suite 1000, 205 - 9th Avenue SE
Calgary, Alberta
T2G 0R4

Dear Sirs/Mesdames:

                This agreement is being entered into in connection with the transactions described in the combination agreement between Fording Inc. ("FORDING"), Teck Cominco Limited, Westshore Terminals Income Fund, Sherritt International Corporation and Ontario Teachers' Pension Plan Board dated
January 12, 2003 (the "COMBINATION AGREEMENT"), including the term sheet entered into between Fording, CONSOL Energy Inc. and Luscar Ltd. regarding the purchase of the Luscar/CONSOL Joint Venture and related assets dated the date hereof (the "LUSCAR/CONSOL TERM SHEET", which term shall include the definitive purchase agreement, if and when entered into), and the term sheet entered into between Fording and Sherritt Coal Partnership II regarding the purchase of Fording's Prairie Operations and related assets dated the date hereof (the "THERMAL ASSET TERM SHEET", which term shall include the definitive purchase agreement, if and when entered into). Each of the Luscar/CONSOL Term Sheet and the Thermal Asset Term Sheet provide that the amount of consideration to be received by the respective vendors will be subject to an adjustment for Working Capital (as such term is defined in the respective term sheet) transferred to the purchaser.

                For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The following formula determines the amount of any payments to be made by the parties under this letter agreement:

                Luscar/CONSOL Working Capital on the Closing Date

                minus

                Thermal Asset Working Capital on the Closing Date

                in each case as determined on the basis set out in the Thermal Asset Term Sheet, and such amount determined above divided by two.

In the event the amount resulting from this formula is positive, Luscar Energy Partnership will pay this amount to Fording (or the party designated by Fording as the purchaser under the Luscar/CONSOL Term Sheet). In the event the amount resulting from this formula is negative, Fording will pay this amount or cause this amount to be paid to the Luscar Energy Partnership. All such payments shall be made in Canadian dollars cash or by wire transfer of immediately available funds.

2. Payments to be made under the terms of this agreement shall be made as follows:

        (a) on the Closing Date, a payment shall be made based on the estimates of Working Capital prepared by the respective vendors (the "ESTIMATE PAYMENT"); and

        (b) within two business days of a final determination of the Working Capital under each of the Luscar/CONSOL Term Sheet and the Thermal Asset Term Sheet, a payment shall be made to reconcile the Estimate Payment to the actual amount owing under this agreement.

3. Based on the due diligence done to date, the parties expect that as at February 28, 2003 the Working Capital pursuant to the Luscar/CONSOL Term Sheet will be approximately $40 million (reflecting the reduction of current inventories and the sale of certain receivables) and the Working Capital pursuant to the Thermal Asset Term Sheet will be approximately $6 million.

4. This agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                All capitalized terms not defined herein shall have the same meaning ascribed to them in the Combination Agreement.

                If you agree with the terms described in this letter, please sign both copies of this letter where indicated below and return one copy to us.

Yours truly,

LUSCAR ENERGY PARTNERSHIP,
BY ITS PARTNERS,

ONTARIO TEACHERS' PENSION PLAN BOARD        SHERRITT INTERNATIONAL CORPORATION


by: [SIGNATURE ILLEGIBLE]                   by: [SIGNATURE ILLEGIBLE]
    --------------------------------            -------------------------------


Accepted and agreed to this 13th day of January, 2003


FORDING INC.

by: [SIGNATURE ILLEGIBLE]
    --------------------------------

                                                                          FINAL


                                  SCHEDULE 2.4

                          FORDING CANADIAN COAL TRUST
                              GOVERNANCE AGREEMENT

                                   TERM SHEET

PARTIES:              o    Fording Canadian Coal Trust (the "TRUST")

                      o    New Fording

                      o    Teck

                      o    Westshore

                      o    OTPP

                      o    SCPII

                      o    CONSOL

TRUSTEES:

                      o The Trust will have 9 Trustees. Initially, the Trustees will be:

                           o   Michael A. Grandin
                           o   Michael Parrett
                           o   Harry G. Schaefer
                           o   William W. Stinson
                           o   Robert J. Wright
                           o   John Zaozirny
                           o   an independent nominee of SCPII
                           o   a nominee of Teck
                           o   a nominee of CONSOL

                      o Each of Teck, Westshore, SCPII and CONSOL shall have the right to nominate one Trustee, provided that:

                           o no employee of the Fording Coal Partnership shall be a Trustee;
                           o for CONSOL's right to nominate, CONSOL must hold at least 2 million Units (representing approximately 4.5% of the outstanding Units);
                           o for Teck's right to nominate, Teck must hold at least 4.5% of the outstanding Units;
                           o for Westshore's right to nominate, Westshore must hold at least 4.5% of the outstanding Units; and

                           o for SCPII's right to nominate, SCPII must hold at least 4.5% of the outstanding Units and the nominee of SCPII must be independent of both OTPP and Sherritt.

                      o    The balance of the  Trustees  are to be nominated by
                           the   Governance,    Nomination   and   Compensation
                           Committee of the Trustees.

                      o    Chairman will not have casting vote.

BOARD OF NEW FORDING: o    The Board of New Fording will have 9 directors.
                           Initially, the directors will be:

                           o   Michael A. Grandin
                           o   Norman B. Keevil
                           o   Michael Parrett
                           o   Roger A. Phillips
                           o   Harry G. Schaefer
                           o   William W. Stinson
                           o   David A. Thompson
                           o an independent nominee of SCPII, provided that the nominee shall be different than its nominee for Trustee.
                           o a nominee of CONSOL, provided that the nominee shall be different than its nominee for Trustee.

                      o Each of Teck, Westshore, SCPII and CONSOL shall have the right to nominate one director of New Fording, provided that:

                           o no employee of the Fording Coal Partnership shall be a director of New Fording;
                           o for CONSOL's right to nominate, CONSOL must hold at least 2 million units (representing approximately 4.5% of the outstanding Units);
                           o for Teck's right to nominate, Teck must hold at least 4.5% of the outstanding Units;
                           o for Westshore's right to nominate, Westshore must hold at least 4.5% of the outstanding Units; and
                           o for SCPII's right to nominate, SCPII must hold at least 4.5% of the outstanding Units and the nominee of SCPII must be independent of both OTPP and Sherritt.

                      o    Chairman will not have casting vote.

EXECUTIVE OFFICERS:   o    The  Chairman  and CEO of the Trust will be selected
                           by the Trustees from among the independent Trustees.
                           If a nominee  for officer of the Trust is a director
                           or  officer  of  Teck  or of  the  Partnership,  the
                           nominee   must  be  ratified   by  the   independent
                           Trustees. The initial Chairman and CEO of the Trust will be Michael Grandin. The initial officers of the Trust will be Jim Gardiner (President) and Allen
                           Hagerman (CFO).

                      o The Chairman and CEO of New Fording will be selected by the directors of New Fording from among the independent directors of New Fording. If a nominee for officer of New Fording is a director or officer of Teck or of the Partnership, the nominee must be ratified by the independent directors of New Fording. The initial Chairman and CEO of New Fording will be Michael Grandin. The initial officers of New Fording will be Jim Gardiner (President) and Allen Hagerman (CFO).

                      o The initial officers of the Partnership will be Jim Gardiner (President and CEO) and Allen Hagerman
                           (CFO).

                                                                          FINAL


                                SCHEDULE 2.4(C)

                          FORDING CANADIAN COAL TRUST
                              DECLARATION OF TRUST

                                   TERM SHEET

TRUSTEES
AND OFFICERS:         o    The Trust will have 9 Trustees. The initial Trustees
                           shall be:

                           (a)  Michael A.  Grandin

                           (b)  Michael Parrett

                           (c)  Harry G.  Schaefer

                           (d)  William W. Stinson

                           (e)  Robert J. Wright

                           (f)  John Zaozirny

                           (g)  an independent nominee of SCPII

                           (h)  a nominee of Teck

                           (i)  a nominee of CONSOL

                      o Thereafter, up to four of the Trustees shall be nominated pursuant to the Governance Agreement (one each by Teck, Westshore, SCPII and CONSOL) and the balance shall be nominated by the Governance, Nomination and Compensation Committee of the Trustees.

                      o    All Trustees are to be elected by the Unitholders.

                      o A majority of the Trustees shall be independent Trustees. A nominee (as Trustee or as director of New Fording) will be an "INDEPENDENT", if the nominee:

                           (a) is not an associate of or acting jointly or in concert with any of Teck, Westshore, SCPII, Sherritt International Corporation, Luscar or OTPP (collectively the "PRINCIPALS") or their respective affiliates;

                           (b) would qualify as an "unrelated director" (under the TSX definition) of each of the Principals, if the nominee was a director of each of the Principals; and

                           (c) would qualify as an "unrelated director" (under the TSX definition) of the Trust or of New Fording, as appropriate.

                      o    A  majority  of  the   Trustees   must  be  Canadian
                           residents.

                      o No employee of the Fording Coal Partnership shall be a Trustee.

TRUSTEES
POWERS AND DUTIES:

                      o Trustees powers are subject to specific limitations contained in the Declaration of Trust, and otherwise Trustee's shall have full control over the assets and affairs of the Trust.

                      o Trustees must disclose all conflicts of interest and a Trustee's ability to vote on matters where a conflict exists is restricted.

                      o Entering into contracts with a Related Party (as defined in OSC Rule 61-501) is subject to the approval of a majority of the Trustees and not less than a majority of the Independent Trustees, except to give effect to any transaction contemplated in the Combination Agreement or any agreement referred to therein.

                      o Up to four of the nominees as directors of New Fording are to be selected in accordance with the Governance Agreement (one each by Teck, Westshore, SCPII and CONSOL) and the balance are to be nominated by the Governance, Nomination and Compensation Committee of the Trustees.

                      o Trustees shall vote the New Fording Common Shares in favour of these nominees as directors of New Fording, provided that: (a) the nominees shall be approved by more than 50% of the votes cast at a Unitholder meeting;

                           (b) none of the nominees is an employee of the Fording Coal Partnership;

                           (c) a majority of the nominees are "independent", as defined above; and

                           (d)  a  majority  of  the  nominees   shall  not  be
                                Trustees

INVESTMENTS OF TRUST: o    The operations and investments of the Trust shall be
                           restricted to:

                           (a) investing in such securities as may be approved by the Trustees from time to time, including the New Fording Common Shares;

                           (b)  issuing   guarantees  of  the  indebtedness  of
                                wholly-owned subsidiaries;

                           (c)  disposing of assets of the Trust;

                           (d)  holding  cash or other short term  investments;
                                and (

                           e) undertaking such other activities as may be approved by the Trustees from time to time

UNITS:                o    Beneficial  interests  in the Trust  will be divided
                           into Units and all entitlements of the Unitholders shall be determined on a PRO RATA basis.

                      o The Trust may create and issue rights, warrants or options to subscribe for fully paid Units.

                      o A maximum of 49% of the Units may be held for the benefit of non-residents of Canada.

                      o Units may be redeemed at the request of a holder for the lesser of 90% of the "market price" or the "closing market price" on the principal market on which the Units trade on a "redemption date" on terms that are typical for income funds listed and posted for trading on the TSX, including providing for the payment of all or part of the "redemption price" in securities.

                      o Compulsory acquisition is to be provided for if a take-over bid is made for the Units and not less than 90% of the Units are acquired by an offeror (excluding Units held by such offeror and its affiliates or associates as at the date the take-over bid was made).

                      o Dissent rights are to be granted to Unitholders in connection with:

                           (a)  a compulsory acquisition;

                           (b)  the disposition of all or substantially  all of
                                the  assets  of  the  Trust,   or  any  merger,
                                amalgamation or arrangement of the Trust; and

                           (c) any transactions by New Fording, if such matter is a matter for which a Unitholder would have been granted the right to dissent under section 190 of the CBCA if such Unitholder was a shareholder of New Fording and not a Unitholder.

MEETEINGS             o    There shall be an annual meeting of the  Unitholders
OF UNITHOLDERS             and additional special meetings may be called by the
                           Trustees or upon the request of Unitholders holding not less than 10% of the Units then outstanding.

                      o The approval of at least two-thirds of the votes cast at a meeting of Unitholders is required to:

                           (a) authorize any combination, merger, amalgamation or arrangement of the Trust or New Fording (except in conjunction with an internal reorganization);

                           (b) dispose of all or substantially all of the assets of the Trust or New Fording;

                           (c) except in conjunction with an internal reorganization or to Unitholders pursuant to the redemption rights of Unitholders, dispose of any securities of New Fording held by the Trust;

                           (d) authorize the issuance of any shares in the capital of New Fording other than to the Trust or another wholly-owned subsidiary of the
                                Trust, or except in connection with the satisfaction of the redemption rights in respect of the Units;

                           (e)  amend the articles of New Fording;

                           (f)  liquidate or dissolve New Fording; or

                           (g) approve the voluntary termination, dissolution or winding up of the Fund.

                      o So long as Luscar holds any Units of the Trust and only for a period of 5 years from the Effective
                           Date, the approval of 75% of the votes cast at a meeting of Unitholders is required for the Trust to dispose of more than 90% of the common shares of New Fording held by the Trust, except:

                           (a) in conjunction with an internal reorganization such that the Trust remains the sole direct or indirect common shareholder of New Fording, or

                           (b)  to  Unitholders   pursuant  to  the  redemption
                                rights of Unitholders.

MEETNIGS              o    Unless otherwise  provided,  the actions of Trustees
OF TRUSTEES                require   majority   approval  of  the  Trustees  if
                           considered at a meeting, and unanimous written approval if otherwise approved.

                      o Trustees may delegate powers to committees and the Declaration of Trust will contemplate the creation of an audit committee and a governance, nomination and compensation committee as well as provide for the creation of such other committees as the Trustees may determine.

                      o    Chairman will not have a casting vote.

DISTRIBUTIONS:        o    The Trust will  distribute all of its  Distributable
                           Cash, being all of the cash received by the Trust from New Fording less:

                           (a)  expenses  and other  obligations  of the Trust;
                                and

                           (b) any amounts paid in cash by the Trust in connection with the redemption of Units

                      o Distributions will be made quarterly to Unitholders on the last business day of each calendar quarter (March, June, September and December) with actual payment to be made to such Unitholders on or about the l5th day of the following month.

                      o Where the Trustees determine that the Trust does not have sufficient available cash to make the full amount of any distribution, the payment of such distribution may be made in Units.

AMENDMENTS:           o    Trustees  may  only  make  minor  amendments  to the
                           Declaration of Trust without obtaining the approval of two-thirds of the votes cast at a Unitholder meeting.

                      o Amendments to the distribution policy of the Trust require the approval of at least two-thirds of the Unitholders.

TERMINATION:          o    The Trust shall continue in force and effect so long
                           as any property of the Trust is held by the Trustees.

                      o The Trust may be terminated by the vote of at least two-thirds of the votes cast at meeting of the Unitholders called for that purpose.

LIABILITIES           o    The liabilities and  indemnification of the Trustees
OF THE TRUSTEES:           will be  consistent  with  what is  found  in  other
                           income trusts that trade on the TSX.

ATTENTION BUSINESS EDITORS:

MULTI-PARTY AGREEMENT CREATES SUPERIOR VALUE FOR FORDING SHAREHOLDERS

     $35.00 per share, cash component of $21.75 per share plus 0.379 of a unit plus special distributions totalling $1.48 per unit

     Fording, Teck Cominco and Sherritt/Teachers'/CONSOL to Combine Assets to Form a Major World Competitor in Metallurgical Coal

     CALGARY, Jan. 13 /CNW/ - The Boards of Directors of Fording Inc. (TSX/NYSE: FDG), Teck Cominco Limited (TSX: TEK.A, TEK.B), Westshore Terminals Income Fund (TSX: WTE.UN) and Sherritt Coal Partnership II, a partnership of Sherritt International Corporation (TSX: S) and Ontario Teachers' Pension Plan, today announced an agreement to combine the metallurgical coal assets of Fording, Teck Cominco and the Luscar Energy Partnership as part of a series of transactions that will see Fording Inc. converted into the Fording Canadian Coal Trust (the "FORDING TRUST") under a plan of arrangement.

     The multi-party agreement will provide Fording shareholders with the choice, subject to pro-ration, of receiving:

     1. $35.00 cash per share, to a maximum cash consideration of $1.05 billion; or

     2.   One unit of the Fording Trust per share to a maximum of approximately
          21.4 million units; or

     3. A combination of cash and units subject to the maximums described above.

     In addition to Fording Trust's regular quarterly distributions, holders of units will also be entitled to receive a special distribution of $1.48 per unit, payable as to one half with each of the first two quarterly regular distributions made by the Fording Trust to unitholders of record at these times. Each special distribution will be in addition to Fording Trust's regular quarterly distribution.

     Teachers' will elect to receive units for each of the approximately 3.2 million Fording shares it owns. If all other shareholders elect to receive cash for their Fording shares, they will receive $21.75 in cash, 0.379 of a unit of Fording Trust for each Fording share plus $1.48 in total for each full unit from the additional special distributions. On completion of the transaction, approximately 47.1 million units would be outstanding.

     As part of the agreement, Sherritt Coal Partnership II has agreed to withdraw its amended offer dated January 6, 2003, and return any and all shares tendered to that offer to the original holders.

     The agreement builds on the previous transaction announced by Fording, Teck Cominco and Westshore Terminals with the added participation of Sherritt, Teachers' and CONSOL Energy Inc. The completion of the transaction is subject to customary conditions including receipt of customary regulatory approvals.

     "Even before this process began in October, our commitment has always been to unlock the value in Fording for our shareholders. This agreement fulfills our commitment and deserves the support of all Fording shareholders," said Richard Haskayne, Chairman of Fording Inc. "It allows shareholders to realize a significant cash component for their Fording shares while also providing the opportunity to continue as investors in the preeminent Canadian producer of metallurgical coal."

     The Agreement will result in the consolidation of metallurgical coal operations in British Columbia's Elk Valley, providing even greater opportunities for operational and marketing synergies than those available under any previous proposal presented to Fording shareholders.

     The coal partnership contemplated by the agreement will be the world's second largest metallurgical coal company, producing approximately 20% of global seaborne high-quality metallurgical coal and with estimated 2003 sales of approximately 25 million tonnes compared with Fording's 14 million tonnes.

ARRANGEMENT STRUCTURE

     As with the previously proposed combination, Fording Trust will hold an interest in a coal partnership that will hold Fording's and Teck Cominco's metallurgical coal assets, and to which will be added the metallurgical coal assets of Luscar and CONSOL. The Luscar/CONSOL assets consist of the Line Creek mine, the Luscar mine, the undeveloped Cheviot deposit and a 46.4% interest in Neptune Bulk Terminals (Canada) Ltd.

     Fording Trust will initially hold a 65% interest in the coal partnership and 100% of Fording's industrial minerals business. Teck Cominco will contribute its metallurgical coal assets, including the Elkview mine and $125 million to the partnership for an initial 35% interest. As manager of the coal partnership, Teck Cominco will have the right to earn up to an additional 5% interest over a four-year period, bringing its interest to 40%, if the partnership achieves specified operating synergies.

     Teck will no longer have the right to exchange its interest in the coal partnership into units of the Fording Trust.

     Existing Fording shareholders, other than Teachers', will hold 18.3 million units of Fording Trust representing 38.8% of the trust. (All trust ownership percentages assume full cash election).

     Sherritt Coal Partnership II will invest $375 million comprised of an investment of $275 million by Teachers' and $100 million by Sherritt, and will own a 22.7% interest in Fording Trust. Because Teachers' has agreed to accept all units for its 3.2 million Fording shares, it will hold a 6.7% interest in Fording Trust directly.

     Teck Cominco and Westshore Terminals will each invest $150 million in Fording Trust units and each will own 9.1% of Fording Trust. The coal partnership also will enter into a long-term port services contract with Westshore Terminals on commercial terms previously negotiated between Fording and Westshore.

     Luscar and CONSOL will each receive 3.2 million units of Fording Trust in exchange for their contribution of assets, resulting in each having a 6.8% interest.

     Fording Trust is expected to have pro forma consolidated capitalization of approximately $2.0 billion including pro forma consolidated debt of approximately $336 million, before working capital. Fording's existing foreign exchange hedge contracts will remain in place.

     Sherritt Coal Partnership II will purchase all of Fording's prairie coal operations and assets for $225 million. The Fording Trust will retain a royalty, capped at a maximum of 5% of gross revenue, on production from certain coal properties included in the sale.

     Upon successful completion of the transaction, Fording has agreed to pay the expenses incurred by Teck Cominco, Westshore Terminals and Sherritt Coal Partnership II in carrying out the various transactions required to form the new trust, to a maximum of $75 million.

     The Board of Directors of Fording Inc. has received the opinion of its financial advisors, RBC Capital Markets, that the consideration under the plan of arrangement is fair, from a financial point of view, to Fording shareholders. The Board of Directors of Fording unanimously recommends that shareholders vote in favour of the new plan of arrangement.

     Fording shareholders will vote on a revised plan of arrangement to effect the proposed transaction at a special meeting to be scheduled shortly with the intention of completing the transaction in February 2003. They will shortly receive a supplement to Fording's information circular, including the reasons for the Board's recommendation that shareholders approve the plan.

     Fording expects that the combination, with its greater potential for synergies, will result in significantly enhanced distributable cash flow per unit compared with any of the previous alternatives presented to shareholders.

     Since the closing of the plan of arrangement is expected to be deferred to February 2003, the level of distributable cash for the first quarter will not reflect the full benefits of the trust structure.

     The Fording Trust will have strong corporate governance features that meet the highest standards of independence. Fording Trust will have a majority of independent trustees and its operating company will have a majority of independent board members.

     The Chairman and Chief Executive Officer of the Fording Trust will be Michael Grandin, who is currently an independent director of Fording. Jim Gardiner will be President and Chief Executive Officer of the coal partnership and will be President of the Fording Trust.

     Ian W. Delaney, Chairman of Sherritt commented: "We are pleased that the process we commenced in October has led to such a successful result for Sherritt while at the same time contributing to the rationalization of the Canadian coal industry. This consolidation transaction permits Sherritt to leverage its investment in each of its metallurgical and thermal coal businesses. The addition of the Fording Prairie operations and its substantial reserves complement Luscar's already significant thermal coal position. By adding the stable, long-term cash flow of the Genesee operation and the royalty income from the thermal coal lands, Luscar's cash flow will be strengthened and will become a larger influence on Sherritt's overall results. The consolidation of our metallurgical operation with those of our new partners offers the prospect of more efficient operations and a more substantial presence in the international marketplace."

     "Teachers' is pleased to have been the catalyst for the creation of this new trust, which brings together Canada's premier metallurgical coal mining properties," said Brian J. Gibson, Senior Vice-President of Global Active Equities for Teachers'. "The high quality of the coal produced, the long life of the reserve base, the prominent position the Fording Trust will have in international metallurgical coal markets and the wealth of experience available to manage these assets, makes the Fording Trust a benefit to Canada and an attractive investment for Teachers'. Investors will be able to participate in a trust that will have a sound capital structure with excellent corporate governance. We intend to fully support this new plan and will exchange our Fording shares for units."

     David  Thompson,  Deputy  Chairman  and Chief  Executive  Officer  of Teck
Cominco Limited said: "The agreement announced today creates a world class competitor in the metallurgical coal industry. Teck Cominco, as manager of the coal partnership, looks forward to creating substantial value through operating efficiencies and other synergies. This transaction furthers our diversification strategy, adding a substantial stake in a 25 million tonne coal producer to our existing base metal and other interests."

     Westshore Terminals Income Fund Chairman William Stinson added: "Westshore is pleased to make a significant investment in units of this exciting new trust and to have played a supporting role in bringing together Canada's three principal metallurgical coal companies, all of which have been key customers at the Westshore coal terminal for over a quarter century. The scale and efficiencies created by this agreement will benefit everyone involved."

     "We are embarking on the most significant transformation in the history of the Canadian coal industry," said Jim Gardiner, President and Chief Executive Officer of Fording Inc. "For the past several months, we have managed a process that has resulted in substantial value realized for our shareholders. However, on behalf of the management teams at each company, I want to assure all employees of our commitment to making this transition as smooth as possible. There will be changes, but we will all benefit from being part of a larger, stronger and more competitive organization."

     Fording Inc. is Canada's largest and most productive producer of export metallurgical coal. Its three mines in southern British Columbia produce high-quality metallurgical coal for the international steel industry. The Company's Prairie Operations supply thermal coal to electrical utilities. Fording is also the world's largest producer of the industrial mineral wollastonite. Further information can be found at www.fording.ca.

     Sherritt International Corporation is a widely held, diversified Canadian resource company that operates in Canada and internationally. Sherritt's 97.7 million restricted voting shares and $600 million 6% convertible debentures trade on the Toronto Stock Exchange under the symbols S and S.DB, respectively. Further information can be found at www.sherritt.com.

     Ontario Teachers' Pension Plan Board is one of Canada's largest financial institutions and a member of the Canadian Coalition for Good Governance with net assets as of June 30, 2002 of $68 billion. With a solid track record of investment in Canada and worldwide, Teachers' has achieved an 11.7 percent average rate of return since its investment program began in 1990. Teachers' invests to secure the retirement income of approximately 154,000 elementary and secondary school teachers and 88,500 retired teachers and their families. The pension plan is co-sponsored by the Ontario government and the plan members who are represented by the Ontario Teachers' Federation. Further information can be found at www.otppb.com.

     Teck Cominco Limited is a diversified mining company, headquartered in Vancouver, Canada, with assets totalling approximately $5 billion. Its shares are listed on The Toronto Stock Exchange under the symbols TEK.A and TEK.B. The company is a world leader in the production of zinc and its diversified operations produce significant quantities of copper, coal and gold. The company owns, or has interests in, eight operating mines and two refineries. Further information can be found at www.teckcominco.com.

     Westshore Terminals Income Fund, created in 1996, owns Westshore Terminals Ltd., which operates Canada's leading coal export facility and the largest dry bulk terminal on the west coast of the Americas. The Fund's units trade on The Toronto Stock Exchange under the symbol WTE.UN. Further information is available at www.westshore.com.

     Certain information included in this document may be considered forward-looking. Such forward-looking information involves numerous assumptions, inherent risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking information made by or on behalf of Fording, Sherritt International, Teck Cominco and Westshore Terminals. Risks, uncertainties and other factors are discussed in public filings of Fording, Sherritt International, Teck Cominco and Westshore Terminals with the Canadian securities regulatory authorities and, in the case of Fording, with the United States Securities and Exchange Commission.

NOTICE OF CONFERENCE CALL AND WEBCAST:

     Fording Inc. will host a conference call and webcast for investors to discuss the agreement.

         Date:                 Today, January 13, 2003

         Time:                 11:30 a.m. Eastern Time,
                               9:30 a.m. Mountain Time,
                               8:30 a.m. Pacific Time.

         Dial-in numbers:      416-640-1907 or 1-800-814-3911
                               (No Passcode Required)

     The call can also be heard through the companies' websites www.fording.ca, www.teckcominco.ca, and www.sherritt.com.

     Participants will include:

     FROM FORDING INC:
         Richard Haskayne, Chairman of the Board of Directors
         Jim Gardiner, President and Chief Executive Officer
         Allen Hagerman, Vice President and Chief Financial Officer

     FROM SHERRITT COAL PARTNERSHIP II:
         Ian W. Delaney, Chairman, Sherritt International Corporation Brian J. Gibson, Senior Vice-President of Global Active Equities, Ontario Teachers' Pension Plan Board

     FROM TECK COMINCO LIMITED:
         David Thompson, Deputy Chairman and Chief Executive Officer

     FROM WESTSHORE TERMINALS INCOME FUND:
         Michael Korenberg, Trustee

     A recording of the call will also be available until Midnight, Wednesday, January 15, 2003 by dialing 1-416-640-1917 or 1-877-289-8525 and entering access code 232992, followed by the pound key. %SEDAR: 00016654E

     For further information: Fording Inc. - Investors: Mark Gow, CA, Director, Investor Relations, Fording Inc., (403) 260 9834; Media: John Lute, Lute & Company, (403) 260 9876 or (416) 929 5883 ex 222; Sherritt Coal Partnership II
- Ernie Lalonde, (416) 934-7655; Teck Cominco Limited - Tom Merinsky, Director, Investor Relations, (604) 685-3007; Westshore Terminals Income Fund - Nick Desmarais, (604) 688-6764.

                                  SCHEDULE 4.1

                              REGULATORY APPROVALS


CANADIAN FILINGS

Canadian Securities Regulatory Authorities

Competition Act

Toronto Stock Exchange

INTERNATIONAL FILINGS

European Community: Merger Task Force of Directorate-General for Competition of the European Commission (if required, approvals in Belgium and Germany or other member states will not be required)

Belgium: Ministere des Affaires econonomiques, and Competition Council (if European Community approval not required)

Brazil:  Conselho Administrativo de Defesa Economica (CADE)

Germany:  Bundeskartellamt (if European Community approval not required)

Japan:  Fair Trade Commission

Mexico:  Comision Federal de Competencia

UNITED STATES FILINGS

United  States:   Federal  Trade  Commission  and  Antitrust  Division  of  the
Department of Justice (if required)

New York Stock Exchange

Any required competition filings determined to be triggered as a result of the parties sharing information in connection with the proposed transactions.